UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Norfolk Southern Corporation

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NOTICE OF THE

ANNUAL MEETING AND PROXY STATEMENT

2018

Thursday, May 10, 2018
8:30 a.m. (EDT)

NS NORFOLK SOUTHERN

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this proxy statement are forward-looking statements within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995, as amended, including but not limited to statements included in the section titled “Business Highlights.” In some cases, forward-looking statements may be identified by the use of words like “believe,” “expect,” “anticipate,” “estimate,” “plan,” “consider,” “project,” and similar references to the future. Forward-looking statements are made as of the date they were first issued and reflect the good-faith evaluation of Norfolk Southern Corporation’s (“Norfolk Southern” or the “Corporation”) management of information currently available. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Corporation’s control. These and other important factors, including those discussed under “Risk Factors” in the Corporation’s Form 10-K for the year ended December 31, 2017, as well as the Corporation’s other public filings with the Securities and Exchange Commission (“SEC”), may cause our actual results, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise, unless otherwise required by applicable securities law.

NORFOLK SOUTHERN CORPORATION
Three Commercial Place, Norfolk, Virginia 23510

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME
Thursday, May 10, 2018, 8:30 A.M., Eastern Daylight Time

LOCATION
Hilton Norfolk The Main
100 East Main Street
Norfolk, Virginia 23510

AGENDA
At the Annual Meeting, shareholders will vote on the following items:

1.	Election of 12 directors for a one-year term.
2.	Ratification of the appointment of KPMG LLP, independent registered public accounting firm, as our independent auditors for 2018.
3.	Approval of advisory resolution on executive compensation.
4.	Shareholder proposal regarding the right to act by written consent.

Such other business as properly may come before the meeting and any adjournments or postponements.

RECORD DATE
Only shareholders of record as of the close of business on March 1, 2018, will be entitled to notice of and to vote at the Annual Meeting.

VOTING
Each share of common stock is entitled to one vote on each of the items to be voted on at the Annual Meeting.

ADMISSION
Only shareholders or their legal proxies may attend the Annual Meeting. To be admitted, you must bring an admission ticket and a valid, government-issued photo identification. Please refer to page 82 for more information about attending the Annual Meeting.

By order of the Board of Directors,

DENISE W. HUTSON
Corporate Secretary

Dated: March 21, 2018

YOUR VOTE IS VERY IMPORTANT
If you do not expect to attend the Annual Meeting, we urge you to vote by telephone or Internet as described below, or, if you received your materials by mail, by completing, dating, and signing the proxy card/voting instruction form, and returning it in the accompanying envelope. You may revoke your proxy or instructions at any time before your shares are voted by following the procedures described in “Voting and Proxies” beginning on page 80.

PROXY VOTING METHODS
Even if you plan to attend the Annual Meeting in person, please vote right away by using one of the following advance voting methods (see “Voting and Proxies” beginning on page 80 for additional details). Make sure to have the proxy card/voting instruction form or Notice of Internet Availability in hand, and follow the instructions. You can vote in advance in one of three ways:

Visit the website listed on the proxy card/voting
instruction form or Notice of Internet Availability to vote
VIA THE INTERNET

Call the telephone number on the proxy card/voting
instruction form or Notice of Internet Availability to vote
BY TELEPHONE

Complete, sign, and date, and then return the
proxy card/voting instruction form in the
enclosed envelope to vote
BY MAIL

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 10, 2018

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. On March 21, 2018, we are sending an Important Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) to certain of our shareholders of record, and we are sending a paper copy of the proxy materials to employee plan participants and those shareholders of record who have requested a paper copy. Brokers and other nominees who hold shares on behalf of beneficial owners may be sending their own similar notice.

In accordance with SEC rules, you may access our Notice and Proxy Statement, our Annual Report, and our form of proxy at http://www.proxyvote.com, which does not have “cookies” that identify visitors to the site. The Notice of Internet Availability also includes instructions for shareholders to request, at no charge, a printed copy of these materials. In addition, our Notice and Proxy Statement and Annual Report are available on our website at www.norfolksouthern.com.

Notice of 2018 Annual Meeting of Shareholders | 2018 Annual Meeting and Proxy Statement

March 21, 2018

Fellow Shareholder,

On behalf of your Board of Directors, I invite you to join us at our 2018 Annual Meeting of Shareholders on Thursday, May 10, 2018, in Norfolk, Virginia. Details of the meeting’s location and time are provided in the Notice of Meeting. I encourage you to review the proxy materials and vote as soon as possible even if you are planning to join us at the Annual Meeting. You may vote by telephone or over the Internet, or, if you receive these materials by mail, by completing, signing, dating and returning the enclosed proxy card/voting instruction form. Your vote is important to us.

Over the past year, the Board has remained focused on overseeing the successful implementation of Norfolk Southern’s strategic plan. That plan - which we launched in early 2016 - focuses on four core principles: safety, service, productivity, and growth. The Board strongly supports Norfolk Southern’s senior management team and is confident that this team provides the right leadership to achieve our strategic plan goals and continue to drive shareholder value. I am pleased to report that the management team continues to achieve record results through the successful execution of the strategic plan.

In 2017, Norfolk Southern achieved an all-time record full-year operating ratio and double-digit earnings per share growth. Balancing our capital deployment remained a key focus. Your Board approved $703 million in total cash dividend payments and $1 billion in share repurchases, while continuing to ensure proper investment in our rail network.

The Board has maintained its commitment to effective corporate governance practices, including soliciting and taking action on input from you, our shareholders. Our shareholder engagements this past year provided us with valuable feedback on issues of importance to you, including board diversity, risk oversight, and executive compensation alignment. We also remained focused on executive succession planning, ensuring the Company has a pipeline of highly qualified executives that encourage innovation to ensure we continue to reduce costs, drive profitability, and accelerate growth.

Thank you for your continued confidence and investment in Norfolk Southern Corporation. I remain proud to serve as your Lead Independent Director and look forward to the continued achievement of our strategic plan goals that will drive long-term shareholder value.

Sincerely, Steven F. Leer Lead Director

YOUR VOTE IS IMPORTANT TO US

Notice of 2018 Annual Meeting of Shareholders | 2018 Annual Meeting and Proxy Statement

2018 Proxy Summary | 2018 Annual Meeting and Proxy Statement

2018 PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement before voting.

VOTING MATTERS

Item	Description	Board Recommendation	Page
1	Election of directors	FOR EACH NOMINEE	7
2	Ratification of the appointment of our independent auditors	FOR	27
3	Approval of advisory resolution on executive compensation	FOR	29
4	Shareholder proposal regarding right to act by written consent	AGAINST	72

DIRECTOR NOMINEES

●	11 of 12 director nominees are independent
●	Highly-qualified directors with diversity of skills, background and experience
●	Average director tenure is 6.5 years

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships
Thomas D. Bell, Jr.	68	2010	Chairman Mesa Capital Partners, LLC	✓	Compensation Executive Finance and Risk Management (Chair)
Wesley G. Bush	56	2012	Chairman and CEO Northrop Grumman Corp.	✓	Compensation Finance and Risk Management
Daniel A. Carp	69	2006	Former Chairman and CEO Eastman Kodak Company	✓	Compensation (Chair) Executive Governance and Nominating
Mitchell E. Daniels, Jr.	68	2016	President Purdue University	✓	Compensation Governance and Nominating
Marcela E. Donadio	63	2016	Former Partner and Americas Oil & Gas Sector Leader Ernst & Young LLP	✓	Audit Finance and Risk Management
Steven F. Leer (Lead Director)	65	1999	Former CEO and Chairman Arch Coal, Inc.	✓	Compensation Executive Governance and Nominating (Chair)
Michael D. Lockhart	68	2008	Former Chairman, President and CEO Armstrong World Industries, Inc.	✓	Audit Finance and Risk Management
Amy E. Miles	51	2014	Former Chair and CEO Regal Entertainment Group, Inc.	✓	Audit (Chair) Executive Governance and Nominating
Martin H. Nesbitt	55	2013	Co-Founder The Vistria Group	✓	Audit Finance and Risk Management
Jennifer F. Scanlon	51	2018	President and CEO USG Corporation	✓	Compensation Finance and Risk Management
James A. Squires	56	2014	Chairman, President and CEO Norfolk Southern Corp.		Executive (Chair)
John R. Thompson	66	2013	Former Senior Vice President and General Manager BestBuy.com LLC	✓	Audit Governance and Nominating
Norfolk Southern Corporation	Page 4	www.norfolksouthern.com

Business Highlights | 2018 Annual Meeting and Proxy Statement

BUSINESS HIGHLIGHTS

This summary provides highlights from our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission (“SEC”) on February 5, 2018 (the “2017 Form 10-K”), and from our Fourth-Quarter Earnings Presentation, filed with the SEC on Form 8-K on January 24, 2018, to assist you in reviewing Norfolk Southern’s 2017 performance. The information contained below is only a summary, and you should refer to the more comprehensive discussions contained in our 2017 Form 10-K, as supplemented by our Form 8-Ks filed during 2018, for additional information about these highlights.

DELIVERING ON OUR STRATEGIC PLAN

Our achievements in 2017 show that our strategic plan to reduce costs, drive profitability and accelerate growth is driving increased shareholder value. Our plan is built on disciplined cost control and asset utilization, while balancing revenue growth through volume growth and pricing.

STRATEGIC PLAN TO INCREASE SHAREHOLDER VALUE

Key Focus Areas	Key Financial Targets (as conveyed December 4, 2015)	Progress Through 2017
Optimize revenue – both pricing and volume	Disciplined pricing increases above rail inflation	Continued pricing gains over rail inflation

Improve productivity to deliver efficient and superior service	Operating Ratio < 65	8 consecutive quarters of year-over-year Operating Ratio improvement

Increase asset utilization	Double-digit compound annual EPS growth	Double-digit EPS growth in 2016 and 2017

Focus capital investment to support long-term value creation	CapEx ~19% of revenue through 2018 CapEx ~17% of revenue thereafter	Total CapEx since 2015 ~18% of revenues

Reward shareholders with significant return of capital	Dividend payout target of ~33% over the longer term and continuation of dividend growth and significant share repurchases	Achieved dividend payout of >33% in 2016 & 2017; Over $1.8 billion in share repurchases for 2016-2017

We are on track to achieve our 2020 goals and expect to achieve $650 million in annual productivity savings by the end of the five-year period.

We are focused on our core principles of safety, service, productivity and growth, and we believe we have the resources in place necessary to continue driving both growth and productivity. We remain steadfast in our commitment to meet customer expectations, support long-term growth, and increase shareholder value.

Our Board and management team are confident that this strategic plan will continue to drive long-term, sustainable value for all of our shareholders.

Norfolk Southern Corporation	Page 5	www.norfolksouthern.com

Business Highlights | 2018 Annual Meeting and Proxy Statement

2017 BUSINESS HIGHLIGHTS

Norfolk Southern achieved record results in 2017, including record earnings per share and operating ratio:

●	earnings per share of $18.61; and
●	full-year operating ratio of 66.0 percent.

These results include impact of the enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), which increased diluted earnings per share by $12.00 for the year and provided a 140 basis point improvement to the 2017 operating ratio.

Excluding the impact of the Tax Act, we achieved record results in 2017 for these same financial measures:

●	earnings per share of $6.61*, an 18 percent improvement over 2016; and
●	full-year operating ratio of 67.4* percent, a 150 basis point improvement over the prior year’s record.

These strong financial results were achieved through the successful execution of our strategic plan. Railway operating revenues increased 7 percent compared to 2016 while railway operating expenses increased 2 percent, resulting in a 12 percent increase in income from railway operations for 2017 as compared to 2016. We achieved pricing gains over rail inflation and double-digit earnings per share growth during the year.

We achieved $150 million in productivity savings in 2017. These productivity achievements included:

●	improved employee productivity, handling 5% more volume with 3% lower average headcount;
●	record locomotive productivity;
●	record fuel efficiency; and
●	record average train length.

We remained committed in 2017 to a balanced deployment of capital, investing over $1.7 billion in our business in capital expenditures and also returning over $1.7 billion to shareholders through dividends and share repurchases. We repurchased $1 billion of Norfolk Southern stock to retire 8.2 million shares, and we paid $703 million in dividends during the year. We recently announced an 18% increase in our quarterly dividend, and have delivered a 10% compound annual growth in dividends per share over the last 10 calendar years.

*	Reconciliation of this non-GAAP financial measure is provided on page 83 of this Proxy Statement under “Reconciliation of Non-GAAP Financial Measures.”

Total Shareholder Returns*

*

Assumes that the value of the investment in Norfolk Southern Corporation common stock and each index was $100 on Dec. 31, 2012, and that all dividends were reinvested. Data furnished by Bloomberg Financial Markets.

Norfolk Southern Corporation	Page 6	www.norfolksouthern.com

Corporate Governance and the Board | 2018 Annual Meeting and Proxy Statement

CORPORATE GOVERNANCE AND THE BOARD

ITEM	ELECTION OF DIRECTORS
1

The following individuals have been nominated for election as directors for a one-year term expiring at the 2019 Annual Meeting: Thomas D. Bell, Jr., Wesley G. Bush, Daniel A. Carp, Mitchell E. Daniels, Jr., Marcela E. Donadio, Steven F. Leer, Michael D. Lockhart, Amy E. Miles, Martin H. Nesbitt, Jennifer F. Scanlon, James A. Squires, and John R. Thompson. Erskine B. Bowles will retire from the Board of Directors effective the date of this Annual Meeting in accordance with the director retirement policy in Norfolk Southern’s Corporate Governance Guidelines.

If any nominee becomes unable to serve, your proxy will be voted for a substitute nominee to be designated by the Board of Directors, or the Board of Directors will reduce the size of the Board.

So that you have information concerning the independence of the process by which our Board of Directors selected the nominees, we confirm, as required by the SEC, that (1) there are no family relationships among any of the nominees or among any of the nominees and any officer, and (2) there is no arrangement or understanding between any nominee or director and any other person pursuant to which the nominee or director was selected. Additional information on the experience and expertise of the director nominees can be found on the following pages.

The Board of Directors unanimously recommends that shareholders vote FOR each of the nominees for election as directors.

NOMINEES

Director since: 2010 Committees: Compensation Executive Finance and Risk Management (Chair)	THOMAS D. BELL, JR.
Independent

Mr. Bell, 68, is the Chairman of Mesa Capital Partners, a real estate investment company. Mr. Bell previously served as Chairman and CEO of Cousins Properties, a publicly-traded real estate investment trust that invests in office buildings throughout the South, from 2002 to 2009. He is also a director of Southern Company Gas (formerly AGL Resources) and was a director of Regal Entertainment Group, Inc. until its acquisition in March 2018.

Areas of Expertise: CEO/Senior Officer; Environmental and Safety; Governance/Board; Governmental and Stakeholder Relations; Human Resources and Compensation; Marketing; Strategic Planning

Director since: 2012 Committees: Compensation Finance and Risk Management	WESLEY G. BUSH
Independent

Mr. Bush, 56, has been Chief Executive Officer of Northrop Grumman Corporation, a global aerospace and defense technology company, since 2010. He was elected to Northrop Grumman’s board in 2009 and named Chairman in 2011. Mr. Bush previously served as Northrop Grumman’s President from 2006 to 2017, and Chief Financial Officer from 2005 to 2006.

Areas of Expertise: CEO/Senior Officer; Environmental and Safety; Finance and Accounting; Governance/Board; Governmental and Stakeholder Relations; Human Resources and Compensation; Information Technology; Strategic Planning; Transportation

Norfolk Southern Corporation	Page 7	www.norfolksouthern.com

Corporate Governance and the Board | 2018 Annual Meeting and Proxy Statement

Director since: 2006 Committees: Compensation (Chair) Executive Governance and Nominating	DANIEL A. CARP
Independent

Mr. Carp, 69, served as Chairman of the Board and Chief Executive Officer of Eastman Kodak Company from 2000 until his retirement in 2005. Mr. Carp is a director of Delta Air Lines, Inc., having been non-executive Chairman of its board from 2007 until May 2016. Mr. Carp is also a director of Texas Instruments Incorporated.

Areas of Expertise: CEO/Senior Officer; Governance/Board; Human Resources and Compensation; Information Technology; Strategic Planning; Transportation

Director since: 2016 Committees: Compensation Governance and Nominating	MITCHELL E. DANIELS, JR.
Independent

Mr. Daniels, 68, has been President of Purdue University since 2013 and served as Governor of Indiana from 2005 to 2013. From 1990 to 2000, Mr. Daniels worked for Eli Lilly and Company, holding the executive positions of President of North American Pharmaceutical Operations and Senior Vice President of Corporate Strategy and Policy. Mr. Daniels is also a director of Cerner Corp.

Areas of Expertise: CEO/Senior Officer; Finance and Accounting; Governance/Board; Governmental and Stakeholder Relations; Strategic Planning

Director since: 2016 Committees: Audit Finance and Risk Management	MARCELA E. DONADIO
Independent

Ms. Donadio, 63, retired as a partner of Ernst & Young LLP, a multinational professional services firm, in 2014. From 2007 until her retirement, Ms. Donadio was Americas Oil & Gas Sector Leader, with responsibility for one of Ernst & Young’s significant industry groups helping set firm strategy for oil and gas industry clients in the United States and throughout the Americas. Ms. Donadio is also a director of Marathon Oil Corp. and National Oilwell Varco Inc.

Areas of Expertise: CEO/Senior Officer; Finance and Accounting; Governance/Board; Human Resources and Compensation; Strategic Planning

Director since: 1999 Committees: Compensation Executive Governance and Nominating (Chair)	STEVEN F. LEER
Independent

Mr. Leer, 65, served as the Chief Executive Officer of Arch Coal, Inc., a company engaged in coal mining and related businesses, from 1992 through 2012. He was Chairman of its board from 2006 through 2012 and its Executive Chairman from 2012 through 2014. He then served as Senior Advisor to the President and CEO of Arch Coal from 2014 through May 2015. Mr. Leer is also a director of Cenovus Energy Inc. and the non-executive Chairman of USG Corporation.

Areas of Expertise: CEO/Senior Officer; Environmental and Safety; Governance/Board; Governmental and Stakeholder Relations; Human Resources and Compensation; Marketing; Strategic Planning; Transportation

Norfolk Southern Corporation	Page 8	www.norfolksouthern.com

Corporate Governance and the Board | 2018 Annual Meeting and Proxy Statement

Director since: 2008 Committees: Audit Finance and Risk Management

MICHAEL D. LOCKHART
Independent

Mr. Lockhart, 68, served as Chairman of the Board, President and Chief Executive Officer of Armstrong World Industries, Inc., and its predecessor, Armstrong Holdings, Inc., a leading global producer of flooring products and ceiling systems, from 2000 until his retirement in February 2010. Mr. Lockhart previously served as Chairman and Chief Executive Officer of General Signal Corporation, a diversified manufacturer, from September 1995 until it was acquired in 1998.

Areas of Expertise: CEO/Senior Officer; Environmental and Safety; Finance and Accounting; Governance/Board; Marketing; Strategic Planning; Transportation

Director since: 2014 Committees: Audit (Chair) Executive Governance and Nominating

AMY E. MILES
Independent

Ms. Miles, 51, served as Chief Executive Officer of Regal Entertainment Group, Inc., a leading motion picture exhibitor, from June 2009 until its acquisition in March 2018. During that time, she served as a director of Regal and was named Chair of its board in March 2015. Ms. Miles previously served as Regal Entertainment’s Executive Vice President, Chief Financial Officer and Treasurer from March 2002 through June 2009.

Areas of Expertise: CEO/Senior Officer; Finance and Accounting; Governance/Board; Information Technology; Marketing; Strategic Planning

Director since: 2013 Committees: Audit Finance and Risk Management

MARTIN H. NESBITT
Independent

Mr. Nesbitt, 55, is the Co-Founder of The Vistria Group, a private equity firm. Mr. Nesbitt previously served as President and Chief Executive Officer of PRG Parking Management, LLC, an off-airport parking management company, and Managing Director of Green Courte Partners, LLC, a real estate investment firm, until 2012. Mr. Nesbitt is also a director of Jones Lang LaSalle Inc. and American Airlines Group Inc.

Areas of Expertise: CEO/Senior Officer; Finance and Accounting; Governance/Board; Governmental and Stakeholder Relations; Marketing; Strategic Planning

Norfolk Southern Corporation	Page 9	www.norfolksouthern.com

Corporate Governance and the Board | 2018 Annual Meeting and Proxy Statement

Director since: 2018 Committees: Compensation Finance and Risk Management

JENNIFER F. SCANLON
Independent

Ms. Scanlon, 51, has been President and Chief Executive Officer of USG Corporation, an industry-leading manufacturer of building products and innovative solutions, since November 2016. Previously, she was President of the company’s international business, President of its L&W Supply Corporation, and Chief Information Officer and Chairman of the board for USG Boral Building Products. Ms. Scanlon is also a director of USG.

Areas of Expertise: CEO/Senior Officer; Environmental and Safety; Governance/Board; Information Technology; Marketing; Strategic Planning; Transportation

Director since: 2014 Committees: Executive (Chair)

JAMES A. SQUIRES

Mr. Squires, 56, has been President of Norfolk Southern since 2013 and Chief Executive Officer since June 2015. Mr. Squires was named Chairman of the Board of Norfolk Southern in October 2015. Mr. Squires previously served as Norfolk Southern’s Executive Vice President-Administration, Executive Vice President-Finance and Chief Financial Officer, Senior Vice President Finance, Senior Vice President Law, and Vice President Law.

Areas of Expertise: CEO/Senior Officer; Finance and Accounting; Governance/Board; Governmental and Stakeholder Relations; Human Resources and Compensation; Marketing; Strategic Planning; Transportation

Director since: 2013 Committees: Audit Governance and Nominating

JOHN R. THOMPSON
Independent

Mr. Thompson, 66, served as a government relations consultant for Best Buy Co., Inc., a multinational consumer electronics corporation, from October 2012 to April 2016, and as Senior Vice President and General Manager of BestBuy.com LLC, a subsidiary of Best Buy Co., Inc., from 2002 through 2012. Mr. Thompson was formerly a director of Belk, Inc. and Wendy’s International, Inc.

Areas of Expertise: CEO/Senior Officer; Finance and Accounting; Governance/Board; Governmental and Stakeholder Relations; Information Technology; Marketing; Strategic Planning

Norfolk Southern Corporation	Page 10	www.norfolksouthern.com

Corporate Governance and the Board | 2018 Annual Meeting and Proxy Statement

QUALIFICATIONS OF DIRECTORS AND NOMINEES

Our directors have diverse backgrounds and provide critical experience and expertise to Norfolk Southern. The Governance and Nominating Committee carefully considers the experience and qualifications of each director standing for re-election and potential nominee for election, to ensure that the Board can effectively carry out its oversight role on behalf of our shareholders.

The Governance and Nominating Committee has identified ten areas of expertise that are of particular importance to Norfolk Southern given the nature of our business and our expectations for the future of our company. The categories identified by the Governance and Nominating Committee are as follows:

CEO/Senior Officer	Experience working as a CEO or senior executive of a major public, private or non-profit entity.
Environmental and Safety	A thorough understanding of safety and environmental issues and transportation industry regulations.
Finance and Accounting	Senior executive level experience in financial accounting and reporting, auditing, corporate finance and/or internal controls.
Governance/Board	Prior or current experience as a board member of a major public, private or non-profit entity.
Governmental and Stakeholder Relations	Experience in or a strong understanding of the workings of government and public policy on a local, state, and national level and stakeholder strategy and engagement.
Human Resources and Compensation

Senior executive level experience or membership on a board compensation committee with an extensive understanding of compensation programs, particularly compensation programs for executive level employees and incentive based compensation programs.

Information Technology	Senior executive level or board experience with information technology issues for a major public, private or non-profit entity.
Marketing	Senior executive level experience in marketing combined with a strong working knowledge of Norfolk Southern’s markets, customers and strategy.
Strategic Planning	Senior executive level experience in strategic planning for a major public, private or non-profit entity.
Transportation

Extensive knowledge and experience in the transportation industry, either as a senior executive of a transportation or logistics company or as a senior executive of a customer of a transportation company.

Norfolk Southern Corporation	Page 11	www.norfolksouthern.com

Corporate Governance and the Board | 2018 Annual Meeting and Proxy Statement

The table and chart below summarize the areas of expertise that our Governance and Nominating Committee has identified as being represented on our Board, both from an individual and collective standpoint. In addition to these areas of expertise, the Governance and Nominating Committee also considers ethical integrity, board dynamics, reputation of potential nominees, recommendations of director search firms, and diversity of the Board.

Norfolk Southern defines diversity as the collective mixture of similarities and differences that impact our workforce, workplace, and marketplace. Our Governance and Nominating Committee views diversity broadly, seeking to nominate individuals from varied backgrounds, perspectives, and experiences. The Governance and Nominating Committee does not have a specific written policy on the diversity of the Board of Directors at this time. However, more information on Norfolk Southern’s diversity principles and philosophy can be found on our website on the “Work at NS” page under “Learn more about NS.”

	Bell	Bush	Carp	Daniels	Donadio	Leer	Lockhart	Miles	Nesbitt	Scanlon	Squires	Thompson
CEO/Senior Officer	●	●	●	●	●	●	●	●	●	●	●	●
Environmental and Safety	●	●				●	●			●
Finance and Accounting		●		●	●		●	●	●		●	●
Governance/Board	●	●	●	●	●	●	●	●	●	●	●	●
Governmental and Stakeholder Relations	●	●		●		●			●		●	●
Human Resources and Compensation	●	●	●		●	●					●
Information Technology		●	●					●		●		●
Marketing	●					●	●	●	●	●	●	●
Strategic Planning	●	●	●	●	●	●	●	●	●	●	●	●
Transportation		●	●			●	●			●	●

More information on director qualifications and nomination is contained in Norfolk Southern’s Corporate Governance Guidelines, posted on the “Invest in NS” page under “Governance Documents” on our website.

Norfolk Southern Corporation	Page 12	www.norfolksouthern.com

Corporate Governance and the Board | 2018 Annual Meeting and Proxy Statement

DIRECTOR INDEPENDENCE

The Board of Directors has considered whether the members of our Board of Directors are independent. A director is considered “independent” if the Board determines that the director has no material relationship with Norfolk Southern (directly or as a partner, shareholder or officer of an organization that has a relationship with Norfolk Southern). The Board makes these determinations after full deliberation, considering all relevant facts and circumstances. To aid in its evaluation of director independence, the Board has adopted categorical independence standards. Under the standards, an individual director is “independent,” unless the Board determines otherwise, if none of the following relationships exists between Norfolk Southern and the director:

●

the director is, or has been within the last three years, an employee, or an immediate family member of the director is, or has been within the last three years, an Executive Officer, of Norfolk Southern or any of our consolidated subsidiaries;

●

the director or an immediate family member of the director has received during any twelve-month period within the last three years more than $120,000 in direct compensation from Norfolk Southern or any of our consolidated subsidiaries, other than director and committee fees and deferred compensation for prior service (provided such deferred compensation is not contingent in any way on continued service);

●

(a) the director is a current partner or employee of a present or former internal or external auditor of Norfolk Southern or any of our consolidated subsidiaries, (b) the director has an immediate family member who is a current partner of such a firm, (c) the director has an immediate family member who is a current employee of such a firm and personally works on Norfolk Southern’s audit, or (d) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on Norfolk Southern’s audit within that time;

●

the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where one of our Executive Officers serves as a director and sits on that company’s compensation committee;

●

the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of a company that makes payments to, or receives payments from, Norfolk Southern or any of our consolidated subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; and

●

the director is an executive officer or compensated employee, or an immediate family member of the director is an executive officer, of a charitable organization that receives donations from Norfolk Southern, any of our consolidated subsidiaries or the Norfolk Southern Foundation in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such charitable organization’s donations.

For purposes of these categorical standards, “immediate family member” has the definition used in the New York Stock Exchange’s Listing Standards. These categorical independence standards are available on our website at www.norfolksouthern.com on the “Invest in NS” page under “Governance Documents.”

The Board has determined that all the director nominees other than Mr. Squires satisfy the above categorical standards and qualify as independent directors of Norfolk Southern. Mr. Squires serves as our Chairman, President and Chief Executive Officer and, therefore, is not an independent director. In making these independence determinations, our Board of Directors considered the following transactions:

●

The Norfolk Southern Foundation made charitable grants to Purdue University during the past three years, pursuant to Norfolk Southern’s College Partnership program. From time-to-time, the Norfolk Southern Foundation may make charitable contributions to Purdue University pursuant to the Foundation’s employee-directed matching gift program. Mr. Daniels has been President of Purdue University since January 2013.

●

Norfolk Southern provided transportation services to and received lease payments from USG Corporation during the past three years and paid USG Corporation freight damage claims during the past two years. Ms. Scanlon has served as President and Chief Executive Officer of USG Corporation since November 2016.

These transactions did not exceed our categorical independence standards and were not sufficiently material as to require disclosure as a Related Persons Transaction under Item 404(a) of Regulation S-K. In addition, the Board considered these relationships in its nomination of Mr. Daniels and Ms. Scanlon and determined that their independence as directors of Norfolk Southern is not impaired.

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Corporate Governance and the Board | 2018 Annual Meeting and Proxy Statement

GOVERNANCE FRAMEWORK AND PRACTICES
The Board of Directors has adopted Corporate Governance Guidelines that, among other matters, describe procedures for shareholders and other interested parties to communicate with the non-employee members of the Board (the “outside” directors). Communications will be forwarded to the Lead Independent Director after review by the Corporate Secretary, as appropriate. Communications that are unrelated to the duties and responsibilities of the Board may not be forwarded. These include matters involving individual grievances or that are otherwise not of general concern to all shareholders, and items that are business solicitations or advertisements, resumes or other job-related inquiries, spam, and hostile, threatening or similarly unsuitable communications, each of which will be handled by management, as appropriate. However, all shareholder and interested parties communications are made available to the Board of Directors upon the Board’s request. The Corporate Governance Guidelines are available on our website at www.norfolksouthern.com on the “Invest in NS” page under “Governance Documents.”

BOARD LEADERSHIP STRUCTURE
Mr. Squires has served as Chief Executive Officer since June 1, 2015 and as Chairman since October 1, 2015. While the Board believes that combining the CEO and Chairman positions provides a leadership structure that is in the best interests of Norfolk Southern and our shareholders, the Board of Directors recognizes the importance of strong independent board leadership and has provided for such leadership by designating a Lead Independent Director, as discussed in detail below under “Lead Independent Director.”

Combining the CEO and Chairman positions provides for consistency of leadership of the Board and management and maintains clear lines of authority. Given that Mr. Squires’ knowledge of the Corporation is more extensive than that of any other director, he is particularly well equipped to lead the Board and set the Board’s agenda in collaboration with our Lead Independent Director. Further, Mr. Squires’ experience gives him a depth of knowledge about the broader industry that the Board believes is a highly valuable feature for the Chairman.

LEAD INDEPENDENT DIRECTOR
In order to provide strong independent Board leadership, the Board’s leadership structure is enhanced by the role of our Lead Independent Director, who:

●	is selected from the independent directors of the Board by the independent directors;
●	presides at all meetings of the Board at which the Chairman is not present, including all meetings of the outside directors;
●	calls additional meetings of the outside directors as necessary;
●	serves as a liaison between the Chairman and CEO and the independent directors, conferring with the Chairman and CEO on a number of topics, including the effectiveness of Board meetings;
●	develops and approves, together with the Chairman and CEO, Board and committee meeting agendas, meeting schedules, and other materials to be distributed to the Board in order to ensure sufficient time for informed discussions of complex issues;
●	monitors the flow of information from the committee chairs to the directors, reviews shareholder communications, meets with significant shareholders as appropriate, and interviews potential director candidates; and
●	presides over our annual board self-evaluation process.

Mr. Leer was selected by the independent directors to be our Lead Independent Director in 2013. Mr. Leer is an experienced director with extensive knowledge of Norfolk Southern’s business, drawing from his perspectives both as a board member and as a former customer. While Mr. Leer has extensive experience as a public company CEO and chairman, because he is not currently a standing executive he is able to devote extensive time and focus to his role as Lead Independent Director. Mr. Leer has served as a director of Norfolk Southern through two leadership transitions and has been instrumental in providing continuity in the leadership of the Board, and in facilitating communication amongst board members.

More information on the position of Lead Independent Director is contained in Norfolk Southern’s Corporate Governance Guidelines, posted on the “Invest in NS” page under “Governance Documents” on our website.

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Corporate Governance and the Board | 2018 Annual Meeting and Proxy Statement

BOARD SELF-EVALUATION PROCESS
Our Lead Independent Director presides over our annual board self-evaluation process. For the 2017 evaluation, the Board retained a third-party firm to facilitate the evaluation, with evaluation results sent directly to the directors without input or interpretation by management. The evaluation included an assessment of the effectiveness of the Board and its committees, director performance, board dynamics, the effectiveness of our Lead Independent Director and committee chairs, and the level of independence between the Lead Independent Director and our Chairman and CEO. The individual assessments were organized and summarized for discussion by our Lead Independent Director with the Board. In addition, our Lead Independent Director supplemented the evaluation process with one-on-one reviews with individual directors following the evaluation as he deemed appropriate. The Board believes utilizing a third-party firm and reviewing and updating the questionnaire each year as appropriate ensures the evaluation process remains robust and that the process is free from any conflicts of interest and is truly an independent review.

BOARD REFRESHMENT AND SUCCESSION PLANNING POLICY
Our Governance and Nominating Committee adopted a policy under our Corporate Governance Guidelines requiring that it discuss succession planning for directors, including the committee chair and lead director positions, at least annually. The Committee considers any upcoming retirements under its retirement policy for directors, desired skills and expertise for the Board, and tenure of current directors. In evaluating tenure, the Committee reviews average tenure and distribution of individual tenures for the Board (that is, the number of directors having less than five years of service, five to ten years of service and over ten years of service), with the goal of maintaining an appropriate balance of new perspectives and longer-term expertise.

RETIREMENT POLICY
Under our Corporate Governance Guidelines, a director must retire effective as of the date of the annual meeting that falls on or next follows the date of that director’s 72nd birthday.

DIRECTOR ELECTIONS MAJORITY VOTING POLICY AND RESIGNATION REQUIREMENT
Norfolk Southern’s Bylaws require that in an uncontested election of directors, a director will be elected by a majority of votes cast. Any incumbent director who is not re-elected will promptly tender his or her resignation to the Board of Directors for consideration by our Governance and Nominating Committee. The Governance and Nominating Committee will promptly consider the resignation and recommend to the Board of Directors whether to accept or reject the tendered resignation. The Board of Directors will act on the Committee’s recommendation within 90 days following certification of the election results. Any director who tenders his or her resignation pursuant to this provision will not participate in the Governance and Nominating Committee’s recommendation or Board of Directors’ consideration regarding whether or not to accept the tendered resignation. If the resignation is accepted, the Governance and Nominating Committee will recommend to the Board whether to fill the vacancy or reduce the size of the Board. We will publicly disclose the Board of Directors’ decision within four business days, including a full explanation of the process by which the decision was reached and, if applicable, the reasons why the Board rejected the director’s resignation.

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Corporate Governance and the Board | 2018 Annual Meeting and Proxy Statement

PROXY ACCESS
Our Board of Directors adopted a proxy access bylaw amendment in 2016 that permits a group of shareholders holding 3% of our outstanding shares for at least 3 years, and who otherwise comply with the Corporation’s Bylaws, to nominate up to 20% of the Board of Directors (with a minimum of 2 nominees), with up to 20 shareholders permitted to aggregate their holdings to reach the 3% threshold. Our Bylaws are posted on our website on the “Invest in NS” page under “Governance Documents.”

SPECIAL MEETINGS
A special meeting will be called by the Corporate Secretary of the Corporation upon written request by one or more shareholders who in the aggregate represent at least 20% of the Corporation’s voting shares and who otherwise comply with the Corporation’s Bylaws, which are posted on our website on the “Invest in NS” page under “Governance Documents.”

SHAREHOLDER ENGAGEMENT
Norfolk Southern regularly engages with its shareholders on our strategic plan, governance, executive compensation, sustainability, and other matters of interest to shareholders. During 2017, we continued our shareholder outreach program and met with many of our largest institutional investors. Our outreach program included one-on-one meetings with members of our governance team, as well as our Corporate Secretary and Director of Investor Relations. Feedback we received from shareholders was presented to our Board of Directors and to our Governance and Nominating Committee or Compensation Committee, as appropriate, for that committee’s consideration. Our Governance and Nominating Committee, headed by our Lead Independent Director, discussed both the process for conducting this outreach program and the results of these shareholder meetings with our Board of Directors. In response to these engagements, we have included additional disclosure on our Corporate Sustainability and Responsibility in this Proxy Statement.

CORPORATE SUSTAINABILITY AND RESPONSIBILITY
Moving freight by rail is more fuel- and carbon-efficient than moving freight by truck: on average four times more efficient. In addition, Norfolk Southern strives to continuously reduce our fuel consumption and lower our carbon emissions. Recently, we updated our goals: to reduce locomotive fuel consumption by $80 million by 2020 through greater efficiency; and to reduce carbon emission intensity by 10% (both versus 2015 levels). In support of these goals, we continue to implement technology-driven initiatives that benefit both the environment and our bottom line.

Our Board of Directors has appointed a corporate sustainability officer, who leads the company’s efforts to embed sustainable practices into corporate strategy. We have entwined sustainability into daily operations in ways that advance our business goals and honor our environmental and social commitments as a responsible corporate citizen. We strive to satisfy these commitments while driving business forward, to ensure success for all stakeholders: investors, customers, employees, communities, and industry partners.

Our Sustainability Report is published annually and informed by the Global Reporting Initiative’s G4 Core Level guidelines. The report is available on our website on the “Get to Know NS” page under “Environment.” (Please note that information contained on our website is not incorporated by reference in this Proxy Statement or considered to be part of this document.)

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Corporate Governance and the Board | 2018 Annual Meeting and Proxy Statement

Highlights from our 2016-2017 sustainability cycle include:

Integrating Sustainable Business Practices into Daily Operations	Safety is a Core Value and Pillar of our Strategy
●Achieved record locomotive fuel efficiency, improving fuel economy by nearly 1.6%
●Adopted a carbon-mitigation strategy, Trees and Trains, that turns our carbon footprint into a corporate opportunity
●Reducing fuel consumption:
●Our locomotive fuel-management systems reduce locomotive fuel consumption;
●Our Horsepower Per Ton operating tool advises engineers how many locomotives to use for each segment of a trip
●Upgrading locomotives to more fuel-efficient and lower emission models at an accelerated rate over the next five years
●Reducing engine idling through training and use of plug-in “Sleeper” engine heating system at rail yards to reduce locomotive idling in cold weather

●Training operations employees on how to identify and reduce workplace risks through “Pause, Process, and Proceed” — assess risks, choose a safe course and proceed in the safest possible way
●“I am Coming Home” and “Tell Me” campaigns make safety personal and support our behavior-based safety program
●Trained 3,241 local emergency responders across 14 states in safe response to potential rail incidents

Generating Economic Benefits for Businesses and Communities	Increasing the Diversity of Our Workforce and Improving our Communities
●Financed an employee payroll of more than $2 billion and disbursed a combined $5.4 billion in taxes, purchases, and other payments through 22 states and the District of Columbia
●Realized new business from 75 industries NS assisted in locating or expanding along its lines - representing a customer investment of over $1 billion
●Invested $1.72 billion, or 16 cents of every $1 in operating revenue, in capital projects, generating economic benefits across the NS supply chain

●83% of employees represented by 13 trade unions
●Stepping up recruitment of women for operations jobs to increase talent pool and the diversity of experience in the workplace
●New hires included 19% women and 32% minorities
●Thoroughbred Volunteers contributed more than 1,600 hours of service to our communities

SUSTAINABILITY AND CLIMATE CHANGE RISK MANAGEMENT

Norfolk Southern, through its Enterprise Risk Management Program and disclosure procedures, reviews and monitors sustainability and climate change risks relating to volatility in energy prices, business interruptions from severe weather, and legislative and regulatory efforts to limit greenhouse gas emissions. Our Board receives updates on these risks, and our management works with employees to identify, assess, and mitigate these risks and any potential emerging risks associated with sustainability and climate change. For more information on these risks, please see our annual and quarterly reports filed with the SEC.

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Corporate Governance and the Board | 2018 Annual Meeting and Proxy Statement

RISK OVERSIGHT
Norfolk Southern considers and manages opportunities, threats, and uncertainties that may impact the Corporation’s business objectives by employing a robust Enterprise Risk Management (“ERM”) program. The ERM program supports the Corporation’s achievement of business objectives by enabling a collaborative risk management environment to proactively identify, assess, monitor, and mitigate business risk.

While the Board of Directors is ultimately responsible for oversight of the ERM program, the Finance and Risk Management Committee has been delegated oversight of the ERM program. The Finance and Risk Management Committee:

●	recommends ERM program procedures and processes to the Board;
●	oversees the ERM program and requests reports from management on its monitoring and mitigation of risks;
●	discusses with management the relationship between Norfolk Southern’s risk appetite and business strategies; and
●	collaborates with the Audit Committee to assist it in its review of major financial risk exposures and its oversight of the guidelines and policies used to govern the ERM program.

Other Board committees also play a role in risk oversight:

●	The Audit Committee is responsible for oversight of ERM program guidelines and policies, and considers Norfolk Southern’s major financial risk exposures, as well as risks associated with financial reporting and fraud.
●	The Compensation Committee considers major compensation-related risks when reviewing our compensation strategy, plans and programs.

Management implements the ERM program through its Enterprise Risk Council. The Council is comprised of executive leadership and the chief risk officer, who coordinate with business leaders across Norfolk Southern to assess and mitigate enterprise risks. Management provides regular presentations and updates on risk management efforts to the Finance and Risk Management Committee. In addition, the Board or the Finance and Risk Management Committee may conduct additional risk assessments at any time, and the Board - and each of its committees - is empowered to engage outside advisors to assist in performing its risk oversight duties.

RELATED PERSONS TRANSACTIONS
During 2017, Norfolk Southern did not have any related persons transactions.

We may occasionally participate in transactions with certain “related persons.” Related persons include our Executive Officers, directors, beneficial owners of 5% or more of our common stock, immediate family members of these persons, and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related persons transactions.” We have adopted a written policy to prohibit related persons transactions unless they are determined to be in Norfolk Southern’s best interests. Under this policy, the Audit Committee of our Board is responsible for the review and approval of each related persons transaction exceeding $120,000. In instances where it is not practicable or desirable to wait until the next meeting of the Audit Committee for review of a related persons transaction, the Chair of the Audit Committee has been delegated authority to act between Audit Committee meetings. The Audit Committee, or its Chair, considers all relevant factors when determining whether to approve a related persons transaction, including whether the proposed transaction is on terms and made under circumstances that are at least as favorable to Norfolk Southern as would be available in comparable transactions with or involving unaffiliated third parties. Among other relevant factors, they consider:

●	the size of the transaction and the amount of consideration payable to the related person(s);
●	the nature of the interest of the applicable director, director nominee, Executive Officer, or 5% shareholder, in the transaction; and
●	whether we have developed an appropriate plan to monitor or otherwise manage the potential conflict of interest.
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Corporate Governance and the Board | 2018 Annual Meeting and Proxy Statement

The Chair must report any action taken pursuant to this delegated authority to the Audit Committee at its next meeting. In addition, at the Audit Committee’s first meeting of each fiscal year, it reviews all previously approved related persons transactions that remain ongoing and have a remaining term or remaining amounts payable to or receivable from us of more than $120,000. Based on all relevant facts and circumstances, taking into consideration our contractual obligations, the Audit Committee determines whether it is in our and our shareholders’ best interest to continue, modify or terminate the related persons transaction.

THE THOROUGHBRED CODE OF ETHICS
The Board has approved and adopted The Thoroughbred Code of Ethics, which applies to all directors, officers and employees of Norfolk Southern, and a Code of Ethical Conduct for Senior Financial Officers that applies to specified financial officers. These documents and our Corporate Governance Guidelines are available on our website at www.norfolksouthern.com on the “Invest in NS” page under “Governance Documents.” Any shareholder may request printed copies of our Corporate Governance Guidelines, The Thoroughbred Code of Ethics, or Code of Ethical Conduct for Senior Financial Officers by contacting: Denise W. Hutson, Corporate Secretary, Norfolk Southern Corporation, Three Commercial Place, 13th Floor, Norfolk, Virginia 23510-9219 (telephone 757-823-5567).

BOARD COMPOSITION AND ATTENDANCE
On January 22, 2018, the Board of Directors amended our Bylaws to increase the size of the Board from twelve to thirteen directors upon the election of Ms. Scanlon to the Board. Ms. Scanlon was recommended by a third-party search firm. The Board met six times in 2017. Each director attended not less than 75% of the aggregate number of meetings of the Board and meetings of all committees on which such director served.

The Corporate Governance Guidelines also describe the Board’s policy with respect to director attendance at the Annual Meeting of Shareholders, which provides that, to the extent possible, each director is expected to attend the Annual Meeting. We work hard to coordinate schedules so that all of our directors can attend, but occasionally events arise that we are unable to schedule around. All but one director attended our 2017 Annual Meeting of Shareholders, and this was due to an unavoidable conflict.

COMMITTEES OF THE BOARD
Our Board committees and their responsibilities are described below. Each committee operates under a charter approved by the Board of Directors that requires the committee to evaluate its performance at least annually. The committee’s evaluation includes effectiveness, size and composition, the quality of information and presentations given to the committee by management, the suitability of the committee’s duties and other issues that the committee deems appropriate. Copies of the committee charters are available on our website on the “Invest in NS” page under “Governance Documents.” Any shareholder may request a printed copy of one or more of the committee charters by contacting: Denise W. Hutson, Corporate Secretary, Norfolk Southern Corporation, Three Commercial Place, 13th Floor, Norfolk, Virginia 23510-9219 (telephone 757-823-5567).

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Corporate Governance and the Board | 2018 Annual Meeting and Proxy Statement

AUDIT COMMITTEE

Current members:	Amy E. Miles (Chair)
Marcela E. Donadio
Michael D. Lockhart
Martin H. Nesbitt
John R. Thompson

Meetings in 2017: Nine

All members of the Audit Committee are independent (see information under “Director Independence” on page 13), satisfy all additional requirements for service on an Audit Committee, as defined by the applicable New York Stock Exchange Listing Standards and SEC rules, and qualify as “audit committee financial experts,” as that term is defined by SEC rules. No member of the Committee serves on more than three public company audit committees.

During 2017 the Audit Committee:

●	assisted board oversight of the accuracy and integrity of our financial statements, financial reporting process and internal control systems;
●	engaged an independent registered public accounting firm (subject to shareholder ratification) based on an assessment of their qualifications and independence, and pre-approved all services associated with their engagement;
●	evaluated the efforts and effectiveness of our independent registered public accounting firm and Audit and Compliance Department, including their independence and professionalism;
●	facilitated communication among the Board, the independent registered public accounting firm, our financial and senior management and our Audit and Compliance Department;
●	assisted board oversight of our compliance with applicable legal and regulatory requirements;
●	reviewed procedures established for the receipt, retention, and treatment of complaints received, including confidential, anonymous submissions by employees, or others, of concerns regarding questionable accounting or auditing matters, and significant cases of alleged employee conflict of interest, ethical violations, misconduct, or fraud, the volume and nature of calls to the “Ethics and Compliance Hotline” and other matters similar in nature;
●	discussed the Corporation’s guidelines and policies with respect to risk assessment and risk management, including the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures; and
●	prepared the “Audit Committee Report” that SEC rules require be included in our annual proxy statement.
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Corporate Governance and the Board | 2018 Annual Meeting and Proxy Statement

COMPENSATION COMMITTEE

Current members:	Daniel A. Carp (Chair)
Thomas D. Bell, Jr.
Erskine B. Bowles
Wesley G. Bush
Mitchell E. Daniels, Jr.
Steven F. Leer
Jennifer F. Scanlon

Meetings in 2017: Four

All members of the Compensation Committee are independent (see information under “Director Independence” on page 13) and satisfy all additional requirements for service on a Compensation Committee, as defined by the applicable New York Stock Exchange Listing Standards and the SEC rules.

During 2017 the Compensation Committee:

●	considered and made recommendations to the Board concerning the compensation levels, plans and programs for the directors, chief executive officer and executive officers;
●	reviewed and approved corporate goals and objectives relevant to the chief executive officer’s compensation and considered and recommended to the independent members of the Board the compensation of the chief executive officer based on an evaluation of his performance relative to those corporate goals and objectives;
●	considered the results of the shareholder advisory vote on executive compensation in connection with its review of Norfolk Southern’s executive compensation strategy, plans and programs;
●	provided oversight of each management annual incentive plan, deferred compensation plan, long-term incentive plan and other executive compensation plan that the Board has adopted and granted, recommended or approved awards under the plans;
●	provided oversight of the design of our employee retirement plans;
●	made any other compensation decisions for which it is desirable to achieve the protections afforded by Section 162(m) of the Internal Revenue Code, Rule 16b-3, or by other laws or regulations that may be or become relevant in this area and in which only disinterested directors may participate; and
●	oversaw disclosures included in the Compensation Discussion and Analysis (“CD&A”) and produced a Compensation Committee Report indicating that it has reviewed and discussed the CD&A with management and approved its inclusion in the annual proxy statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Compensation Committee during 2017 were Daniel A. Carp, Chair, Thomas D. Bell, Jr., Erskine B. Bowles, Wesley G. Bush, Mitchell E. Daniels, Jr., and Steven F. Leer. None of these members have ever been employed by Norfolk Southern, and no members had any relationship with us during 2017 requiring disclosure as a transaction with a related person, promoter, or control person under Item 404 of Regulation S-K or under the Compensation Committee Interlocks disclosure requirements of Item 407(e)(4) of Regulation S-K.

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Corporate Governance and the Board | 2018 Annual Meeting and Proxy Statement

EXECUTIVE COMMITTEE

Current members:	James A. Squires (Chair)
Thomas D. Bell, Jr.
Daniel A. Carp
Steven F. Leer
Amy E. Miles

Meetings in 2017: Two

When the Board is not in session, and except as otherwise provided by law, the Executive Committee has and may exercise all the authority of the Board, including the authority to declare a quarterly dividend on our common stock at the rate of the quarterly dividend most recently declared by the Board. All actions taken by the Executive Committee are reported to the Board at its next meeting and are subject to revision or alteration by the Board.

FINANCE AND RISK MANAGEMENT COMMITTEE

Current members:	Thomas D. Bell, Jr. (Chair)
Erskine B. Bowles
Wesley G. Bush
Marcela E. Donadio
Michael D. Lockhart
Martin H. Nesbitt
Jennifer F. Scanlon

Meetings in 2017: Five

All members of the Finance and Risk Management Committee are independent (see information under “Director Independence” on page 13).

During 2017 the Finance and Risk Management Committee:

●	oversaw implementation of policies concerning our capital structure, including evaluating the appropriate structure of our long-term debt, mix of long-term debt and equity, and strategies to manage our interest burden, and recommended to the Board the declaration of dividends, share repurchases and the issuance of debt and equity securities;
●	reviewed and evaluated tax and treasury matters and financial returns of our transactions, including management of cash flows, tax planning activities and evaluating financial returns of proposed mergers, acquisitions and divestitures; and
●	provided oversight of our Enterprise Risk Management program, including recommending Enterprise Risk Management procedures and processes to the Board, requesting reports from management on its monitoring and mitigation of risks, and discussing with management the relationship between Norfolk Southern’s risk appetite and business strategies.
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Corporate Governance and the Board | 2018 Annual Meeting and Proxy Statement

GOVERNANCE AND NOMINATING COMMITTEE

Current members:	Steven F. Leer (Chair)
Daniel A. Carp
Mitchell E. Daniels, Jr.
Amy E. Miles
John R. Thompson

Meetings in 2017: Five

All members of the Governance and Nominating Committee are independent (see information under “Director Independence” on page 13).

During 2017 the Governance and Nominating Committee:

●	recommended to the Board qualified individuals to be nominated as members of the Board;
●	recommended to the Board qualified individuals to be elected as our officers;
●	evaluated and considered whether to recommend the adoption of any amendments to our Corporate Governance Guidelines;
●	monitored legislative developments relevant to us and oversaw efforts to affect legislation and other public policy;
●	provided oversight of our political contributions and charitable giving;
●	oversaw our relations with shareholders; and
●	monitored corporate governance trends and practices and made recommendations to the Board of Directors concerning corporate governance issues.
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Corporate Governance and the Board | 2018 Annual Meeting and Proxy Statement

COMPENSATION OF DIRECTORS

2017 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE1
Name	Fees Earned or Paid in Cash[3] ($)	Stock Awards[4] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5] ($)	All Other Compensation[6] ($)	Total ($)
Thomas D. Bell, Jr.	110,000	150,313	0	22,090	282,403
Erskine B. Bowles	90,000	150,313	0	2,090	242,403
Robert A. Bradway[2]	45,000	150,313	0	38,785	234,098
Wesley G. Bush	90,000	150,313	0	37,090	277,403
Daniel A. Carp	110,000	150,313	0	19,590	279,903
Mitchell E. Daniels, Jr.	90,000	150,313	0	2,090	242,403
Marcela E. Donadio	90,000	150,313	0	9,290	249,603
Steven F. Leer	140,000	150,313	12,175	7,290	309,778
Michael D. Lockhart	90,000	150,313	0	2,090	242,403
Amy E. Miles	110,000	150,313	0	21,740	282,053
Martin H. Nesbitt	90,000	150,313	0	22,090	262,403
John R. Thompson	90,000	150,313	0	10,090	250,403
[1]

Mr. Squires received no compensation for Board or committee service in 2017, and Mr. Squires will not receive compensation for Board or committee service in 2018. Therefore, neither this table nor the narrative that follows contains compensation information for Mr. Squires. For compensation information for Mr. Squires, see the Summary Compensation Table on page 49 of this proxy statement. Ms. Scanlon was not a director in 2017, and she is therefore not included in this table because she received no compensation for Board or Committee service in 2017.

[2]	Mr. Bradway served as a director of the Corporation from January 1 through May 11, 2017.
[3]

Includes amounts elected to be received on a deferred basis pursuant to the Directors’ Deferred Fee Plan. For a discussion of this plan, as well as our other director compensation plans, see the narrative discussion below.

[4]

For all directors, represents the full grant date fair value computed in accordance with FASB ASC Topic 718 of the restricted stock units granted pursuant to our Long-Term Incentive Plan. Each director serving on January 26, 2017 received 1,250 restricted stock units. As of December 31, 2017, each director other than Mr. Daniels, Ms. Donadio, and Mr. Bradway also held 3,000 restricted shares granted pursuant to the Directors’ Restricted Stock Plan to each non-employee director upon election to the Board before 2015; and as of December 31, 2017, the directors held restricted stock units in the following amounts: Mr. Bell, 18,391; Mr. Bowles, 11,886; Mr. Bradway, 11,886; Mr. Bush, 9,502; Mr. Carp, 35,219; Mr. Daniels, 1,407; Ms. Donadio, 1,407; Mr. Leer, 70,496; Mr. Lockhart, 23,430; Ms. Miles, 6,798; Mr. Nesbitt, 6,798; and Mr. Thompson, 6,798. See below under “Non-Employee Director Compensation - Long-Term Incentive Plan” for more information regarding these restricted stock units.

[5]

Represents the amounts by which 2017 interest accrued on fees deferred prior to 2001 by Mr. Leer under the Directors’ Deferred Fee Plan exceeded 120% of the applicable Federal long-term rate provided in Section 1274(d) of the Internal Revenue Code.

[6]

Includes (i) the dollar amounts we contributed to charitable organizations on behalf of directors pursuant to our matching gifts programs as follows: Mr. Bell, $20,000; Mr. Bowles, $0; Mr. Bradway, $36,500; Mr. Bush, $35,000; Mr. Carp, $17,500; Mr. Daniels, $0; Ms. Donadio, $7,200; Mr. Leer, $5,200; Mr. Lockhart, $0; Ms. Miles, $19,650; Mr. Nesbitt, $20,000; and Mr. Thompson, $8,000, and (ii) each director’s proportional cost of NS-owned life insurance policies used to partially fund the Directors’ Charitable Award Program. We do not regard these contributions as compensation; however, this disclosure is required by SEC rules. For further discussion of the Directors’ Charitable Award Program, see the narrative discussion below.

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Corporate Governance and the Board | 2018 Annual Meeting and Proxy Statement

NARRATIVE TO NON-EMPLOYEE DIRECTOR COMPENSATION
Below is a discussion of the material factors necessary to an understanding of the compensation disclosed in the above table.

How We Set Director Compensation. The Compensation Committee and the Board of Directors determine the annual compensation of non-employee directors each year. The Committee consults with its compensation consultant on the director compensation program and reviews survey information to determine whether changes are advisable. The Committee reviews both a comparison to the market amount of compensation paid to directors serving on boards of similar companies and reviews the allocation of this compensation between cash retainer and equity grants. In general, the Compensation Committee and the Board seek to make any changes to non-employee director compensation in a gradual and incremental fashion.

Fees. In 2017, each member of the Board received a quarterly fee of $22,500 for service on the Board and its standing committees. Directors who served as committee chairpersons received an additional quarterly fee of $5,000 for such service, while our Lead Independent Director received an additional quarterly fee of $12,500.

Long-Term Incentive Plan. Each of our then current non-employee directors was granted 1,250 restricted stock units effective January 2017. Each restricted stock unit represents the economic equivalent of one share of our common stock, and will be settled in shares of our stock rather than cash. Stock units are credited with dividend equivalents as dividends are paid on our common stock, and the amount credited is converted into additional restricted stock units based on the fair market value of our stock on the dividend payment date. Upon leaving the Board, a director will receive the value of the restricted stock units in shares of our stock either in a lump sum distribution or in ten annual distributions, in accordance with an election made by each director.

Directors’ Deferred Fee Plan. A director may elect to defer receipt of all or a portion of the director’s compensation. Amounts deferred are credited to a separate account maintained in the name of each participating director. Six directors elected to defer compensation that would have been payable in 2017 into the Directors’ Deferred Fee Plan.

Amounts deferred on or after January 1, 2001, are credited with variable earnings and/or losses based on the performance of hypothetical investment options selected by the director. The hypothetical investment options include NS stock units and various mutual funds as crediting indices. NS stock units are phantom units whose value is measured by the market value of shares of our common stock, but the units will be settled in cash, not in shares of stock. Amounts deferred on or after January 1, 2001, will be distributed in accordance with the director’s elected distribution option in one lump sum or a stream of annual cash payments over 5, 10 or 15 years.

Amounts deferred before January 1, 2001, earn a fixed rate of interest, which is credited to the account at the beginning of each quarter. In general, the fixed interest rate is determined on the basis of the director’s age at the time of the deferral: under age 45, 7%; age 45-54, 10%; age 55-60, 11%; and over age 60, 12%. Amounts set forth in the table above represent the extent to which these rates exceed 120% of the applicable federal long-term rate. The total amount so credited for amounts deferred before January 1, 2001 (including interest earned thereon) is distributed in ten annual installments beginning in the year following the year in which the participant ceases to be a director.

Our commitment to accrue and pay interest and/or earnings on amounts deferred is facilitated by the purchase of corporate-owned life insurance with the directors as insureds under the policies. If the Board of Directors determines at any time that changes in the law affect our ability to recover the cost of providing the benefits payable under the Directors’ Deferred Fee Plan, the Board may reduce the interest and/or earnings on deferrals to a rate not less than one half the rate otherwise provided for in the Directors’ Deferred Fee Plan.

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Corporate Governance and the Board | 2018 Annual Meeting and Proxy Statement

Directors’ Charitable Award Program. Each director who has served for one year is entitled to nominate up to five tax-exempt institutions to receive, in the aggregate, up to $500,000 from Norfolk Southern following the director’s death. Directors are entitled to designate up to $100,000 per year of service until the $500,000 cap is reached. Following the director’s death, we will distribute the donations in five equal annual installments.

The Directors’ Charitable Award Program supports our long-standing commitment to contribute to educational, cultural and other appropriate charitable institutions and to encourage others to do the same. We fund some of the charitable contributions made under the program out of general corporate assets, and some of the charitable contributions with proceeds from life insurance policies we have purchased on some of the directors’ lives. We are the owner and beneficiary of these policies, and the directors have no rights to any policy benefits. Upon directors’ deaths, we receive these life insurance death benefits free of income tax, which provide a source from which we can be reimbursed for donations made under the program. Our cost of the life insurance premiums under the program is partially offset by tax deductions we take from making the charitable contributions. We allocate a proportional share of the cost of maintaining these policies during 2017 to each director eligible for the Directors’ Charitable Award Program in the above table under “All Other Compensation,” regardless of whether we purchased a life insurance policy with respect to each particular director.

Because we make the charitable contributions (and are entitled to the related deduction) and are the owner and the beneficiary of the life insurance policies, directors receive no direct financial benefit from this program. In the event the proceeds from any of these policies exceed the donations we are required to make under the program, we contribute the excess proceeds to the Norfolk Southern Foundation. Amounts the Norfolk Southern Foundation receives under this program may reduce what we otherwise would contribute from general corporate resources to support the Foundation’s activities.

Directors’ Restricted Stock Plan. Before 2015, each non-employee director received a grant of 3,000 shares of restricted stock upon election to the Board. Restricted stock is registered in the name of the director, who has the right to vote the shares and receive dividends, but restricted stock may not be sold, pledged or otherwise encumbered during the restriction period. The restriction period begins when the restricted stock is granted and ends on the earlier of death or the director ceasing to serve on the Board because of disability or retirement. Effective January 2015, the Board of Directors amended the Directors’ Restricted Stock Plan to provide that no additional awards will be made under the plan, and alternate awards will be made to new directors under the Long-Term Incentive Plan.

SHARE OWNERSHIP GUIDELINES FOR DIRECTORS
Our Board of Directors has established as part of our Corporate Governance Guidelines that each non-employee director should own shares of Norfolk Southern stock equal to at least five times the annual amount of quarterly fees paid for service on the Board and its standing committees. The Board of Directors believes this stock ownership guideline is reasonable and aligns director and shareholder interests. Norfolk Southern common stock, restricted stock, and deferred and restricted stock units held in Norfolk Southern’s Long-Term Incentive Plan or under the Directors’ Deferred Fee Plan count toward this guideline. Directors may acquire such holdings over a five-year period. All directors currently meet this guideline or are expected to meet the guideline within the five-year period.

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Audit Committee Matters | 2018 Annual Meeting and Proxy Statement

AUDIT COMMITTEE MATTERS

ITEM	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
2

The Audit Committee of the Board of Directors has appointed KPMG LLP, independent registered public accounting firm, to perform the integrated audit of our consolidated financial statements and internal control over financial reporting for 2018. KPMG and its predecessors have been the Corporation’s external auditor since 1982.

Selection of KPMG. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Corporation’s independent registered public accounting firm and consequently is involved in the selection of the lead audit partner for the engagement. In addition, the Audit Committee is responsible for negotiating and approving the fees paid to KPMG. In determining whether to reappoint KPMG this year, the Committee reviewed KPMG’s performance and independence and considered a number of factors, including:

●	the quality of its interactions and discussion with KPMG;
●	KPMG’s performance in the audit engagement;
●	the qualifications of the lead audit partner and audit team;
●	KPMG’s independence program and processes for maintaining independence;
●	KPMG’s expertise and global reach;
●	the length of time KPMG has been engaged; and
●	the potential impact of changing our independent registered public accounting firm.

Due to KPMG’s high quality performance and strong independence, the Audit Committee and the Board of Directors believe that the continued engagement of KPMG as the Corporation’s independent registered public accounting firm is in the best interests of the Corporation and its shareholders.

KPMG Fees. For the years ended December 31, 2017, and December 31, 2016, KPMG billed us for the following services:

	2017	2016
Audit Fees[1]	$2,969,000	$2,616,000
Audit-Related Fees[2]	$173,100	$144,100
Tax Fees[3]	$29,381	$1,000
All Other Fees	$0	$0
Total Fees	$3,171,481	$2,761,100
[1]	Audit Fees include fees for the audit of our consolidated financial statements and internal control over financial reporting (integrated audit), the review of our consolidated financial statements included in our 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.
[2]	Audit-Related Fees principally include fees for employee benefit plan audits and other attestation services.
[3]	Tax Fees consist of tax advice, tax planning, and tax compliance services.
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Audit Committee Matters | 2018 Annual Meeting and Proxy Statement

Pre-Approval Policy. The Audit Committee requires that management obtain the Committee’s prior approval for all audit and permissible non-audit services. The Committee considers and approves at each January meeting anticipated services to be provided during the year, as well as the projected fees for those services. The Committee considers and pre-approves additional services and projected fees as needed at each meeting. The Audit Committee has delegated authority to its Chair to pre-approve services between meetings, provided that the Chair reports any such pre-approval to the Audit Committee at its next meeting. The Audit Committee will not approve non-audit engagements that would violate SEC rules or impair the independence of our independent registered public accounting firm. All services rendered to us by KPMG in 2017 and 2016 were pre-approved in accordance with these procedures.

Representatives of KPMG are expected to attend the 2018 Annual Meeting. They will have the opportunity to make a statement, if they so desire, and be available to respond to appropriate questions.

The Audit Committee unanimously recommends, and the Board of Directors concurs, that shareholders vote FOR the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2018.

AUDIT COMMITTEE REPORT
Before our Annual Report on Form 10-K for the year ended December 31, 2017, was filed with the SEC, the Audit Committee of the Board of Directors reviewed and discussed with management our audited financial statements for the year ended December 31, 2017.

The Audit Committee has discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by PCAOB Auditing Standard No. 1301, “Communications with Audit Committees.”

The Audit Committee also has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC.

Members of the Audit Committee

Amy E. Miles, Chair
Marcela E. Donadio
Michael D. Lockhart
Martin H. Nesbitt
John R. Thompson
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Executive Compensation | 2018 Annual Meeting and Proxy Statement

EXECUTIVE COMPENSATION

ITEM	APPROVAL OF ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION
3

We are asking our shareholders to vote to support the compensation of Norfolk Southern’s Named Executive Officers, as disclosed in this proxy statement. Our executive compensation program is described in detail in the “Compensation Discussion and Analysis” beginning on page 32 and our “Executive Compensation Tables” beginning on page 49. This vote is not intended to address any specific item of compensation, but rather the overall compensation of Norfolk Southern’s Named Executive Officers and the philosophy, policies, and practices described in this proxy statement. While this “Say-on-Pay” vote is advisory, and therefore not binding on the Board, the Compensation Committee will consider the results of the vote in evaluating our executive compensation program in the future.

As more fully described in our Compensation Discussion and Analysis, Norfolk Southern’s executive compensation program is designed to align executives’ compensation with the Corporation’s overall business strategies, to attract and retain highly qualified executives, and to provide incentives that drive shareholder value. Accordingly, the compensation program consists of a mix of the following compensation components that the Committee believes best serves to achieve those objectives:

Long-Term Incentive Awards	Annual Incentive	Salary
●Target longer-term achievement of corporate objectives by aligning interest of executives with shareholders
●Include performance shares that are earned over a 3-year performance cycle, stock options, and time-based restricted stock units
●See page 43 for further details
	●Compensate executives based on achievement of annual corporate goals ●Earn based on performance against financial, operating, and network performance metrics ●See page 40 for further details	●Help attract and retain executives ●Provide a fixed level of compensation ●See page 40 for further details
[1]

Average for Ms. Earhart, Mr. Galanko, Mr. Shaw, and Mr. Wheeler. Omitted from this table is Ms. Stewart because she retired during 2017, and Mr. Hurlbut because he served as the interim chief financial officer following Ms. Stewart’s retirement on August 1 until Ms. Earhart’s appointment on August 15.

Under the direction of our Compensation Committee, our executive compensation program emphasizes performance-based compensation, including compensation that is contingent upon performance conditions or subsequent stock price appreciation. The Committee considers the annual cash incentive, long-term performance share units, and stock options to be performance-based awards. The annual cash incentive and performance share units are at risk of having no value unless threshold goals are achieved, and the stock options are at risk of having no value unless our stock price appreciates.

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The Committee believes such performance-based compensation creates a strong alignment between the interests of our executive officers and our shareholders. In 2017, our Chief Executive Officer’s target compensation was 78% performance-based, and the other Named Executive Officers’ target compensation was on average 66% performance-based.

The Committee establishes financial, operating, and railroad network performance measures for the annual cash incentive, and financial and stock performance criteria for our performance share unit (PSU) long-term stock incentive, and establishes challenging goals that must be met for threshold, target, or maximum payouts to be awarded. For the annual and long-term incentives that ended in 2017, the results were as follows:

●	2017 Annual Incentive: Our Named Executive Officers earned 115.7% of their annual cash incentive opportunity based on achieving above-target performance levels for the operating income and operating ratio measures, and below-target performance for the composite service measure.
●	2015-2017 PSU Performance Cycle: A 37.5% payout was achieved for the 3-year cycle, based on performance against goals that were established in January 2015 for two equally weighted metrics, return on average invested capital and relative total shareholder return (TSR). We achieved a 75% payout for TSR for the 3-year cycle but did not meet the threshold measure for return on average invested capital and, as a result, no award was earned for the portion of the performance share unit corresponding to this performance metric.

The Committee grants stock options with a ten-year term, providing incentives to our executives to promote long-term shareholder interests. The value of stock options is inextricably linked to the creation of shareholder value, since options generate value for executives when Norfolk Southern creates value for shareholders through price appreciation.

Shareholders have repeatedly expressed strong support for Norfolk Southern’s executive compensation program. We regularly engage in a shareholder outreach program to solicit feedback concerning our executive compensation program. This process allows shareholders to provide input to the Compensation Committee on our executive compensation program and disclosure beyond the annual advisory vote on compensation. In the meetings held during 2017, shareholders expressed satisfaction with Norfolk Southern’s compensation program and with our disclosures related to the program in the proxy statement.

As a result of our shareholder engagements, the Committee has taken several actions over the past years to enhance the design of our executive compensation program. For 2018, the Committee made the following changes to the long-term incentive awards granted to our Named Executive Officers which it believes will provide better alignment with shareholders:

●	revise the mix of the long-term incentive awards to decrease the percentage granted as stock options and increase the percentage granted as performance share units and restricted stock units, while adjusting the vesting of the restricted stock units to a 4-year ratable period rather than a 5-year cliff;
●	provide that performance share unit and restricted stock units awards will be forfeited if the recipient terminates employment with the Corporation before October 1 of the year of grant, except in the case of death or disability; and
●	for performance share units, total shareholder return serves as a modifier rather than as a performance metric, and return on average invested capital serves as the sole metric.

SHAREHOLDER SUPPORT FOR NORFOLK SOUTHERN’S EXECUTIVE COMPENSATION PROGRAM

The Board of Directors and its Compensation Committee believe the compensation program for the Named Executive Officers is appropriately designed to support Norfolk Southern’s goals. Since this advisory vote was first held in 2011, shareholders have agreed, as they have strongly supported our executive compensation program with 94% or more of the votes cast each year, and 96% in 2017, in favor of our executive compensation program.

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Executive Compensation | 2018 Annual Meeting and Proxy Statement

Historical “Say-on-Pay” Voting Results (For)

We therefore ask that you express your support by voting FOR the following advisory resolution:

RESOLVED, that the shareholders of Norfolk Southern Corporation approve, on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the proxy statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table, and the other related tables and disclosures.

The Board of Directors unanimously recommends that shareholders vote FOR the advisory resolution approving the compensation of our Named Executive Officers.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of our Board of Directors oversees the executive compensation program on behalf of the Board. In fulfilling its oversight responsibilities, we reviewed and discussed with management the “Compensation Discussion and Analysis” set forth in this proxy statement.*

The Compensation Discussion and Analysis discloses the material elements of Norfolk Southern’s executive compensation program. We are committed to a compensation program that is designed to align executives’ compensation with Norfolk Southern’s overall business strategies, attract and retain highly qualified executives, and provide incentives that drive shareholder value. The Compensation Discussion and Analysis describes how our decisions regarding Norfolk Southern’s executive compensation program for 2017 implemented these design elements.

In reliance on the review and discussions with management referred to above, we recommended to the Board that the Compensation Discussion and Analysis be included in Norfolk Southern’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and this proxy statement.

Members of the Compensation Committee

Daniel A. Carp, Chair
Thomas D. Bell, Jr.
Erskine B. Bowles
Wesley G. Bush
Mitchell E. Daniels, Jr.
Steven F. Leer

*

Ms. Scanlon was appointed to the Compensation Committee on January 22, 2018, upon her election to the Board, and did not participate in the Committee’s deliberations regarding the Compensation Discussion and Analysis.

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Executive Compensation | 2018 Annual Meeting and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the objectives, governance, and policies that guide our executive compensation program, the compensation components that made up that program during 2017, and the performance goals and results.

EXECUTIVE SUMMARY

OUR 2017 EXECUTIVE COMPENSATION PROGRAM

The following chart summarizes the key characteristics and performance metrics that apply to the compensation program for our Named Executive Officers for 2017:

Element	Form	Key Characteristics & Performance Metrics

Base Salary	Fixed Cash	●Reviewed annually and periodically adjusted based on market data, individual performance and experience, changes in position or duties, or other circumstances

Annual Incentive	Performance Based Cash
●Designed to compensate executives based on achievement of annual corporate performance goals
●Performance metrics chosen to encourage employees to do all they can individually and as a team to increase revenue, reduce expenses, and improve operating performance
●Performance metrics for 2017:
■Operating income
■Operating ratio
■Composite service measure (weighted average of adherence to operating plan (30%), connection performance (30%), and train performance (40%))

Long-Term Incentive Awards	Performance Share Units (50%)
●Performance metrics chosen to promote enhancement of shareholder value and efficient utilization of corporate assets
●Performance metrics for 2017:
■After-tax return on average invested capital
■Total shareholder return measure (relative to publicly-traded North American Class I railroads and a secondary measure relative to S&P 500)

●Vests at the end of a 3-year period if 3-year performance goals are achieved

	Stock Options (35%)	●Provides ability to retain key employees and at the same time increase shareholder value ●Vests on the 4th anniversary of the date of grant

	Restricted Stock Units (15%)	●Serves as a key retention tool for valued members of management ●Vests on the 5th anniversary of the date of grant

2017 COMPENSATION ALIGNMENT

At Norfolk Southern, our Compensation Committee aligns compensation to performance by emphasizing performance-based compensation components. These components include an annual cash incentive, long-term performance share units with a 3-year cycle, and stock options.

In December 2015, Norfolk Southern announced its five-year strategic plan to streamline the Corporation’s operations and drive profitability and growth. Under the strategic plan, Norfolk Southern’s goal is to achieve an operating ratio less than 65 by 2020 and double-digit compound annual earnings per share growth over the plan period, along with focused capital investment to support long-term value creation and significant return of capital to shareholders. Norfolk Southern is intensely focused on executing these initiatives to drive long-term shareholder value.

As described in the “Business Highlights” beginning on page 5, Norfolk Southern’s five-year strategic plan goals continued to produce results in 2017, including a record operating ratio of 66.0 percent for the year and record diluted earnings per share of $18.61. Excluding the impact of the Tax Act, which provided a 140 basis point improvement to

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Executive Compensation | 2018 Annual Meeting and Proxy Statement

the operating ratio and added $12.00 to earnings per share for the year, the operating ratio was 67.4* percent, which was a 150 basis point improvement over the prior year’s record, and earnings per share was $6.61*, an 18 percent improvement over 2016.

In 2017, we reinvested $1.7 billion in the Corporation through our capital spending and replacement program, while paying $703 million in dividends and repurchasing $1 billion of company stock. Annual revenues grew 7% in 2017, including a 5% increase in total carload volume and revenue per-unit gains across all major market segments. These strong operating results, together with a focus on productivity and cost control, led to a 15% increase in net income over 2016 (excluding the impact of the Tax Act).

The Committee is committed to tying executives’ annual and long-term incentive compensation to Norfolk Southern’s performance and strategic plan goals.

Annual Incentive. Norfolk Southern exceeded the 2017 target goals for operating income and operating ratio reflecting strong financial performance and operational efficiency, but did not meet the target goal for the composite service measure, resulting in a payout of 115.7% of the annual incentive opportunity for the Named Executive Officers.

Performance Share Units. Our Named Executive Officers earned 37.5% of performance share units for the 3-year cycle ending in 2017, based on equally weighted goals for total shareholder return (TSR) and after-tax return on average invested capital. We achieved a 75% payout for TSR for the three-year cycle, but did not achieve any payout for the after-tax return on average invested capital portion of the award.

*	Reconciliation of this non-GAAP financial measure is provided on page 83 of this Proxy Statement under “Reconciliation of Non-GAAP Financial Measures.”

LEADING COMPENSATION GOVERNANCE PRACTICES

Embedded in our overall executive compensation program are features that reflect leading governance principles and demonstrate our commitment to best practices in executive compensation:

We Do	We Do Not Do
✔Stock Ownership Guidelines, for CEO – 5 times annual salary; for EVPs – 3 times annual salary	✗Pledging or hedging of Norfolk Southern securities
✔Clawback provisions in both annual and long-term incentives	✗Stock option repricing, reloads or exchanges without shareholder approval
✔Directly link the Corporation’s performance, including the Corporation’s stock-price performance, to pay outcomes	✗Stock options granted below fair market value, as all stock options are priced during an open window period after the release of earnings
✔Disclose metrics for annual and long-term incentives earned	✗Excise tax gross-ups on change-in-control benefits
✔Independent compensation consultant that is hired by and reports directly to the Compensation Committee	✗Tax gross-ups on perquisites for Executive Vice Presidents and above
✔Annual Say-on-Pay vote	✗Individual employment agreements or individual supplemental retirement plans
✗Single trigger change-in-control agreements
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Executive Compensation | 2018 Annual Meeting and Proxy Statement

KEY 2017 COMPENSATION DECISIONS

As the Compensation Committee continues its focus on aligning executives’ compensation with Norfolk Southern’s strategic plan goals and overall business strategies, attracting and retaining highly qualified executives, and providing incentives that drive shareholder value, the Committee made the following key decisions with respect to executive compensation for 2017:

●	Established Challenging 2017 Annual Incentive Performance Targets Aligned to Our Strategic Plan Goals. In January 2017, the Committee set challenging financial, operating, and service targets which, if met, would have produced a 67% annual incentive payout. In establishing performance targets for 2017, the Committee considered:
●	Norfolk Southern’s forecasted business environment;
●	the continuing change in Norfolk Southern’s traffic mix;
●	continued economic uncertainty;
●	overall economic factors in the rail industry; and
●	goals of the five-year strategic plan.

Given the high bar the Committee established in 2016, and in consideration of ongoing economic uncertainty and the goals of the strategic plan, the Committee:

●	decreased the performance necessary to achieve a payout at the threshold and target levels for operating income, but established a target level that was higher than 2016 performance;
●	increased the performance necessary to achieve the targeted and maximum payout for the operating ratio;
●	increased the maximum payout for operating income and operating ratio from 100% to 150% for the portion attributable to each of these factors if Norfolk Southern accelerates achievement of its strategic plan goals.

Against these challenging performance measures, Norfolk Southern achieved a 115.7% payout of its 2017 annual incentive reflecting its strong financial results for operating income and operating ratio.

●	Established Compensation for CEO that is 78% Performance-Based. The Committee established Mr. Squires’ 2017 compensation for his second full year in the Chief Executive Officer position. The Committee’s 2017 compensation award for Mr. Squires provided 72% of his targeted compensation in the form of equity-based awards that are aligned with shareholder interests, and 78% as performance-based compensation.
●	Granted Long-Term Incentive Awards that are Performance-Based. The Committee continued to grant annual long-term incentive awards, the majority of which consist of options and performance share units, whose ultimate value is based on shareholder return and which may not have any value at the end of the performance or vesting period.
●	Excluded the Impact of Tax Reform on Executive Pay. The Committee took action before the end of 2017 to exclude the impact of the Tax Act from the determination of the payout for the 2017 annual incentive and for the performance share units for the 3-year cycle ending in 2017. If the Committee had not taken this action, the payouts would have been higher.
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Executive Compensation | 2018 Annual Meeting and Proxy Statement

OUR 2017 NAMED EXECUTIVE OFFICERS
Name	Position
James A. Squires	Chairman, President and Chief Executive Officer
Cynthia C. Earhart	Executive Vice President Finance and Chief Financial Officer
Alan H. Shaw	Executive Vice President and Chief Marketing Officer
Michael J. Wheeler	Executive Vice President and Chief Operating Officer
Thomas E. Hurlbut[1]	Interim Chief Financial Officer, Vice President and Controller
William A. Galanko[2]	Former Executive Vice President Law and Administration
Marta R. Stewart[3]	Former Executive Vice President Finance and Chief Financial Officer
[1]	Mr. Hurlbut served as the interim chief financial officer following Ms. Stewart’s retirement effective August 1, 2017, until Ms. Earhart’s appointment on August 15, 2017.
[2]	Mr. Galanko retired effective March 1, 2018.
[3]	Ms. Stewart retired effective August 1, 2017.

OBJECTIVES OF COMPENSATION PROGRAM
Norfolk Southern’s executive compensation program is primarily designed to:

●	Align executives’ compensation with overall business strategies.
●	Attract and retain highly qualified executives.
●	Provide incentives that drive shareholder value.

COMPENSATION GOVERNANCE
The Compensation Committee works closely with its independent compensation consultant throughout the year to develop the executive compensation program and to align pay with performance and with pay at comparable companies. While the Compensation Committee discusses current and proposed compensation structures with management, the Committee acts independently of management and has the full authority to retain any advisors it deems appropriate to assist it in making these decisions.

USE OF INDEPENDENT COMPENSATION CONSULTANT

The Committee engaged an independent compensation consultant, Pay Governance LLC, to provide executive compensation consulting services during 2017. Pay Governance does not provide services to Norfolk Southern other than those provided at the request of the Committee.

At the Committee’s request, Pay Governance compiled compensation data for the peer group selected by the Committee. Pay Governance also provided requested reports and information to the Committee. Pay Governance attended Committee meetings as requested by the Committee. The Committee used the information provided by Pay Governance as a starting point for its compensation decisions.

More specifically, in 2017, Pay Governance:

●	conducted a market pay assessment of Norfolk Southern’s compensation levels relative to both the competitive market and Norfolk Southern’s compensation philosophy, including identifying and reviewing available market benchmark positions and pay data;
●	assisted Norfolk Southern with the development of long-term incentive grant guidelines for the officer and management groups, based on Pay Governance’s competitive pay assessment;
●	reviewed emerging trends and issues in executive compensation with the Committee and discussed the implications for Norfolk Southern; and
●	provided an analysis of the difficulty of achieving the threshold, target, and maximum performance goals for the annual incentive and the performance share units, and of the current plans’ effectiveness in driving achievement of threshold, target, and maximum payouts.
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Executive Compensation | 2018 Annual Meeting and Proxy Statement

For 2017 and 2018, following a review of its records and policies, Pay Governance provided the Compensation Committee with a report regarding its conformance with independence factors under applicable SEC rules and the listing standards of the NYSE. The Committee considered the independence factors and determined that Pay Governance is independent and free from potential conflicts of interest.

PERFORMANCE REVIEWS

The Committee annually reviews the performance of the Chief Executive Officer and considers this performance when establishing his compensation package. The Committee also reviews the performance of the other Named Executive Officers with the assistance of the Chief Executive Officer, and considers both its own assessment of the executives’ performance and the assessment of the CEO in establishing a compensation package for the other Named Executive Officers.

COMMITTEE CONSIDERATION OF MANAGEMENT RECOMMENDATIONS

Management does not make recommendations on the compensation of the Chief Executive Officer. Pay Governance makes recommendations to the Committee on any adjustments to compensation for the Chief Executive Officer, and the Chief Executive Officer is not present when the Committee makes decisions on his compensation package.

The Chief Executive Officer and the Executive Vice President Administration and Chief Information Officer (for the period from January 1, 2017, to August 14, 2017) and the Executive Vice President Law and Administration (for the period from August 15, 2017, to December 31, 2017) provided recommendations to the Compensation Committee on any adjustments to compensation for the Named Executive Officers, other than the Chief Executive Officer. Such adjustments are based on each individual’s performance, level of responsibility, time in position, and internal pay equity.

In addition to individual adjustments, the Chief Executive Officer and the Executive Vice President Administration and Chief Information Officer (for the period from January 1, 2017, to August 14, 2017) and the Executive Vice President Law and Administration (for the period from August 15, 2017, to December 31, 2017) provided recommendations to the Committee on adjustments to compensation to address retention needs, performance goals, market pay equity, overall corporate performance, and general economic conditions. While the Committee considers the recommendations of management in these areas, it makes compensation decisions independently after considering Pay Governance’s recommendations.

CONSIDERATION OF SHAREHOLDER ADVISORY VOTE ON COMPENSATION AND SHAREHOLDER ENGAGEMENT

At Norfolk Southern’s 2017 Annual Meeting of Shareholders, approximately 96% of the votes cast supported the advisory resolution on the compensation of our Named Executive Officers. The Committee compared the results of the advisory vote to its peer group average results and the average results amongst the S&P 500 companies. The Committee viewed the results of the advisory vote as demonstrating broad shareholder support for our current executive compensation program. Given the results of the shareholder advisory vote and the Committee’s ongoing review of Norfolk Southern’s compensation programs, the Committee believes that our existing compensation program effectively aligns the interests of the Named Executive Officers with Norfolk Southern’s long-term goals. While the shareholder vote on compensation is advisory in nature, the Board and Compensation Committee carefully considers the results of any such vote in future compensation decisions.

Norfolk Southern engages in a shareholder outreach program with our institutional investors to solicit feedback concerning our executive compensation program, and this shareholder feedback is reported to the Committee and the Board for consideration. This process allows shareholders to provide input to the Compensation Committee on our executive compensation program and disclosure beyond the annual advisory vote on compensation. In response to
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specific concerns expressed by shareholders during these discussions, the Committee has taken several actions over the past years to enhance the design of our executive compensation program. For 2018, the Committee made the following changes:

●	revise the mix of the long-term incentive awards to decrease the percentage granted as stock options and increase the percentage granted as performance share units and restricted stock units, while adjusting the vesting of the restricted stock units to a 4-year ratable period rather than a 5-year cliff;
●	provide that performance share unit and restricted stock units awards will be forfeited if the recipient terminates employment with the Corporation before October 1 of the year of grant, except in the case of death or disability; and
●	for performance share units, total shareholder return serves as a modifier rather than as a performance metric, and return on average invested capital serves as the sole metric.

COMPENSATION POLICIES
In setting compensation for the Named Executive Officers, our Compensation Committee considers:

●	each officer’s performance, experience, qualifications, responsibilities, and tenure;
●	current and historical salary levels, targeted annual incentive opportunities, and long-term incentive awards;
●	expected corporate performance and general economic conditions; and
●	comparative market data, provided by the independent compensation consultant, for other North American Class I railroads, as a guideline. The Committee considers total direct compensation (salary plus target annual incentive plus the expected value of long-term incentive awards) relative to the 50th percentile for the Chief Executive Officer and the other Named Executive Officers as compared to the peer group.

The Committee does not consider amounts realized from prior performance-based or stock-based compensation awards when setting the current year’s target total direct compensation, regardless of whether such realized amounts may have resulted in a higher or lower payout than targeted in prior years. Since the nature and purpose of performance-based and stock-based compensation is to tie executives’ compensation to future performance, the Committee believes that considering amounts realized from prior compensation awards in making current compensation decisions is inconsistent with this purpose.

PEER GROUP

Our Compensation Committee monitors the continuing appropriateness of its selection of the peer group companies. The Committee believes its focus should be on ensuring the peer group includes the other North American Class I railroads because Norfolk Southern is primarily in competition with those companies for key executive talent. As a result, the Committee determined that reference to the pay levels at the other North American Class I railroads was the most relevant comparator for the Named Executive Officers. The North American Class I railroads that make up the peer group companies for 2017 (“Peer Group Companies”) are: BNSF Railway, Canadian National Railway, Canadian Pacific Railway, CSX, Kansas City Southern, and Union Pacific.

Our Committee applies its executive compensation policies consistently to all Named Executive Officers, and the application of these policies produces differing amounts of compensation for each officer based on his or her responsibilities and tenure as compared to the compensation set for comparable positions by the Peer Group Companies. In setting the Chief Executive Officer’s compensation, the Committee strives to balance comparative market data for chief executive officers of Peer Group Companies with its goal to provide incentive opportunities that are significantly performance-based and thus designed to drive shareholder value. Because the Chief Executive Officer’s job carries the highest level of responsibility and has the greatest ability to drive shareholder value, his total compensation contains a higher performance-based component than that of the other Named Executive Officers.
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COMPENSATION COMPONENTS
OVERVIEW

Our Compensation Committee has designed a balanced compensation program that provides our Named Executive Officers with an appropriate base salary along with competitive annual and long-term incentive compensation. The program directly links executives’ compensation to Norfolk Southern’s strategic goals and financial performance, and thus aligns their interests with those of our shareholders. Norfolk Southern’s total compensation for its Named Executive Officers is weighted heavily toward performance-based incentive compensation, rather than base salary, so that a substantial portion of targeted executive compensation aligns with shareholder interests.

2017 CEO Target Total Compensation Mix

2017 Average Target Total Compensation Mix for Continuing NEOs*

*	Reflects the average percentage of target compensation for Ms. Earhart, Mr. Galanko, Mr. Shaw and Mr. Wheeler. PSU component does not include accelerated turnaround incentive award granted to Mr. Galanko upon his promotion to Executive Vice President Law and Administration, as no value is assigned to those awards as assessed in accordance with FASB ASC Topic 718. Omitted from this table is Ms. Stewart because she retired during 2017, and Mr. Hurlbut because he served as the interim chief financial officer following Ms. Stewart’s retirement on August 1 until Ms. Earhart’s appointment on August 15.
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In setting executives’ total direct compensation and the compensation component mix, the Committee considers the advice of its independent compensation consultant and then makes its own judgments to determine appropriate compensation levels and mix. The Committee considers each executive’s performance, role, time in position, and internal pay equity. In addition, the Committee uses market data of the Peer Group Companies when available as a reference point for determining the appropriate compensation, considering where the expected total direct compensation for the upcoming year falls relative to the 50th percentile for the Chief Executive Officer and the other Named Executive Officers. In making its final determinations, the Committee generally gives greater consideration to comparable market data and performance for seasoned incumbents, and to factors such as tenure and internal pay equity for those newer in their role.

After considering the available market data and other considerations, at the beginning of 2017, the Committee:

●	increased the total direct compensation targets for Mr. Squires, Mr. Shaw, Mr. Wheeler, and Mr. Hurlbut, to position their compensation at a competitive range around the median compensation as compared with comparable positions at the Peer Group Companies;
●	determined that the total direct compensation targets for Ms. Earhart was appropriate, and therefore did not change any components of her total direct compensation for 2017;
●	established the total direct compensation target for Mr. Galanko as a result of his promotion to the Senior Vice President level; and
●	increased the total direct compensation target for Ms. Stewart as a result of providing her with a long-term incentive award to incent her retention until October 1, 2018, which award was forfeited when Ms. Stewart chose to retire effective August 1, 2017.

The Committee subsequently increased the total direct compensation target for Mr. Galanko in recognition of his promotion to Executive Vice President in October 2017.

Effective December 2017, the Committee recommended, and the Board approved, a one-time adjustment to Mr. Hurlbut’s salary, paid as a lump sum, resulting from his service as Interim Chief Financial Officer following Ms. Stewart’s retirement on August 1 and until Ms. Earhart’s appointment on August 15.

For 2017, the portion of total direct compensation awarded as total cash compensation versus long-term incentive compensation was approximately*:

*

The long-term incentive grants shown in the table were made in January 2017, when Ms. Earhart held the position Executive Vice President Administration and Chief Information Officer, and Mr. Galanko held the position Senior Vice President Law and Corporate Communications. Ms. Stewart is omitted from this table because she retired during 2017. Mr. Hurlbut is omitted from the table because he served as the interim chief financial officer following Ms. Stewart’s retirement and until Ms. Earhart’s appointment. No value is assigned to accelerated turnaround incentive awards granted as PSUs to Mr. Galanko upon his promotion to Executive Vice President Law and Administration, as assessed in accordance with FASB ASC Topic 718.

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Our Committee further considers the portion of total direct compensation to be awarded as long-term compensation and how the long-term portion should be allocated among stock options, performance share units, and restricted stock units. This allocation is based on general market practices, compensation trends, governance practices, and business issues facing Norfolk Southern. In making this determination, the Committee takes into account the potential dilutive effect of stock-based awards, including guidance on these measures from proxy advisory services, and further considers the purpose behind each element of long-term compensation and how the allocation among these elements will support its overall compensation objectives. For 2017, the Committee retained the same percentage allocation of awards as was granted in 2016, excluding the accelerated turnaround incentive awards granted in the form of PSUs, and a restricted stock unit award granted to Ms. Stewart in January 2017 to incent her retention, which award was forfeited upon her retirement effective August 2017.

2017 Target Mix of Long-Term Incentive Plan Awards for Executive Officers*

*

As Mr. Galanko and Mr. Hurlbut were employed at the level of Senior Vice President and Vice President, respectively, when the Long-Term Incentive Plan awards were made in January 2017, their awards were allocated 45% as performance share units, 30% as stock options, and 25% as restricted stock units.

SALARIES

The Board establishes competitive base salaries for our executive officers to attract and retain key executive talent. Our Compensation Committee reviews the Named Executive Officers’ base salaries annually and periodically makes recommendations to Norfolk Southern’s Board of Directors to adjust salaries based on market data, individual performance and experience, changes in position or duties, or for other circumstances.

After the Committee’s annual salary review in January 2017, the Committee recommended increases in Mr. Squires’, Mr. Shaw’s and Mr. Hurlbut’s salaries for 2017, and the Board approved these changes. The Committee recommended an increase in Mr. Galanko’s salary in connection with his promotion to Executive Vice President Law and Administration, and the Board approved this increase, effective in October 2017. The Committee also recommended, and the Board approved, a one-time adjustment to Mr. Hurlbut’s salary, payable in a lump sum and impacting his 2017 salary only, in recognition of his performance as Interim Chief Financial Officer. The Committee did not recommend any adjustments to Ms. Stewart’s, Ms. Earhart’s, or Mr. Wheeler’s salaries for 2017, as the Committee determined that those salaries were appropriate.

ANNUAL INCENTIVE

Each of our Named Executive Officers participates in Norfolk Southern’s Executive Management Incentive Plan (“EMIP”), which is designed to compensate executives based on achievement of annual corporate performance goals. Each year, the Compensation Committee establishes a maximum opportunity for each Named Executive Officer at the level of Executive Vice President or above. The opportunity is determined using relevant market data and internal pay equity, and is expressed as a percentage of base salary:

						Corporate Performance Payout Percentage Earned	=	Individual Payout ($)
Annual Base Salary ($)	X	Maximum Opportunity	—	Committee’s Discretionary Adjustment	X

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The maximum annual incentive award that each Named Executive Officer is eligible to receive is not the amount expected to be paid to an executive, but is instead the highest amount that the Committee may award as performance-based compensation while preserving deductibility under Section 162(m) of the Internal Revenue Code. The Committee has no discretion to increase the payout under the EMIP.

For 2017, the Committee established annual incentive opportunities of 225% of base salary for the Chief Executive Officer, 135% for the Executive Vice President level, 120% for the Senior Vice President level, and 100% for the Vice President level. The Committee then established performance levels, including at the threshold, target and maximum performance levels as shown on the next page. The Committee established goals to produce an overall 67% targeted corporate performance payout which, if met, would result in annual incentive payouts equal to the following percentages of each officer’s salary:

Position	Annual Incentive Opportunity		Target Performance Level		Percent of Salary Paid as Annual Incentive at Target Performance
Chief Executive Officer	225%	x	67%	=	150%
Executive Vice President	135%	x	67%	=	90%
Senior Vice President	120%	x	67%	=	80%
Vice President	100%	x	67%	=	67%

To permit flexibility in the event of unusual and exceptional circumstances, the Committee established a higher opportunity of 250% for the Chief Executive Officer and 145% for the Executive Vice Presidents. However, the Committee’s expectation, absent such circumstances, was to approve payouts at the 225% and 135% opportunities for the Chief Executive Officer and Executive Vice Presidents, respectively, to align with market pay positions.

The Committee may reduce the annual incentive paid to any executive based on performance. For 2017, the Committee did not make any adjustments to the annual incentive payout based on individual performance, and approved payouts to Mr. Squires based on a 225% opportunity and to the Executive Vice Presidents based on a 135% opportunity. The annual incentive amounts paid for 2017 and reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table apply these opportunities in the formula described above.

Under EMIP, each participant has an opportunity to earn an annual incentive that is determined by Norfolk Southern’s performance relative to goals established by the Committee. In 2017, the Committee established goals for operating income, operating ratio, and the composite service measure, weighted 50%, 35%, and 15% respectively.

The Committee selected operating income, consisting of operating revenue less the sum of operating expenses, as a measure of the corporation’s financial profitability. Operating ratio, or operating expenses as a percentage of revenue, is a measure of operational efficiency.

The composite service measure is the weighted average of train performance, connection performance, and adherence to operating plan, with weights of 40%, 30% and 30% respectively. Each measure is based on objective performance targets, and the composite service measure is based on goals for each of the three individual service measures. The composite service measure is an indication of the overall performance of our railroad network. These measures are used operationally by management and are highly visible to our employees. As a result, the Committee selected these three service measures as the best available internal standard to evaluate Norfolk Southern’s overall railroad network performance.

The portions of the annual incentive based on operating income, operating ratio and the composite service measure each vest independently, so it is possible to earn an annual incentive by achieving the threshold on only one of these metrics. The Committee selected these metrics for 2017 because it believed that use of such metrics encourages employees to do all they can individually and as a team to increase revenue, reduce expenses, and improve operating performance.

The Committee sets performance levels required to achieve the maximum annual incentive opportunity so that the full amount is only earned in years where our results are exceptional. Performance levels required to achieve a target payout at the 67% corporate performance level are set at levels considered challenging with a reasonable likelihood of being achieved and that represent strong levels of performance based on Norfolk Southern’s overall business outlook, general economic conditions expected during the performance year, and long-term strategic plan. Performance levels for the
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operating ratio and operating income measures are established based on the annual financial plan established at the beginning of the year. The performance levels for the composite service measure are selected by the Committee based on management recommendations and reflect rigorous operational goals.

For 2017, the Committee set the following threshold, target, and maximum payouts for each of the corporate performance payout measures for the annual incentive:

	If Norfolk Southern achieved only one of each threshold performance measure listed below, then a threshold payout of:	If Norfolk Southern achieved the target or maximum performance measures listed below, then a payout of:
Operating Income	Threshold	Target	Maximum
Outcome	$3.025	$3.302	≥ $3.591
Corporate Performance Payout Percentage	10.0%	67%	150%
	or	and	and
Operating Ratio	Threshold	Target	Maximum
Outcome	69.9%	68.4%	≤ 67.2%
Corporate Performance Payout Percentage	7.0%	67%	150%
	or	and	and
Composite Service Measure	Threshold	Target	Maximum
Outcome	72.5%	79.0%	≥ 81.8%
Corporate Performance Payout Percentage	4.5%	67%	100%

Overall, the Committee established the following threshold, target and maximum payouts for the annual incentive which would be multiplied by the executive’s annual incentive opportunity shown on the previous page:

	If Norfolk Southern achieved threshold performance for only the composite service measure, then a threshold payout of:	If Norfolk Southern achieved the target for all three performance measures listed above, then a payout of:	If Norfolk Southern achieved the maximum for all three performance measures listed above, then a payout of:
Overall Result	Threshold	Target	Maximum
Corporate Performance Payout Percentage	4.5%	67%	142.5%

The dollar amounts corresponding to the above-listed threshold, target, and maximum opportunities for each of the Named Executive Officers can be found under “Grants of Plan-Based Awards” on page 52.

For each of the three performance measures, the Committee sets performance levels and resulting payouts at intervals between the threshold, target, and maximum. When the Committee met in January 2017 and established the performance measures for the annual incentive, the Committee considered Norfolk Southern’s forecasted business environment, the continuing change in Norfolk Southern's traffic mix, continued economic uncertainty, overall economic factors in the rail industry, and the goals of the five-year strategic plan. The Committee determined that the performance levels that it had established for the 2016 operating income metric of the annual incentive, which had resulted in no annual incentive payout with respect to that metric, had proved unattainable in the face of economic and business conditions. The Committee further recognized that while expectations for Norfolk Southern's profitability had strengthened somewhat since the beginning of 2016, there was continuing uncertainty regarding the economic and business conditions for 2017. As a result, the Committee decreased the performance necessary to achieve the threshold

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and the target payout for the operating income metric, and correspondingly reduced the payout for achieving the threshold level as compared with 2016, but established a target level that was higher than 2016 performance. To reflect the goals of Norfolk Southern's strategic plan, the Committee maintained the performance necessary to achieve the threshold for the operating ratio metric but reduced the payout at threshold level as compared with 2016, and increased the performance necessary to achieve a target payout. The Committee maintained the same performance necessary to achieve a threshold, target, or maximum payout under the composite service metric as it had established in 2016 as they provided appropriate operational goals. Further, to provide incentive to accelerate achievement of the strategic plan goals, and aggressively control costs, the Committee increased the maximum payout for operating income and operating ratio from a 100% earnout to a 150% earnout for the portion attributable to the operating income and operating ratio performance measure if Norfolk Southern accelerated achievement of its strategic plan goals.

The final percentage for the annual incentive is calculated using a weighted average of the payouts for each performance measure as illustrated below:

Operating Income (billions) 50%		Operating Ratio 35%		Composite Service Measure 15%
OI	Payout	OR	Payout	CSM	Payout
$3.591	150%	67.2%	150%
$3.450	120%	67.8%	120%
$3.400	100%	68.0%	100%	81.8%	100%
$3.350	82%	68.2%	82%	80.6%	82%
$3.302	67%	68.4%	67%	79.0%	67%
$3.175	55%	68.6%	55%	77.0%	55%
$3.025	20%	69.9%	20%	72.5%	30%
<$3.025	0%	>69.9%	0%	<72.5%	0%

Actual results for the year were applied to each schedule to determine the earned 2017 award, as detailed below:

Performance Metric	Performance	% of Award Earned	Component Weighting	Subtotal
Operating Income (billions)*	$3.435	114.0%	50%	57.0%
Operating Ratio*	67.4%	145.0%	35%	50.8%
Composite Service Measure	76.5%	52.9%	15%	7.9%
Total (rounded)				115.7%
*	The Committee excluded the impact of the Tax Act from the determination for the 2017 annual incentive; if the Committee had not taken this action, the earned award and payout would have been higher.

Under the terms of the Executive Management Incentive Plan, the annual incentive paid to any individual executive under the plan will not exceed the lesser of three-tenths of one percent of Norfolk Southern’s income from railway operations for the incentive year or ten million dollars.

LONG-TERM INCENTIVE AWARDS
Norfolk Southern believes the most effective means to achieve long-term corporate performance is to align the interests of our Named Executive Officers with shareholders. The Committee achieves this alignment by granting equity-based awards that are earned based on continued employment, and at least half of which vest on achievement of predetermined performance goals. The Compensation Committee believes that the use of long-term incentive compensation for executives reinforces their focus on the importance of returns to shareholders, promotes achievement of long-term performance goals, and encourages executive retention.

In January 2017, the Committee allocated its annual long-term incentive awards to officers then at the Executive Vice President level and above 50% as performance share units, 35% as stock options, and 15% as restricted stock units. In January 2017, Mr. Galanko and Mr. Hurlbut were employed at the level of Senior Vice President and Vice President, respectively, and the Committee allocated their annual long-term incentive awards 45% as performance share units, 30%

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as stock options, and 25% as restricted stock units. Executives were required to enter into an agreement not to engage in competing employment as a condition of receiving the 2017 award. Consistent with the accelerated turnaround incentive awards granted to the Executive Vice Presidents in 2016, the Committee subsequently made an award of performance share units in October 2017 to Mr. Galanko, upon his promotion to the Executive Vice President level, to incent accelerated achievement of Norfolk Southern’s five-year plan strategic goals.

Performance Share Units. Norfolk Southern uses performance share units to reward the achievement of performance goals over a 3-year period. Performance share units settle in shares of Norfolk Southern common stock after the Committee certifies the extent to which the performance goals were attained. At the time of grant, Norfolk Southern uses the estimated grant date fair values of the performance share unit awards for market comparison purposes.

For 2017, the Committee established performance goals at the time of grant for two equally weighted criteria: after-tax return on average invested capital and a total shareholder return measure. Vesting of one-half of the shares is based on after-tax return on average invested capital, which the Committee believes is an important indicator to shareholders of a capital-intensive company such as Norfolk Southern. Vesting of the other half of the shares is based on Norfolk Southern’s total shareholder return as compared with the shareholder return of the other publicly-traded North American Class I railroads and a secondary measure based on a comparison of Norfolk Southern’s shareholder return to the S&P 500, with each shareholder return measurement reflecting the return over the entire 3-year period. The Committee capped the earnout for the TSR goal at the 50% target when the 3-year TSR is negative, regardless of whether Norfolk Southern has outperformed its peer group on a relative basis, to better align payout with shareholder returns. Each half of performance share units granted vests independently of the other half and its respective performance metrics. The Committee believes that the use of the metrics described above promotes the enhancement of shareholder value and efficient utilization of corporate assets.

For the 2015-2017 performance cycle, the performance criteria are as follows:

Performance Metric		% of PSUs Earned 2015-2017
NS Three-Year Total Shareholder Return (“TSR”) vs. North American	1st	100%
Class I Railroads#	2nd	75%
	3rd	50%
	4th	25%*
*Minimum 40% earnout if NS TSR > median S&P 500 TSR for 3-year period	5th	0%*
#Ranking excludes any Class I Railroad that is not publicly-traded	6th	0%*
Three-Year Average After-Tax Return on Average Invested Capital	≥12.3%	100%
	12.05%	75%
	9.625%	25%
	<9.5%	0%

The earned award for the 2015-2017 performance cycle was determined as follows:

Performance Metric	Performance	% of Award Earned
Three-Year Total Shareholder Return vs. North American Class I Railroads	2nd	75%
Three-Year Average After-Tax Return on Average Invested Capital*	9.4%	0%
Total (sum of % of Award Earned divided by 2 for one-half weighting of each of the components)		37.5%
*	The Committee excluded the impact of the Tax Act from the determination for the three-year average after-tax return on average invested capital; if the Committee had not taken this action, the earned award and payout would have been higher.
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Stock Options. Norfolk Southern believes that use of stock options provides us with the ability to retain key employees and at the same time increase shareholder value since the value of the options is only realized if our stock price increases from the date on which the options are granted. For 2017, the Committee maintained a four-year cliff-vesting period to encourage retention of key employees and awarded dividend equivalent payments on options during the four-year vesting period. The value of the option awarded is adjusted to recognize the effect of the dividend equivalents.

The Committee has never issued backdated option grants. Options are priced on the effective date of the grant at the higher of (i) the closing price or (ii) the average of the high and low price on the effective date of the grant. In addition, the Long-Term Incentive Plan prohibits repricing of outstanding stock options without the approval of shareholders.

We grant nonqualified stock options annually at the regularly scheduled January meeting of the Compensation Committee. The Committee approves all option grants at the level of Vice President and above. Under the terms of the Long-Term Incentive Plan, the effective date of the grant is the first day of the trading window during which executives are permitted to trade in Norfolk Southern’s securities following the release of Norfolk Southern’s financial results for the prior year. This establishes a prospective effective date to price the options.

Restricted Stock Units. Norfolk Southern believes that the use of time-based restricted stock units serves as a key retention tool for valued members of management. For 2017, the Committee granted restricted stock units that vest on the fifth anniversary of the date of grant and which settle in whole shares of Norfolk Southern common stock. In January 2017, the Committee granted a restricted stock unit award to Ms. Stewart to incent her retention until October 1, 2018, which award was forfeited when Ms. Stewart chose to retire effective August 1, 2017.

Accelerated Turnaround Incentives. The Committee established a special performance share unit award in February 2016, called the “Accelerated Turnaround Incentive” or “ATI.” The ATI PSU program provides an additional incentive for early achievement of the financial goals that are tied to Norfolk Southern’s five-year strategic plan. The ATI PSU will pay out only if Norfolk Southern accelerates achievement of its five-year strategic plan goals for operating ratio and earnings per share. The award was granted in the form of a PSU with a three-year term and targeting the 2020 strategic plan goals of an operating ratio below 65 and double-digit compound annual growth in earnings per share before 2020.

In 2017, the Committee granted additional ATI PSUs to Mr. Galanko following his promotion to Executive Vice President Law and Administration, with this prorated award equal to the ATI PSUs granted to the other executive vice presidents in 2016. The other Named Executive Officers did not receive any additional ATI PSUs in 2017.

Norfolk Southern’s efforts to drive increased shareholder value under the five-year strategic plan include:

●	an operating ratio below 65 by 2020; and
●	double-digit compound annual growth rate in earnings per share by 2020.

The ATI PSU measure is based solely on the 2018 results for operating ratio and diluted earnings per share. The Committee established performance goals for operating ratio and diluted earnings per share as equally weighted performance criteria with earnouts as follows if the strategic plan goals are achieved in 2018:

Threshold	No payout of the ATI PSUs will be made unless at least the target level is achieved.
Target	If five-year strategic plan year 2019 goals for both operating ratio and diluted earnings per share results are achieved in 2018, then 50% of ATI PSUs will be earned.
Maximum	If five-year strategic plan year 2020 operating ratio and diluted earnings per share goals are achieved in 2018, then 100% of ATI PSUs will be earned.

The payout is interpolated between the target and maximum levels. Therefore, if at least the target goal is achieved for diluted earnings per share and for operating ratio, but the maximum performance for either is not achieved, the earnout will be based on an evenly interpolated value between 50% and 100% for the measure. ATI PSUs that are earned, if any, will settle in shares of Norfolk Southern common stock in 2019 after the Committee certifies the extent to which the performance goals were achieved.

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No value is assigned to the ATI PSUs in the Stock Awards column of the Summary Compensation Table or the Grants of Plan-Based Awards Table because of the unlikelihood of achieving the threshold measure as assessed in accordance with FASB ASC Topic 718.

RETIREMENT PLANS AND PROGRAMS
Norfolk Southern believes that its Retirement Plan and Supplemental Benefit Plan provide it with the ability to retain key employees over a longer period. Norfolk Southern sponsors a qualified defined benefit pension plan that provides a benefit based on age, service, and a percentage of final average compensation. Norfolk Southern also sponsors a nonqualified supplemental benefit plan that restores the retirement benefit for amounts in excess of the Internal Revenue Code limitations for tax-qualified retirement plans, provides a retirement benefit for salary or annual incentive that is deferred under Norfolk Southern’s deferred compensation plans, and allows for possible use in providing enhanced retirement benefits for certain executives. In addition to supporting the goal to retain key employees, the Committee believes the supplemental benefit plan also recognizes, rewards and encourages contributions by its key employees, and maintains internal equity by ensuring that pension benefit levels are based on relative compensation levels of each participant. Further information on the Retirement Plan and Supplemental Benefit Plan may be found in the “Narrative to Pension Benefits Table.”

Norfolk Southern maintains the Executives’ Deferred Compensation Plan (the “EDCP”) for the benefit of the Named Executive Officers and certain other employees. The purpose of the EDCP is to provide executives with the opportunity to defer compensation and earnings until retirement or another specified date or event. The type of compensation eligible for deferral includes base salary and the annual incentive. Further information on the EDCP may be found in the “Narrative to Nonqualified Deferred Compensation Table.”

OTHER BENEFITS AND PERQUISITES
Norfolk Southern provides the Named Executive Officers with certain health and welfare benefits and a tax-qualified 401(k) plan in the same manner that such benefits have been made available to other salaried employees of the company. The Named Executive Officers receive limited perquisites that the Compensation Committee believes are necessary to retain Executive Officers and to enhance their productivity. The value of perquisites is considered as part of the total compensation package when other elements are evaluated.

Our Board of Directors has directed and requires the Chief Executive Officer, and his family and guests when appropriate, to use Norfolk Southern’s aircraft whenever reasonably possible for air travel. The Board believes that such use of the corporate aircraft promotes the best interests of Norfolk Southern by generally ensuring the immediate availability of the Chief Executive Officer and by providing a prompt, efficient means of travel in view of the need for security in such travel. For the same reasons, our Board of Directors has determined that the Chief Executive Officer may authorize employees and their guests to use the corporate aircraft for purposes that further the Corporation’s business interests. Such non-business use by other employees and their guests is infrequent.

Other perquisites include executive physicals, personal use of company facilities, and certain approved spousal travel. Norfolk Southern does not make tax gross-up payments on perquisites for the Named Executive Officers employed at the Executive Vice President level or above.

Norfolk Southern believes that the benefits and perquisites described above are appropriate to remain competitive compared to other companies and to promote retention of these officers.

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IMPACT OF THE TAX TREATMENT OF AWARDS ON NORFOLK SOUTHERN’S COMPENSATION POLICIES
Our executive compensation program has been carefully considered in light of the applicable tax rules. Section 162(m) of the Internal Revenue Code generally provides that a publicly held company may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per executive officer in any year. However, limited exceptions to Section 162(m) apply with respect to “qualified performance-based compensation,” as defined in the Internal Revenue Code. In order to allow deductibility of the value of the awards for the annual incentive, stock options and performance share units, we amended, with shareholder approval, the Long-Term Incentive Plan and Executive Management Incentive Plan in 2015 to permit the continued grant of performance-based compensation that meets the requirements of Section 162(m) under those plans. However, the exemption from Section 162(m)’s deduction limit for qualified performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The Committee believes that tax-deductibility is but one factor to be considered in fashioning an appropriate compensation package for executives. Norfolk Southern reserves and will continue to exercise its discretion in this area so as to serve the best interests of Norfolk Southern and its shareholders.

CHANGE-IN-CONTROL AGREEMENTS
Norfolk Southern has entered into change-in-control agreements with the Named Executive Officers to provide certain economic protections to executives in the event of a termination of employment following a change in control of Norfolk Southern. The change-in-control agreements are intended to keep management intact and focused on the best interests of Norfolk Southern and its shareholders in pursuing a potential change-in-control transaction, while serving to eliminate potential management distraction related to the uncertainty of possible job and income loss. The Compensation Committee believes that the agreements are reasonable and appropriate. Benefits will not be paid under the agreements unless both a change in control occurs and the executive’s employment is terminated or constructively terminated following the change in control. The Committee believes this “double trigger” maximizes shareholder value because this structure would prevent an unintended windfall to management in the event of a change in control that does not result in the termination (or constructive termination) of employment of management. For officers who entered into change-in-control agreements before 2008, the agreements were revised in 2008 to comply with Section 409A of the Internal Revenue Code but those revisions did not enhance or increase benefits provided under the agreements. Since January 2013, Norfolk Southern entered into amendments to its change-in-control agreements with Mr. Squires and Ms. Earhart to eliminate tax gross-up payments provided under the agreements. Mr. Galanko's and Ms. Stewart's change-in-control agreements terminated upon retirement.

The Board agreed in 2002 to abide by a shareholder-approved proposal that limits new severance agreements with senior executives to 2.99 times the sum of the executive's base salary plus bonus. In light of the recent executive leadership transition, the Committee approved a form of change-in-control agreement in 2016 which complies with the requirements of the shareholder resolution and which does not contain a tax gross-up provision. Norfolk Southern entered into the new change-in-control agreement in 2016 with Mr. Shaw, Mr. Wheeler, and Mr. Hurlbut.

A detailed description of the benefits provided under the change-in-control agreements may be found in the “Change-in-Control Agreements” section under “Potential Payments Upon a Change in Control or Other Termination of Employment” on page 62.

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SHARE OWNERSHIP GUIDELINES FOR OFFICERS
Our Board of Directors has established as part of its Corporate Governance Guidelines the following ownership guidelines for shares of Norfolk Southern stock for its officers:

Position	Minimum Value
Chairman, President and Chief Executive Officer	5 times annual salary
Executive Vice Presidents	3 times annual salary
Senior Vice Presidents, Vice Presidents	1 times annual salary

Norfolk Southern common stock and stock equivalents held in Norfolk Southern’s 401(k) plan are counted toward these holdings, but unexercised stock options or unvested equity awards are not counted. Officers may acquire such holdings over a five-year period. All officers currently meet this guideline or are expected to meet the guideline within the five-year period.

All Executive Officers of Norfolk Southern are required to clear any transaction involving its common stock with Norfolk Southern’s Corporate Secretary prior to engaging in the transaction, and pledging or hedging transactions will not be approved.

Anti-Pledging/Anti-Hedging Policy. All of our Executive Officers are prohibited from entering into pledging or hedging transactions or positions regarding Norfolk Southern’s securities.

POLICIES AND DECISIONS REGARDING THE ADJUSTMENT OR RECOVERY OF AWARDS
While we do not anticipate there would ever be circumstances where a restatement of earnings upon which incentive plan award decisions were based would occur, should such an unlikely event take place, the Committee has the discretion to take all actions necessary to protect the interests of shareholders up to and including actions to recover such incentive awards. The performance share awards include a clawback provision to permit the recovery of performance share awards following a material restatement of Norfolk Southern’s financial results. Similarly, the Executive Management Incentive Plan includes a clawback provision to permit recovery of annual incentives as a result of any material noncompliance with any financial reporting requirement under the securities laws. The long-term incentive award agreements further provide for forfeiture of awards, including after retirement, if the recipient engages in certain competing employment, or if it is determined that the recipient has committed fraud or theft in the course of the recipient’s employment with Norfolk Southern, or if the recipient discloses certain confidential information. Both the Long-Term Incentive Plan and the Executive Management Incentive Plan further allow for the reduction, forfeiture or recoupment of any award as may be required by law.
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EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE
The following table shows the total compensation awarded to, earned by or paid to each Named Executive Officer during 2017 for service in all capacities to Norfolk Southern and our subsidiaries for the fiscal year ended December 31, 2017. The table also sets forth information regarding fiscal 2016 and 2015 compensation.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
James A. Squires	2017	1,000,000	0	4,225,099	2,275,119	2,603,250	1,710,708	122,961	11,937,137
Chairman, President and	2016	900,000	0	3,900,209	2,099,966	724,950	678,156	121,793	8,425,074
Chief Executive Officer	2015	837,500	0	1,625,268	4,375,050	0	1,036,596	115,151	7,989,565
Cynthia C. Earhart	2017	600,000	0	746,753	402,579	937,170	1,033,920	22,103	3,742,525
Executive Vice President Finance	2016	600,000	0	747,159	402,583	289,980	514,224	41,731	2,595,677
and Chief Financial Officer	2015	525,000	0	746,809	402,441	0	604,116	33,361	2,311,727
Alan H. Shaw	2017	600,000	0	926,630	498,791	937,170	689,472	17,461	3,669,524
Executive Vice President and	2016	500,000	0	747,159	402,583	241,650	309,276	24,967	2,225,635
Chief Marketing Officer
Michael J. Wheeler	2017	600,000	0	1,056,432	568,591	937,170	948,447	22,036	4,132,676
Executive Vice President and	2016	581,250	0	780,094	419,914	279,240	530,194	37,885	2,628,577
Chief Operating Officer
Thomas E. Hurlbut[1]	2017	320,000	0	192,496	82,629	370,240	184,284	33,398	1,183,047
Interim Chief Financial Officer
and Vice President and Controller
William A. Galanko[2]	2017	412,500	0	349,905	150,165	598,748	231,357	31,236	1,773,911
Former Executive Vice President
Law and Administration
Marta R. Stewart[3]	2017	350,000	0	1,290,837	559,913	546,683	1,114,956	77,481	3,939,870
Former Executive Vice President	2016	600,000	0	1,039,891	559,951	289,980	650,760	45,594	3,186,176
Finance and Chief Financial Officer	2015	600,000	0	1,039,944	559,958	0	1,106,172	48,802	3,354,876
[1]	Thomas E. Hurlbut served as the interim chief financial officer following Ms. Stewart’s retirement on August 1, 2017 until Ms. Earhart’s appointment on August 15, 2017.
[2]	William A. Galanko retired from the Corporation effective March 1, 2018.
[3]	Marta R. Stewart retired from the Corporation effective August 1, 2017.
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Salary (Column (c))
Represents salary earned during 2015, 2016 and 2017 received on a current or deferred basis.

Stock Awards (Column (e))
The amounts reported for Stock Awards are the full grant date fair values of the awards computed in accordance with FASB ASC Topic 718 “Compensation - Stock Compensation.” This column includes Performance Share Units and Restricted Stock Units.

For Performance Share Units, the full grant date fair value is determined consistent with the estimated full accounting cost to be recognized over the three-year performance period, determined as of the end of the month following the grant date under FASB ASC Topic 718. For discussions of the relevant assumptions made in calculating these amounts, see note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. For the grant date fair value of only those awards granted to the Named Executive Officers in 2017, see the “Grants of Plan-Based Awards Table.”

The value of the Stock Awards reported in column (e), calculated in accordance with FASB ASC Topic 718 but assuming the highest level of performance would be achieved is as follows:

Year	J. A. Squires	C. C. Earhart	A. H. Shaw	M. J. Wheeler	T. E. Hurlbut	W. A. Galanko	M. R. Stewart
2017	$5,818,538	$1,028,580	$1,276,016	$1,454,721	$253,271	$460,148	$1,683,190
2016	$5,709,991	$1,093,946	$1,093,946	$1,142,082			$1,522,542
2015	$2,267,052	$1,041,932					$1,450,783

The total for Ms. Stewart in column (e) includes a retention Restricted Stock Unit award of $250,120, which award was forfeited when Ms. Stewart retired effective August 1, 2017.

Option Awards (Column (f))
The amounts reported for Option Awards are the full grant date fair values of the awards computed in accordance with FASB ASC Topic 718. For discussions of the relevant assumptions made in calculating these amounts, see note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Non-Equity Incentive Plan Compensation (Column (g))
The amounts reported as Non-Equity Incentive Plan Compensation were paid under the Executive Management Incentive Plan, as more fully described in the Compensation Discussion and Analysis. Amounts reported in this column were earned in the indicated year, and may have been received on a current basis or deferred in accordance with our deferred compensation plans.

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (h))
In accordance with SEC rules, any increase or decrease in the present value of the benefits under our Retirement Plan is aggregated with any increase or decrease in the present value of the benefits under our Supplemental Benefit Plan.

All of the Named Executive Officers had an increase in the aggregate present value of the benefits under our Retirement Plan and Supplemental Benefit Plan in 2017. The changes in the values result from increases in each individual’s years of service, final average compensation calculation and age, or from changes in marital status which more than offset decreases in value due to an increase in the pension discount rate and revised mortality assumptions. For all the Named Executive Officers other than Mr. Galanko, the amounts shown in this column solely represent the aggregate increase in the actuarial present value of the Named Executive Officers’ accumulated benefits under the Retirement Plan and the Supplemental Benefits Plan for 2017. For Mr. Galanko, $231,357 represents the aggregate increase in the actuarial present value of his accumulated benefits under the Retirement Plan and the Supplemental Benefits Plan for 2017, and the remainder represents the amounts by which 2017 interest accrued on salary and annual incentives he deferred under the Officers’ Deferred Compensation Plan exceeded 120% of the applicable Federal long-term rate provided in Section 1274(d) of the Internal Revenue Code.
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All Other Compensation (Column (i))
The amounts reported as All Other Compensation for 2017 include, for each Named Executive Officer:

	Perquisites ($)	401(k) Matching Contributions ($)	Life Insurance Premiums ($)	Other ($)	Total ($)
J. A. Squires	95,459	9,450	15,962	2,090	122,961
C. C. Earhart	1,170	9,450	11,483	0	22,103
A. H. Shaw	0	9,450	8,011	0	17,461
M. J. Wheeler	585	9,450	12,001	0	22,036
T. E. Hurlbut	15,570	9,450	4,029	4,349	33,398
W. A. Galanko	10,800	9,450	8,418	2,568	31,236
M. R. Stewart	1,942	9,450	8,396	57,692	77,481

All perquisites are valued on the basis of aggregate incremental cost to us. Perquisites for Mr. Squires during 2017 consisted of $94,289 for use of company aircraft, with the remainder representing imputed income for personal use of a corporate apartment. With regard to personal use of company aircraft, aggregate incremental cost is calculated as the weighted-average cost of fuel, aircraft maintenance, parts and supplies, landing fees, ground services, catering, and crew expenses associated with such use, including those associated with “deadhead” flights related to such use. Use of corporate aircraft includes use by the Named Executive Officers as permitted by resolution of the Board of Directors. The aggregate incremental cost for personal use of company aircraft by our Named Executive Officers is allocated entirely to the highest-ranking Named Executive Officer on the flight. Because corporate aircraft are used primarily for business travel, this calculation excludes fixed costs that do not change based on usage. Fixed costs include pilot salaries, the purchase or lease costs of the airplane, and the cost of maintenance not related to such personal travel.

The perquisite amount for Mr. Galanko consisted of a monthly auto allowance that was paid before he was appointed as an Executive Vice President. For Mr. Hurlbut, the perquisite amount consisted of a monthly auto allowance of $14,400, with the remainder representing imputed income for personal use of a corporate apartment. Perquisites for all the Named Executive Officers also included participation in the Executive Accident Plan, for which there was no aggregate incremental cost.

The amounts shown under “Life Insurance Premiums” were premiums the Corporation paid under our Executive Life Insurance Plan. For Mr. Squires, the amount under “Other” includes his proportional cost of NS-owned life insurance policies used to fund the Directors’ Charitable Award Program. For Messrs. Galanko and Hurlbut the amount under “Other” includes a tax-gross up of premiums paid on their behalf for a life insurance policy under our Executive Life Insurance Plan; for Mr. Galanko, this amount was paid in May 2017, before Mr. Galanko was appointed as an Executive Vice President effective October 1, 2017. For Mr. Hurlbut the amount under “Other” also includes annual fees paid for his service as a director of Norfolk and Portsmouth Belt Line Railroad Company. For Ms. Stewart, the amount under “Other” was a payment made upon her retirement for unused vacation.
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Executive Compensation | 2018 Annual Meeting and Proxy Statement

2017 GRANTS OF PLAN-BASED AWARDS
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant Date (b)	Committee Action Date[2]	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
James A. Squires	1/26/2017	1/23/2017	101,250	1,507,500	3,562,500
	1/26/2017	1/23/2017				5,637	28,185	56,370				3,249,871
	1/26/2017	1/23/2017							8,110			975,228
	1/26/2017	1/23/2017								60,300	120.25	2,275,119
Cynthia C. Earhart	1/26/2017	1/23/2017	36,450	542,700	1,239,750
	1/26/2017	1/23/2017				997	4,985	9,970				574,795
	1/26/2017	1/23/2017							1,430			171,958
	1/26/2017	1/23/2017								10,670	120.25	402,579
Alan H. Shaw	1/26/2017	1/23/2017	36,450	542,700	1,239,750
	1/26/2017	1/23/2017				1,236	6,180	12,360				712,585
	1/26/2017	1/23/2017							1,780			214,045
	1/26/2017	1/23/2017								13,220	120.25	498,791
Michael J. Wheeler	1/26/2017	1/23/2017	36,450	542,700	1,239,750
	1/26/2017	1/23/2017				1,409	7,045	14,090				812,324
	1/26/2017	1/23/2017							2,030			244,108
	1/26/2017	1/23/2017								15,070	120.25	568,591
Thomas E. Hurlbut	1/26/2017	1/23/2017	14,400	214,400	456,000
	1/26/2017	1/23/2017				215	1,075	2,150				123,953
	1/26/2017	1/23/2017							570			68,543
	1/26/2017	1/23/2017								2,190	120.25	82,629
William A. Galanko	1/26/2017	1/23/2017	23,288	346,725	758,813
	1/26/2017	1/23/2017				390	1,950	3,900				224,845
	1/26/2017	1/23/2017							1,040			125,060
	1/26/2017	1/23/2017								3,980	120.25	150,165
	10/26/2017	10/26/2017				1,479	1,479	2,958
Marta R. Stewart	1/26/2017	1/23/2017	36,450	542,700	1,239,750
	1/26/2017	1/23/2017				1,388	6,940	13,880				800,217
	1/26/2017	1/23/2017							4,080			490,620
	1/26/2017	1/23/2017								14,840	120.25	559,913
[1]	The amounts shown represents the full-year threshold, target and maximum opportunity payable for the annual incentive under the EMIP, as determined at the time that the Compensation Committee made the awards. Because Ms. Stewart retired during the year, she was eligible only for a prorated award. As a result of Ms. Stewart’s retirement effective August 1, 2017, the threshold, target and maximum prorated awards were $21,263, $316,575 and $723,188, respectively. The amount actually paid as an annual incentive under the EMIP is reported in the Non-Equity Incentive Plan Compensation (column g) of the Summary Compensation Table.
[2]

Consistent with past practice and the terms of LTIP, the Committee made all January 2017 equity awards to directors and executive officers effective on the day after a full trading day has elapsed following the release of our fiscal year financial results. Because the Committee meetings at which these awards were made occurred prior to the effective date of the awards, we have provided both dates in accordance with SEC rules. In September 2017, the Committee awarded an ATI PSU award to Mr. Galanko in connection with his election as Executive Vice President Law and Administration, and made the award effective on the day after a full trading day had elapsed following the release of our third quarter financial results. See our “Compensation Discussion and Analysis” section for further discussion of our equity award grant practices.

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Estimated Future Payouts Under Non-Equity Incentive Plan Awards (EMIP) (Columns (c), (d) and (e))
These awards were made pursuant to our Executive Management Incentive Plan (“EMIP”) and had the potential to be earned upon the achievement of certain performance goals established by the Committee for the fiscal year ended December 31, 2017. For a discussion of the performance goals established by the Committee, see page 42 of our “Compensation Discussion and Analysis” section. The Committee targeted a payout of 67% in 2017 in setting the annual performance goals for EMIP incentive awards, and using an annual incentive opportunity equal to 225% of salary for the Chief Executive Officer and 135% of salary for the Executive Vice Presidents. Consequently, the target amounts in column (d) assume that the Named Executive Officers earned 67% of the potential EMIP awards that they could have earned using these annual incentive opportunities. The threshold amounts in column (c) assume that the Named Executive Officers earned the minimum EMIP awards based on performance required to trigger any level of payment; if performance fell below performance goals required to earn the threshold amount, they would not have been entitled to any EMIP awards. The Named Executive Officers earned 115.7% of these EMIP awards based on our performance during 2017. These annual incentive amounts are also included under “Non-Equity Incentive Compensation” in the Summary Compensation Table.

Estimated Future Payouts Under Equity Incentive Plan Awards (PSUs) (Columns (f), (g) and (h))
These amounts represent grants of performance share units made pursuant to our Long-Term Incentive Plan (“LTIP”). These performance share units will be earned over the performance cycle ending December 31, 2019. For a discussion of the other material terms of these awards, see the narrative discussion which follows this table. LTIP does not provide a performance target for earning performance share units under this feature of the plan; however, the Committee targets a payout of 50% in setting the performance goals for performance share unit awards. Consequently, the target amounts in column (g) assume that the Named Executive Officers will earn 50% of the maximum potential number of performance share units that can be earned under the awards. The threshold amounts in column (f) assume that the Named Executive Officers will earn the minimum number of performance share units based on performance required to trigger any level of payment; if the Corporation’s performance fell below performance goals required to earn the threshold amount, they would not receive any performance share units. The threshold and target amounts in columns (f) and (g) for the accelerated turnaround incentive (ATI) performance share units granted to Mr. Galanko in October 2017 are the same because no payment will be made unless at least the target level is achieved.

All Other Stock Awards (RSUs) (Column (i))
These amounts represent grants of restricted stock units made under LTIP. The total for Ms. Stewart in column (i) includes a retention Restricted Stock Unit award of 2,080 units, with a grant-date fair value of $250,120, which award was forfeited when Ms. Stewart retired effective August 1, 2017.

For a discussion of the material terms of these restricted stock unit awards, see the narrative discussion which follows this table.

All Other Option Awards (Stock Options) (Columns (j) and (k))
The non-qualified stock options that were granted as of January 26, 2017, are exercisable as of January 26, 2021. The Committee granted these options at an exercise price equal to the higher of the closing market price or the average of the high and low prices of our common stock on the effective date of the grant. The closing price was lower than the average price on the date of grant, so the exercise price shown is the average price on the date of grant. The exercise price may be paid in cash or in shares of our common stock (previously owned by the participant for at least six months preceding the date of exercise) valued on the date of exercise. For a discussion of the other material terms of these option awards, see the narrative discussion which follows this table.

Grant Date Fair Value of Stock and Option Awards (Column (l))
The amounts reported in Column (l) represent the full grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. For awards that entitle the Named Executive Officers to dividends or dividend equivalents, those amounts are also computed in accordance with FASB ASC Topic 718. No value is assigned to Mr. Galanko’s October 2017 grant of ATI PSUs in the Stock Awards column of the Summary Compensation Table or the Grants of Plan-Based Awards Table because of the unlikelihood of achieving the threshold measure as assessed in accordance with FASB ASC Topic 718.
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NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

AWARDS

Our Long-Term Incentive Plan (“LTIP”), as last approved by shareholders in 2015, allows for the award of equity-based awards, including incentive stock options, nonqualified stock options, restricted stock units and performance share units to non-employee directors, officers and other employees of the Corporation.

Performance share units entitle a recipient to receive performance-based compensation at the end of a three-year performance cycle based on our performance during that three-year period. For awards made in 2017, the award cycle began on January 1, 2017, and ends December 31, 2019. Under the 2017 performance share unit awards, corporate performance will be measured using two predetermined and equally weighted standards; that is, each of the following performance areas will serve as the basis for earning up to one-half of the total number of performance share units granted (with each one-half portion vesting independent of the other): (1) three-year after-tax return on average invested capital and (2) total return to shareholders measured at the end of the three-year period. Return on average invested capital for this purpose is calculated by dividing Norfolk Southern’s net operating profit after-tax (defined as net income excluding interest expense, and adjusted for the effect of capitalizing Norfolk Southern’s operating lease obligations) by the average invested capital (defined as the average of the current and prior year-end shareholders’ equity and total debt balances, which is then adjusted for the effect of capitalizing Norfolk Southern’s operating lease obligations). Total shareholder return is based on Norfolk Southern’s total shareholder return as compared with the shareholder return of the other publicly-traded North American Class I railroads and a secondary measure based on a comparison of Norfolk Southern’s shareholder return to the S&P 500, with each shareholder return measurement reflecting the return over the entire 3-year period and using a 20-day average to measure performance at the beginning and the end of the period. Additional discussion of these performance criteria can be found beginning on page 44 of our “Compensation Discussion and Analysis” section. Performance share units that are earned will be distributed in whole shares of our common stock.

The Compensation Committee established a special performance share unit award in February 2016, called the “Accelerated Turnaround Incentive” or “ATI”. The ATI performance share unit award is based on our performance as determined during a three-year period that began on January 1, 2016 and ends December 31, 2018, and is measured using two predetermined and equally weighted standards; that is, each of the following performance areas will serve as the basis for earning up to one-half of the total number of performance share units granted: (1) operating ratio and (2) diluted earnings per share. In 2017, the Committee granted additional ATI PSUs to Mr. Galanko following his promotion to Executive Vice President Law and Administration, with this prorated award equal to the ATI PSUs granted to the other executive vice presidents in 2016. The other Named Executive Officers did not receive any additional ATI PSUs in 2017. Additional discussion of the ATI performance share units can be found beginning on page 45 of our “Compensation Discussion and Analysis” section. Performance share units that are earned will be distributed in whole shares of our common stock.

The Compensation Committee met to approve the 2017 option grants on January 23, 2017. In order to permit thorough dissemination of our financial results for the fiscal year ended December 31, 2016, the Committee made these grants effective January 26, 2017. See our “Compensation Discussion and Analysis” section for further discussion of our equity award grant practices. These options become exercisable four years after the grant date, or if the Named Executive Officer retires or dies before that date, the later of one year after the grant date or the participant’s retirement or death. Dividend equivalent payments are paid in cash to active employees on unvested options for four years in an amount equal to, and commensurate with, regular quarterly dividends paid on our common stock. The exercise price may be paid in cash or in shares of our common stock valued at fair market value on the date of exercise. Except for capital adjustments such as stock splits, the exercise price of a stock option granted under LTIP may not be decreased after the option is granted, nor may any outstanding option be modified or replaced through cancellation if the effect would be to reduce the price of the option, unless the repricing, modification or replacement is approved by our shareholders.

The restricted stock units awarded in 2017 are subject to a five-year restriction period and will be settled in shares of our common stock. Dividend equivalent payments are paid in cash on restricted stock units in an amount equal to, and commensurate with, regular quarterly dividends paid on our common stock. During the restriction period, the holder of restricted stock units has no voting or investment power over the underlying common stock. In 2017, the Committee also awarded Ms. Stewart restricted stock units with a three-year restriction period provided that she did not retire before October 1, 2018, but Ms. Stewart forfeited that award when she retired effective August 1, 2017.

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Receipt of an award under LTIP in 2017 was made contingent upon the participant’s execution of a non-competition agreement, and all awards are subject to forfeiture in the event the participant “engages in competing employment” within two years following retirement.

For 2017, awards to our Named Executive Officers under the Executive Management Incentive Plan (“EMIP”) were payable based on our performance relative to the following pre-determined performance measures: operating income, operating ratio, and a composite of three service measures, consisting of adherence to operating plan, connection performance and train performance. The performance metrics relative to these performance measures were established by the Committee in January 2017. A more detailed discussion of these performance measures can be found on page 42 of our “Compensation Discussion and Analysis” section.

The Committee set Mr. Squires’ 2017 incentive opportunity at 250% of his 2017 base salary and the Executive Vice Presidents at 145% of their 2017 base salaries. However, in applying the 115.7% annual incentive earnout, the Committee approved payouts that corresponded to a 225% opportunity for the Chief Executive Officer and a 135% opportunity for the Executive Vice Presidents, as further described under Annual Incentive in the “Compensation Discussion and Analysis” section. These amounts are reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

For further discussion of our plans and how these LTIP and EMIP awards fit into our executive compensation program, see the “Compensation Discussion and Analysis” section.

EMPLOYMENT AND OTHER AGREEMENTS

None of the Corporation’s Named Executive Officers is employed pursuant to an employment agreement.

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Executive Compensation | 2018 Annual Meeting and Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Have Not Vested (#)[7]	Market Value of Shares or Units of Stock That Have Not Vested ($)[8]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[9]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Shares that Have Not Vested ($)[8]
James A. Squires	19,000		62.745	1/26/2021	32,490	4,707,801	121,216	17,564,265
	18,000		75.140	1/25/2022
	24,000		69.830	1/23/2023
		29,290[1]	94.170	1/22/2024
		28,830[2]	104.230	1/26/2025
		132,880[3]	92.760	5/31/2025
		105,420[4]	70.320[6]	1/27/2026
		60,300[5]	120.250[6]	1/25/2027
Cynthia C. Earhart	4,200		62.745	1/26/2021	8,480	1,228,752	26,823	3,886,591
	3,700		75.140	1/25/2022
	5,000		69.830	1/23/2023
		12,890[1]	94.170	1/22/2024
		13,260[2]	104.230	1/26/2025
		20,210[4]	70.320[6]	1/27/2026
		10,670[5]	120.250[6]	1/25/2027
Alan H. Shaw	2,000		62.745	1/26/2021	6,270	908,523	29,075	4,212,989
	1,900		75.140	1/25/2022
	2,550		69.830	1/23/2023
		2,760[1]	94.170	1/22/2024
		2,720[2]	104.230	1/26/2025
		20,210[4]	70.320[6]	1/27/2026
		13,220[5]	120.250[6]	1/25/2027
Michael J. Wheeler		2,760[1]	94.170	1/22/2024	7,180	1,040,382	31,158	4,514,840
		2,720[2]	104.230	1/26/2025
		21,080[4]	70.320[6]	1/27/2026
		15,070[5]	120.250[6]	1/25/2027
Thomas E. Hurlbut	1,330		75.140	1/25/2022	4,140	599,886	7,797	1,129,806
	1,432		69.830	1/23/2023
		2,760[1]	94.170	1/22/2024
		2,720[2]	104.230	1/26/2025
		4,140[4]	70.320[6]	1/27/2026
		2,190[5]	120.250[6]	1/25/2027
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	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Have Not Vested (#)[7]	Market Value of Shares or Units of Stock That Have Not Vested ($)[8]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[9]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Shares that Have Not Vested ($)[8]
William A. Galanko	4,200		62.745	1/26/2021	4,610	667,989	10,926	1,583,107
	3,700		75.140	1/25/2022
	5,000		69.830	1/23/2023
		2,760[1]	94.170	1/22/2024
		2,720[2]	104.230	1/26/2025
		4,140[4]	70.320[6]	1/27/2026
		3,980[5]	120.250[6]	1/25/2027
Marta R. Stewart	15,339		94.170	1/22/2024	11,140	1,614,186	34,553	5,006,762
	17,491		104.230	1/26/2025
	25,110		70.320[6]	1/27/2026
		14,840[5]	120.250[6]	1/25/2027
[1]	These options vested on January 23, 2018.
[2]	These options vest on January 27, 2019 or, if the Named Executive Officer retires or dies before that date, the later of one year after the grant date or the date of retirement or death.
[3]	These options vest on June 1, 2019 or, if Mr. Squires retires or dies before that date, the later of one year after the grant date or the date of retirement or death.
[4]	These options vest on January 28, 2020 or, if the Named Executive Officer retires or dies before that date, the later of one year after the grant date or the date of retirement or death.
[5]	These options vest on January 26, 2021 or, if the Named Executive Officer retires or dies before that date, the later of one year after the grant date or the date of retirement or death.
[6]	These options expire on the date listed or, if the Named Executive Officer retires before that date, on the earlier of the date listed or five years after the Named Executive Officer retires.
[7]	The following table provides information with respect to the vesting of each Named Executive Officer’s restricted stock units:

Name	1/24/18	1/23/19	1/27/20	1/28/21	1/26/22
J. A. Squires	4,000	3,980	3,600	12,800	8,110
C. C. Earhart	1,200	1,750	1,650	2,450	1,430
A. H. Shaw	650	730	660	2,450	1,780
M. J. Wheeler	1,200	730	660	2,560	2,030
T. E. Hurlbut	1,200	730	660	980	570
W. A. Galanko	1,200	730	660	980	1,040
M. R. Stewart	1,200	2,230	2,300	3,410	2,000
[8]	These values are based on the $144.90 closing market price of our common stock as of December 31, 2017.
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[9]	These amounts represent (i) grants of performance share units made in 2016 pursuant to the Long-Term Incentive Plan (“LTIP”) that may be earned out over the three-year period ending December 31, 2018, (ii) grants of performance share units made in 2017 pursuant to LTIP that may be earned out over the three-year period ending December 31, 2019, and (iii) grants of accelerated turnaround incentive (ATI) performance share units that may be earned out over the three-year period ending December 31, 2018. Because the number of performance share units earned is determined based on a three-year performance period for each cycle, in accordance with the SEC requirements for this table, the number of performance share units disclosed is determined by reporting performance based on achieving threshold performance goals, except that if performance during the last completed fiscal years over which performance is measured has exceeded the threshold, then the disclosure is based on the next highest performance measure (target or maximum) that exceeds the last completed fiscal years over which performance is measured. In accordance with this rule, the number of performance share units shown by each Named Executive Officer for these grants is 47.15% for the annual grant of performance share units made in 2016, and 94.25% for the annual grant of performance share units made in 2017, which represents (a) the actual percentage for the after-tax return on average invested capital for each completed year in the performance periods, (b) the target percentage for after-tax return on average invested capital for the uncompleted year in the 2016-2018 performance period, (c) the maximum percentage for after-tax return on average invested capital for the uncompleted years in the 2017-2019 performance period, (d) the target percentage for the total shareholder return (TSR) metric for the 2016-2018 performance period based on our TSR as compared with the TSRs of the other publicly-traded North American Class I railroads for the period from the January 1, 2016 start of the performance period to December 31, 2017, and (e) the maximum percentage for the TSR metric for the 2017-2019 performance period based on our TSR as compared with the TSRs of the other publicly-traded North American Class I railroads for the period from the January 1, 2017 start of the performance period to December 31, 2018. In accordance with the SEC requirements for this table, the number of ATI performance share units shown is the threshold level and the value shown is based on our closing stock price on December 31, 2017; the threshold and target levels for the ATI performance share units are the same as no payment of the ATI performance share units will be made unless at least the target level is achieved.

OPTION EXERCISES AND STOCK VESTED IN 2017
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)[2]	Value Realized on Vesting ($)[2]
James A. Squires	58,824	4,552,136	12,900	1,801,037
Cynthia C. Earhart	9,553	700,781	5,503	776,553
Alan H. Shaw	0	0	1,529	208,528
Michael J. Wheeler	8,700	471,808	1,929	256,626
Thomas E. Hurlbut	11,988	759,731	1,929	256,626
William A. Galanko	5,000	358,052	1,929	256,626
Marta R. Stewart	17,904	943,932	7,288	1,036,244
[1]	Represents the difference between the price of the underlying common stock on the day of exercise and the exercise price of the option(s).
[2]	Represents the aggregate number of (1) restricted stock units that vested and were distributed during fiscal 2017, multiplied by the average of the high and low of the market price of the underlying shares on the vesting date, and (2) performance share units that vested during fiscal 2017, which shares were distributed on January 25, 2018, multiplied by the average of the high and low of the market price of the underlying shares on the vesting date of December 31, 2017.
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RETIREMENT BENEFITS

2017 PENSION BENEFITS TABLE
The following table shows, as of December 31, 2017, each Named Executive Officer’s years of credited service, present value of accumulated benefit and benefits received, if any, under each of (i) the tax-qualified Retirement Plan of Norfolk Southern Corporation and Participating Subsidiary Companies (the “Retirement Plan”) and (ii) the nonqualified Supplemental Benefit Plan of Norfolk Southern Corporation and Participating Subsidiary Companies (the “SERP”).

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
James A. Squires	Retirement Plan	26	1,204,980	0
	SERP	26	6,842,352	0
Cynthia C. Earhart	Retirement Plan	32	1,338,096	0
	SERP	32	3,578,004	0
Alan H. Shaw	Retirement Plan	24	898,272	0
	SERP	24	1,121,076	0
Michael J. Wheeler	Retirement Plan	33	1,372,716	0
	SERP	33	2,539,656	0
Thomas E. Hurlbut	Retirement Plan	26	988,260	0
	SERP	26	847,836	0
William A. Galanko	Retirement Plan	28	1,465,416	0
	SERP	28	1,813,536	0
Marta R. Stewart	Retirement Plan	34	1,672,272	54,120
	SERP	34	4,528,260	3,335

NARRATIVE TO PENSION BENEFITS TABLE
The above table shows the number of years of credited service and the actuarial present value of each Named Executive Officer’s accumulated benefits under our defined benefit plans as of December 31, 2017, which is the pension plan measurement date we use for financial reporting purposes. We assume a retirement age of 60 for purposes of the table for Mr. Squires, Ms. Earhart, Mr. Shaw, Mr. Wheeler and Mr. Hurlbut, since that is the earliest age at which a participant may retire under the plans without an age-based benefit reduction, and they had not reached that age as of December 31, 2017. For a discussion of the other material assumptions applied in quantifying the present values of the above accrued benefits, see note 11 to our financial statements included with our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The benefits shown are in addition to amounts payable under the U.S. Railroad Retirement Act.

Under the Retirement Plan and the SERP, except as noted above or in the event of a change in control (see below), each Named Executive Officer can expect to receive an annual retirement benefit equal to average annual compensation for the five most highly compensated years out of the last ten years of creditable service multiplied by a percentage equal to 1.5% times total years of creditable service, but not in excess of 40 years of creditable service (which would be equivalent to a maximum of 60% of such average compensation), less an offset for the annual Railroad Retirement Act annuity. Average compensation includes salary, awards under the Executive Management Incentive Plan and unused vacation amounts paid upon severance from employment. Under the Retirement Plan and the SERP, annual retirement benefits will be payable to each Named Executive Officer upon retirement (although there may be a six-month delay in payment of benefits that accrued under the SERP after January 1, 2005, if required by Section 409A of the Internal Revenue Code) and, upon the Named Executive Officer’s death, to his or her spouse on a joint-and-survivor-annuity basis.

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Mr. Squires, Ms. Earhart, and Mr. Wheeler are eligible for early retirement under the Retirement Plan and the SERP since each has reached age 55 and have 10 years of creditable service. If Mr. Squires, Ms. Earhart, or Mr. Wheeler chooses to retire prior to age 60, their benefits will be reduced by 1/360th for each month he or she is under age 60 at the time of retirement. Ms. Stewart retired effective August 1, 2017, and her benefit was reduced by 1/360th for each month she was under age 60 at the time of her retirement. Mr. Galanko retired effective March 1, 2018, and he was eligible for full retirement benefits without any benefit reduction due to age.

We have no policy with regard to granting extra years of credited service. However, as described below, our change-in-control agreements provide for additional years of credited service in limited circumstances.

DEFERRED COMPENSATION
Our Named Executive Officers may have deferred the receipt of portions of their compensation under two separate deferred compensation plans: the Officers’ Deferred Compensation Plan (“ODCP”) and the Executives’ Deferred Compensation Plan (“EDCP”). The table and narrative below describe the material elements of these plans.

2017 NONQUALIFIED DEFERRED COMPENSATION TABLE
Name	Plan	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)[2]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)[3]
James A. Squires	ODCP	0	0	0	0	0
	EDCP	100,008	0	182,708	0	2,808,552
Cynthia C. Earhart	ODCP	0	0	41,437	0	633,392
	EDCP	86,994	0	188,747	0	1,665,918
Alan H. Shaw	ODCP	0	0	0	0	0
	EDCP	0	0	2,772	0	15,642
Michael J. Wheeler	ODCP	0	0	0	0	0
	EDCP	0	0	94,260	0	826,824
Thomas E. Hurlbut	ODCP	0	0	0	0	0
	EDCP	0	0	20,578	0	130,767
William A. Galanko	ODCP	0	0	150,526	0	1,637,795
	EDCP	112,949	0	57,969	0	2,352,601
Marta R. Stewart	ODCP	0	0	18,375	0	280,872
	EDCP	0	0	0	0	0
[1]	Amounts in this column are included in the “Salary” and/or “Non-Equity Incentive Plan Compensation” column(s) of the Summary Compensation Table.
[2]

Of these amounts, $40,077 is included for Mr. Galanko in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table and represents the extent to which 2017 interest accrued on salary and annual incentives deferred under the Officers’ Deferred Compensation Plan exceeded 120% of the applicable Federal long-term rate provided in Section 1274(d) of the Internal Revenue Code.

[3]

Of these amounts, $1,507,128 has been previously reported as compensation to Mr. Squires in our Summary Compensation Tables beginning with the fiscal year ended December 31, 2007 and ending with the fiscal year ended December 31, 2016.

NARRATIVE TO NONQUALIFIED DEFERRED COMPENSATION TABLE
The 2017 Nonqualified Deferred Compensation table presents amounts deferred under (i) the Officers’ Deferred Compensation Plan and (ii) the Executives’ Deferred Compensation Plan. Amounts deferred are credited to a separate memorandum account maintained in the name of each participant. We do not make contributions to participants’ accounts.

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Amounts deferred before January 1, 2001, were deferred under the Officers’ Deferred Compensation Plan and earn a fixed rate of interest, which is credited to the account at the beginning of each quarter. In general, the fixed interest rate is determined on the basis of the participant’s age at the time of the deferral. The total amount so credited for amounts deferred before January 1, 2001, (including interest earned thereon) is distributed in five installments beginning in the year following the year in which the participant retires.

Amounts deferred on or after January 1, 2001, have been deferred under the Executives’ Deferred Compensation Plan. Participants may defer up to 50% of base salary and 100% of EMIP annual incentive payments and are credited with variable earnings and/or losses based on the performance of hypothetical investment options selected by the participant. The hypothetical investment options include various mutual funds as crediting indices. With respect to each deferral, participants may choose to receive a distribution at the earliest of separation from service, disability, or a date that is at least five years but not more than 15 years after the deferral year has ended.

The total amount credited to a participant will be distributed, in accordance with the participant’s elected distribution option, in one lump sum or a stream of annual cash payments.

Our commitment to accrue and pay interest and/or earnings on amounts deferred is facilitated by the purchase of corporate-owned life insurance with executive officers as insureds under the policies. If the Board of Directors determines at any time that changes in the law affect our ability to recover the cost of providing the benefits payable under the Executives’ Deferred Compensation Plan and the Officers’ Deferred Compensation Plan, the Board, in its discretion, may reduce the interest and/or earnings on deferrals. With respect to the Officers’ Deferred Compensation Plan, the adjusted rate of interest may not be less than one-half the rate otherwise provided for in the plan. For the Executives’ Deferred Compensation Plan, the adjusted rate may not be less than the lesser of (a) one-half the rate of earnings otherwise provided for in the Executives’ Deferred Compensation Plan or (b) 7%.

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POTENTIAL PAYMENTS UPON A CHANGE IN CONTROL OR OTHER TERMINATION OF EMPLOYMENT
We have entered into certain agreements and maintain certain plans that will require us to provide compensation to our Named Executive Officers in the event of a termination of their employment with our company.

POST EMPLOYMENT BENEFITS*
The benefits to be provided to our Named Executive Officers in the event of a termination due to retirement, involuntary separation, death, disability or a change in control are quantified in the table below. As of December 31, 2017, Mr. Shaw and Mr. Hurlbut were not eligible to retire under our retirement plans, so figures listed for Mr. Shaw and Mr. Hurlbut under Retirement assume a voluntary separation as of that date. Ms. Stewart retired effective August 1, 2017, and Mr. Galanko retired effective March 1, 2018, and this table thus only reflects the amounts payable as a result of their retirements. Except as provided in this paragraph, this analysis assumes that on December 31, 2017,

●	for a Retirement, the executive retired as of that date;
●

for an Involuntary Separation, the executive’s employment was terminated as of that date due to the executive’s position being abolished in connection with a downsizing or internal restructuring (and the executive elected to retire if he or she is retirement eligible);

●	for a Death, the executive dies on that date;
●	for a Disability, the executive became disabled on that date; and
●

for a Change in Control, (i) a change in control of our company occurred, as defined in the applicable change-in-control agreements, and (ii) each of the above Named Executive Officer’s employment with us was terminated without cause.

	Retirement $	Involuntary Separation $	Death $	Disability $	Change in Control $
James A. Squires
Severance Pay		961,539			13,687,500
Performance Share Units	10,598,732	10,598,732	10,598,732	10,598,732	9,953,275
Unvested Stock Options	18,935,380	18,935,380	18,935,380	18,935,380
Accelerated Dividends					1,712,660
Restricted Stock Units	4,707,801	4,707,801	4,707,801	4,707,801
Deferred Compensation Equivalent					1,953,466
Pension Enhancement					15,705,669
Health Benefits	181,519	181,519	76,160	181,519	50,601
Life Insurance Proceeds			3,000,000
Vacation Pay	96,154	96,154			96,154
TOTAL	34,519,585	35,481,124	37,318,072	34,423,431	43,159,325
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	Retirement $	Involuntary Separation $	Death $	Disability $	Change in Control $
Cynthia C. Earhart
Severance Pay		738,461			5,519,250
Performance Share Units	1,977,531	1,977,531	1,977,531	1,977,531	1,858,730
Unvested Stock Options	2,963,471	2,963,471	2,963,471	2,963,471
Accelerated Dividends					253,296
Restricted Stock Units	1,228,752	1,228,752	1,228,752	1,228,752
Deferred Compensation Equivalent					1,246,324
Pension Enhancement					7,994,865
Health Benefits	99,615	99,615		99,615	15,591
Life Insurance Proceeds			1,800,000
Vacation Pay	57,692	57,692			57,692
TOTAL	6,327,062	7,065,523	7,969,755	6,269,370	16,945,748
Alan H. Shaw
Severance Pay		530,769			2,516,534
Performance Share Units			2,130,947	2,130,947
Unvested Stock Options			2,083,772	2,083,772
Restricted Stock Units			908,523	908,523
Health Benefits		17,706	408,428	559,402
Life Insurance Proceeds			1,800,000
TOTAL	0	548,475	7,331,670	5,682,644	2,516,534
Michael J. Wheeler
Severance Pay		738,461			2,628,927
Performance Share Units	2,300,629	2,300,629	2,300,629	2,300,629
Unvested Stock Options	2,194,259	2,194,259	2,194,259	2,194,259
Restricted Stock Units	1,040,382	1,040,382	1,040,382	1,040,382
Health Benefits	262,436	262,436	157,077	262,436
Life Insurance Proceeds			1,800,000
Vacation Pay	57,692	57,692
TOTAL	5,855,399	6,593,860	7,492,347	5,797,707	2,628,927
Thomas E. Hurlbut
Severance Pay		288,462			1,207,422
Performance Share Units			425,675	425,675
Unvested Stock Options			613,382	613,382
Restricted Stock Units			599,886	599,886
Health Benefits		17,094	159,345	287,699
Life Insurance Proceeds			900,000
TOTAL	0	305,556	2,698,287	1,926,642	1,207,422
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	Retirement $	Involuntary Separation $	Death $	Disability $	Change in Control $
William A. Galanko
Performance Share Units	538,009
Unvested Stock Options	657,505
Restricted Stock Units	667,989
Health Benefits	117,641
Vacation Pay	57,692
TOTAL	2,038,836
Marta R. Stewart
Performance Share Units	2,752,544
Unvested Stock Options	365,806
Restricted Stock Units	1,614,186
Health Benefits	147,484
Vacation Pay	57,692
TOTAL	4,937,712
*

This table does not include the pension benefits reflected in the Pension Benefits Table, or the deferred compensation amounts disclosed in the Nonqualified Deferred Compensation Table. In addition, this table does not quantify the benefits that would be payable under the Corporation’s long-term disability plan to any of our Named Executive Officers who terminated employment as a result of total disability.

SEVERANCE PAY

For an Involuntary Separation resulting in the Named Executive Officer’s position being abolished in connection with a downsizing or internal restructuring, these amounts represent two weeks of the executive’s annual base salary for each calendar year of service up to a maximum of 80 weeks, but not in excess of twice the annual amount of the executive’s salary payable in the 12-month period preceding the executive’s severance date. For a description of the severance payable if the Named Executive Officer was involuntarily separated for a reason other than downsizing or internal restructuring, see the section captioned “Termination for Any Other Reason.”

For a Change in Control, these amounts represent the sum of each Named Executive Officer’s base salary plus annual incentive pay times 2.99 for Mr. Shaw, Mr. Wheeler and Mr. Hurlbut, and times three for Mr. Squires and Ms. Earhart. If the Named Executive Officer had elected to defer either a portion of salary or annual incentive under the Executives’ Deferred Compensation Plan, then a corresponding portion of this amount would have been deferred and subsequently paid in accordance with the Named Executive Officer’s original deferral election rather than distributed in a lump sum.

PERFORMANCE SHARE UNITS

For Retirement, Death or Disability, these amounts represent the estimated dollar value of the annual grants of performance share units to be earned during the performance cycles ending December 31, 2018, and December 31, 2019, assuming an earnout of 42.15% for the grants of performance share units made in 2016 and 44.3% for the grants of performance share units made in 2017, and in each case multiplied by $144.90, the closing stock price on December 29, 2017, the last trading day of the Corporation’s fiscal year. Because the number of performance share units earned is determined based on a three-year performance period for each cycle, these percentages represent (i) the actual percentage achieved for each completed year in the performance cycle for the Return on Average Invested Capital and the 50% target percentage achievement for each of these metrics for each uncompleted year in the performance period, and (ii) a 40% achievement for the Total Shareholder Return metric over the entire three-year performance period, reflecting the earnout if Norfolk Southern’s total shareholder return exceeds the median total shareholder return of the S&P 500 over the three-year performance cycle. Estimated amounts for the performance cycles ending December 31, 2018, and December 31, 2019, are also included in the Outstanding Equity Awards at Fiscal Year-End Table. However, because the Named Executive Officers would forfeit these awards but for retirement or death benefit provisions under LTIP, we have included these awards here as well. If a participant retires, dies or becomes disabled before the end of the

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performance period, the awards are calculated and earned at the end of the performance period as if the participant had not retired or died; however, these awards are subject to forfeiture in certain situations following retirement or disability including if the participant engages in competing employment or violates a confidentiality agreement. The payout of accelerated turnaround incentive (ATI) performance share unit awards, if any, would be prorated upon retirement, death or disability; no value is assigned to the ATI performance share unit awards in this table because of our assessment of the unlikelihood of achieving the threshold performance measure during the performance period.

For Involuntary Separation, each of the Named Executive Officers other than Mr. Shaw and Mr. Hurlbut was eligible to retire as of December 31, 2017; accordingly, had their employment been terminated by us or them on that date, each would have been entitled to the retirement benefits described above.

For a Change in Control, these amounts represent a cash payment to which Mr. Squires and Ms. Earhart would not otherwise be entitled absent a change in control. Values based on (i) the $144.90 closing stock price on December 29, 2017, the last trading day of the Corporation’s fiscal year, and (ii) the average earnout for performance share units for the two most recently completed cycles of 40.25%, which is the assumed earnout required under the change-in-control agreements. Performance share units are earned over a three-year cycle ending each December 31. The form of award for the accelerated turnaround incentive (ATI) performance share unit awards excludes those grants from any change in control calculation. SEC rules require that we assume a change in control occurred on the last day of our fiscal year. Therefore, our Named Executive Officers were fully vested in their performance share unit awards for the performance cycle ended December 31, 2017, and these awards are excluded from the above amounts.

UNVESTED STOCK OPTIONS

For Retirement and Death, these amounts represent the value of the outstanding 2014, 2015 and 2016 unvested stock options for the Named Executive Officer for which vesting is accelerated to the date of his or her retirement or death. The amounts further represent the value of the outstanding unvested stock options for the Named Executive Officers for which vesting is not accelerated as a result of Retirement, Disability, or Death; however, because the Named Executive Officers would forfeit these awards but for the retirement, disability, or death provisions of LTIP and their LTIP award agreements, we have included the value of these unvested stock options as well. Amounts in these columns do not include the value of vested, unexercised stock options. See the “Outstanding Equity Awards at Fiscal Year-End Table” for a complete list of each Named Executive Officer’s vested unexercised options.

For Involuntary Separation, each of the Named Executive Officers other than Mr. Shaw and Mr. Hurlbut was eligible to retire as of December 31, 2017; accordingly, had their employment been terminated by us or them on that date, each would have been entitled to the retirement benefit provisions under LTIP for their unvested stock options.

For a Change in Control, this table does not report the value of vested options held by each Named Executive Officer as of December 31, 2017. Under the change-in-control agreements for Mr. Squires and Ms. Earhart, in the event his or her employment with us is terminated in connection with a change in control, we are required to pay him or her the then current spread value of his or her vested options rather than require him or her to exercise them and sell the underlying shares. Based on the $144.90 closing stock price on December 29, 2017, the last trading day of the Corporation’s fiscal year, the values of those options were as follows: Mr. Squires, $8,838,900; and Ms. Earhart, $1,869,210. See the “Outstanding Equity Awards at Fiscal Year-End Table” for more information regarding these options. Unvested options do not provide for accelerated vesting at the time of a change in control and would be forfeited if their employment is terminated for any reason other than Retirement, Disability, or Death. Accordingly, options which were unvested as of December 31, 2017, are excluded from these amounts.

RESTRICTED STOCK UNITS

For Retirement, Death and Disability, these amounts represent the dollar value of restricted stock units based on the $144.90 closing stock price on December 29, 2017, the last trading day of the Corporation’s fiscal year. These amounts are also included in the Outstanding Equity Awards at Fiscal Year-End Table. However, because the Named Executive Officers would forfeit these awards but for retirement, death or disability benefit provisions of LTIP and their LTIP award agreements, we have included these amounts here as well. If a participant retires, dies or becomes disabled before the end of the restriction period, the awards are delivered at the end of the restriction period as if the participant had not retired, died or become disabled; however, these awards are subject to forfeiture in the event the participant “engages in competing employment” following retirement and before the end of the restriction period.

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For Involuntary Separation, each of the Named Executive Officers other than Mr. Shaw and Mr. Hurlbut was eligible to retire as of December 31, 2017; accordingly, had their employment been terminated by us or them on that date, each would have been entitled to the retirement benefit provisions under LTIP for their restricted stock units.

For a Change in Control, the change-in-control agreements do not provide for the acceleration of any unvested restricted stock units held by Named Executive Officers at the time their employment with us is terminated or upon a change in control. Under the terms of the LTIP, they will forfeit any unvested restricted stock units if their employment is terminated for any reason other than Retirement, Disability or death. The Committee has the authority under LTIP to waive any restrictions restricted stock units.

DEFERRED COMPENSATION EQUIVALENT

For a Change in Control, these amounts represent the cash payment that would have been payable when Mr. Squires or Ms. Earhart reached age 65, as provided in their change-in-control agreements. This amount does not include the aggregate balance of the Named Executive Officer’s deferred compensation account as of December 31, 2017, in which the Named Executive Officer is currently vested. If the change in control was not a change in control as defined in the regulations to Section 409A of the Internal Revenue Code, then any portion of the deferred compensation that was subject to Section 409A would have been payable at the time and in the form provided under the terms of the plan under which the Named Executive Officer earned the benefit, without any acceleration or other alteration in the time and form of payment as a result of the change in control.

PENSION ENHANCEMENT

For a Change in Control, these amounts represent the amount by which Mr. Squires’ and Ms. Earhart’s pension benefit, as enhanced by the change-in-control agreement, exceeds the actuarial present value of his or her accumulated pension benefits as of December 31, 2017. Amount does not include the actuarial present value of the Named Executive Officer’s accumulated pension benefits as of December 31, 2016. See the “Pension Benefits Table” for a description of the pension benefits to which the Named Executive Officers are entitled upon their retirement.

HEALTH BENEFITS

For Retirement, Disability or a Change in Control, these amounts represent estimated medical benefits for the Named Executive Officers and their eligible dependents.

For Involuntary Separation, as each of Mr. Squires, Ms. Earhart, and Mr. Wheeler were eligible to retire as of December 31, 2017, each of them could have elected to retire and receive the same benefits as shown under the “Retirement” column plus one year of continued dental and vision coverage for the executive and his eligible dependents to be provided by the Corporation in accordance with the Involuntary Separation Plan. Accordingly, the amounts in this column represent the cost of their post-retirement medical coverage plus the one year cost of continued dental and vision coverage. For Mr. Shaw and Mr. Hurlbut, these amounts represent the cost of one year of medical, dental and vision coverage for the executive and his eligible dependents to be paid by the Corporation in accordance with the Involuntary Separation Plan.

For Death, these amounts represent estimated medical benefits for the eligible dependents of the Named Executive Officer. For a Change in Control, these amounts represent medical and dental benefits for a fixed period of time specified in the change-in-control agreements.

LIFE INSURANCE PROCEEDS

These amounts represent the life insurance proceeds payable upon the death of the executive officer while employed. In addition to the amounts listed in the table, if a Named Executive Officer died or was totally and permanently disabled for at least 12 months, in either case as a result of an accident that was covered under the insurance policy that provides benefits under the Executive Accident Plan, then the Named Executive Officer (in the case of disability) or his or her beneficiary (in the case of death) would receive a $400,000 lump sum payment from the insurance company.

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POST-RETIREMENT LIFE INSURANCE

Under our Executive Life Insurance Plan, upon retirement, the remaining premiums on a participant’s life insurance policy must be paid in the minimum number of level annual premiums allowable. No premiums would have been required at the end of 2017 to fully fund any of our Named Executive Officer’s life insurance policies as a result of retirement. The life insurance policy amounts are as follows: Mr. Squires, $345,000; Ms. Earhart, $300,000; Mr. Shaw, $87,000; Mr. Wheeler, $54,100; Mr. Hurlbut, $94,500; and Mr. Galanko, $375,000.

In addition, each Named Executive Officer would be eligible for retiree life insurance coverage under the Corporation’s group life insurance program in the following amounts: Messrs. Squires, Shaw, Hurlbut, and Galanko, $5,000; and Ms. Earhart, Mr. Wheeler, and Ms. Stewart, $50,000.

VACATION PAY

The Corporation’s Vacation Pay program, which applies to all nonagreement employees, was revised effective January 1, 2017. An employee who separates from employment on December 31 will not be paid for the following year’s vacation except in the case of retirement. For Ms. Stewart, the amount represents her unused vacation that was paid upon her retirement in accordance with the Vacation Pay program; this amount is also included in the 2017 total shown for Ms. Stewart in the Summary Compensation Table.

CHANGE-IN-CONTROL AGREEMENTS

GENERALLY

We have entered into change-in-control agreements with a number of key executives, including our Named Executive Officers. A Named Executive Officer will only receive the benefits provided under these agreements if:

●	a change in control of Norfolk Southern occurs, and
●	within two years of the change in control, we terminate the Named Executive Officer’s employment for any reason other than for “cause,” death, total disability or mandatory retirement, or the Named Executive Officer terminates his or her employment with us for “good reason.”

DEFINITION OF CHANGE IN CONTROL

Generally, under these agreements, a change in control is defined as:

●	a merger, sale of all or substantially all of our assets or similar fundamental transaction which results in our shareholders holding less than 80% of the voting power of the combined company;
●	a shareholder-approved consolidation or dissolution pursuant to a recommendation of our Board of Directors;
●	a change in the composition of the Board of Directors that results in less than a majority of Board members having either (i) served on the Board for at least two years or (ii) been nominated or elected to be a director by at least two-thirds of directors who had at least two years of service at the time of the director’s nomination or election;
●	any person or organization acquires more than 20% of our voting stock; or
●	a determination by the Board that an event similar to those listed above has occurred or is imminent.

As noted below, the Named Executive Officers are entitled to accelerated payouts of amounts deferred under the Officers’ Deferred Compensation Plan and the Executives’ Deferred Compensation Plan (“EDCP”) upon a change in control. For amounts deferred after 2004 under the EDCP, only events described above that also constitute a change in control as defined in the regulations to Section 409A of the Internal Revenue Code will result in accelerated distribution of those amounts.

BENEFITS PAYABLE UPON TERMINATION FOLLOWING A CHANGE IN CONTROL

Mr. Squires and Ms. Earhart are generally entitled to receive the following benefits under the change-in-control agreements:

●	three times annual base salary plus incentive pay;
●	accrued but unpaid compensation;

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●	a cash payment for unearned performance share units awarded and as to which the performance cycle has not been completed, but excluding the value of any accelerated turnaround incentive (ATI) performance share units;
●	all dividend equivalents to which they would have been entitled had their employment not been terminated;
●	early payout of compensation that was deferred under our nonqualified deferred compensation plans and a cash payment equal to the present value of the deferred compensation that would have been payable if the participant retired at age 65, as provided by the change-in-control agreements;
●	accrued pension benefits, as modified by years of service and average final compensation enhancements provided by the change-in-control agreements;
●	unused vacation for the year of termination, plus vacation for the following year;
●	continued payment of premiums on the Named Executive Officer’s life insurance policy under our Executive Life Insurance Plan as if the Named Executive Officer terminated due to retirement under the Executive Life Insurance Plan; and
●	continued medical and dental benefits, and $50,000 in group-term life insurance coverage, for a specified number of years but subject to termination if the Named Executive Officer receives substantially similar benefits from another employer after the termination of employment.

Since January 2013, Norfolk Southern entered into amendments to its change-in-control agreements with Mr. Squires and Ms. Earhart to eliminate tax gross-up payments provided under the agreements.

The Compensation Committee approved a form of change-in-control agreement in 2016 which limits new severance agreements with senior executives to 2.99 times the sum of the executives’ base salary plus bonus and which does not contain a tax gross-up provision. Norfolk Southern entered into the new change-in-control agreement in 2016 with Mr. Shaw, Mr. Wheeler, and Mr. Hurlbut.

If we had terminated the Named Executive Officer’s employment for reasons described below under “Events Triggering Change-in-Control Payments,” these benefits would generally have been payable in a lump sum within ten business days of termination. However, any Severance Pay, Performance Share Unit Equivalent, Accelerated Dividend Equivalent, Vacation Pay and Prorata Incentive Pay would have been payable no earlier than six months after the Named Executive Officer’s termination date if the Named Executive Officer was a “Specified Employee” on his or her termination date and if the change in control was not a change in control as defined in the regulations to Section 409A of the Internal Revenue Code. A “Specified Employee” is one of the 50 most highly compensated employees, as defined within the change-in-control agreement. If payment of any amounts were delayed because the Named Executive Officer was a Specified Employee, the delayed payment would have been credited with interest during the period from the termination date until the benefit was distributed at 120% of the short term Applicable Federal Rate determined under section 1274(d) of the Internal Revenue Code that was in effect on the Named Executive Officer’s termination date.

EVENTS TRIGGERING CHANGE-IN-CONTROL PAYMENTS

If we terminate a Named Executive Officer’s employment with us for “cause,” we will not be required to pay the benefits provided under his or her change-in-control agreement. “Cause” is defined as any of the following if the result of the same is materially harmful to us:

●	an intentional act of fraud, embezzlement or theft in connection with the executive’s duties or in the course of his or her employment with us;
●	intentional wrongful damage to our property;
●	intentional wrongful disclosure of secret processes or of our confidential information; or
●	intentional violation of The Thoroughbred Code of Ethics or, as applicable, our Code of Ethical Conduct for Senior Financial Officers.

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In addition, if a Named Executive Officer terminates employment with us within two years of a change in control for any of the following “good reasons,” we are required to pay the Named Executive Officer the benefits provided under his or her change-in-control agreement:

●	the Named Executive Officer is not elected or reelected to the office held immediately prior to the change in control, or-if serving as a director-he or she is removed as a director;
●	the Named Executive Officer’s salary or annual incentive opportunity is materially reduced below the amounts in effect prior to the change in control;
●	we terminate or materially reduce the value or scope of the Named Executive Officer’s perquisites, benefits and service credit for benefits provided under any employee retirement income or welfare benefit policies, plans, programs or arrangements in which he or she is participating immediately prior to the change in control and which have substantial value;
●	the Named Executive Officer determines in good faith that following the change in control, he or she has been rendered substantially unable to carry out or has suffered a substantial reduction in any of the substantial authorities, powers, functions, responsibilities or duties attached to the position he or she held immediately prior to the change in control;
●	the successor to the change in control does not assume all of our duties and obligations under the change-in-control agreement;
●	we require that the Named Executive Officer relocate his or her principal location of work in excess of 50 miles from his or her employment location immediately prior to the change in control, or that the Named Executive Officer travel away from his or her office significantly more than was required immediately prior to the change in control; or
●	there is any material breach of the change-in-control agreement by us or our successor.

REQUIREMENT NOT TO COMPETE

In exchange for the benefits provided under the change-in-control agreements, the Named Executive Officers agreed that if they accept benefits payable or provided under the agreements, they may not engage in competing employment for a period of one year from the date they are terminated following the change in control. “Competing employment” for this purpose is the provision of services of any type, kind or nature and in any capacity to any organization or person that is, that controls, that is controlled by, or one of whose significant customers or clients is (i) a Class I railroad operating in the United States, Canada or Mexico, (ii) an interstate trucking company operating in the United States, Canada or Mexico or (iii) a provider or arranger of intermodal services of any kind or nature, any portion of which services is provided or arranged in the United States.

RETIREMENT
As of December 31, 2017, all Named Executive Officers other than Messrs. Shaw and Hurlbut were of retirement age under our retirement plans. See “Termination for Any Other Reason” below for a discussion of the benefits to which Mr. Shaw or Mr. Hurlbut would have been entitled had they terminated as of December 31, 2017. Mr. Squires, Ms. Earhart, and Mr. Wheeler were each eligible to retire and choose to receive either (i) a temporary retirement benefit not to exceed $500 per month until reaching age 60, and thereafter the full amount of the accrued pension benefits disclosed in the Pension Benefits Table, or (ii) a reduced amount of the pension benefits disclosed in the Pension Benefits Table. In addition to these pension benefits, each Named Executive Officer would have been entitled to receive the deferred compensation amounts disclosed in the Nonqualified Deferred Compensation Table. Ms. Stewart retired effective August 1, 2017, and elected a reduced amount of the pension benefits as disclosed in the Pension Benefits Table. Mr. Galanko retired effective March 1, 2018, and was eligible to receive unreduced pension benefits under our retirement plans.

DEATH OR DISABILITY

DEATH

If any of the Named Executive Officers had died on December 31, 2017, that Named Executive Officer’s spouse would have been eligible for the pension benefits disclosed in the Pension Benefit Table (reduced on account of the Named Executive Officer’s death) and the Named Executive Officer’s designated beneficiaries would have been eligible for the deferred compensation benefits disclosed in the Nonqualified Deferred Compensation Table.

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DISABILITY

If the Named Executive Officers had become disabled on December 31, 2017, each of them other than Messrs. Shaw and Hurlbut could elect to retire and receive the benefits set forth above under “Retirement.” For Messrs. Shaw and Hurlbut and any other Named Executive Officer electing not to retire, each would be entitled to disability benefits under the Corporation’s long-term disability plan equal to one-half of the Named Executive Officer’s base salary reduced by disability, retirement or sickness benefits paid from the Railroad Retirement Board and further reduced by other qualifying benefits as provided in the long-term disability plan.

TERMINATION FOR ANY OTHER REASON
As noted above, each of the Named Executive Officers other than Messrs. Shaw and Hurlbut was eligible to retire as of December 31, 2017; accordingly, had their employment been terminated by us or by them as of that date, each would have been entitled to the benefits set forth above under “Retirement.” If Mr. Shaw or Mr. Hurlbut had terminated employment as of December 31, 2017, he would have been eligible for the full amount of his accrued pension benefit disclosed in the Pension Benefits Table beginning at age 60.

In addition to these pension benefits, each Named Executive Officer would have been entitled to receive the deferred compensation benefits disclosed in the Nonqualified Deferred Compensation Table.

We also have a Severance Pay Plan. Under the Severance Pay Plan, if a Named Executive Officer’s employment had been terminated as of December 31, 2017, due to the executive’s position being abolished in connection with downsizing or internal restructuring, the Named Executive Officer would have been entitled to the following benefits:

●	two weeks of the executive’s annual base salary for each year of service up to a maximum of 80 weeks (but not in excess of twice the annual amount of the executive’s salary payable in the 12-month period preceding the executive’s severance date);
●	continued health care benefits for the executive and the executive’s eligible dependents until the earlier of (a) 12 months from the severance date, or (b) until those health care benefits would otherwise terminate under the continuation of coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (COBRA); and
●	outplacement assistance for up to 90 days.

If the Named Executive Officer’s employment had been terminated by us for a reason other than as described above, then the Named Executive Officer would have been entitled to one week of the executive’s annual base salary for each year of service up to a maximum of 26 weeks, with the amount capped at two times the executive’s salary paid in the 12-month period preceding the executive’s severance date. The Named Executive Officer would not have been entitled to Severance Pay Plan benefits if terminated for reasons including, without limitation, the following: indictment, conviction of, or entering a plea of nolo contendere to any felony; commission of theft, fraud, or embezzlement, resulting in gain or personal enrichment; failure or refusal to substantially perform his or her duties for Norfolk Southern; conduct deemed so detrimental to the interests of Norfolk Southern that, in the judgment of the Plan Administrator, it should result in the termination not being deemed a severance; being unable to substantially perform his or her duties because of a physical or mental condition, including a condition that entitles him or her to benefits under any sick pay or disability income policy or program; refusing to transfer to another nonagreement position in the same department; or refusing to transfer to another nonagreement position in a different department assigned to a pay band with the same or higher bonus opportunity.

DIRECTORS’ CHARITABLE AWARD PROGRAM BENEFIT
In addition to the benefits described above, Mr. Squires is entitled to nominate one or more tax-exempt institutions to receive up to $500,000 from Norfolk Southern following his death. We continue to pay the life insurance premiums we use to partly fund this program. See “Non-Employee Director Compensation Table-Directors’ Charitable Award Program” above for more information regarding this program.

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NON-COMPETITION
In addition to restrictions imposed under our change-in-control agreements, awards under LTIP were-beginning in 2006-made subject to forfeiture in the event the Named Executive Officer “engages in competing employment” for a period of time following termination. For these purposes, “engages in competing employment” means working for or providing services to any of our competitors in North American markets in which we compete.

FUTURE SEVERANCE BENEFITS POLICY
In 2002, our Board of Directors agreed to abide by a shareholder approved proposal that future severance agreements with senior executives that exceed 2.99 times the sum of the executive’s base salary plus bonus require shareholder approval.

COMPENSATION POLICY RISK ASSESSMENT
The Committee has assessed the risks arising from Norfolk Southern’s compensation policies and practices for all employees to determine whether such policies or practices are reasonably likely to have a material adverse effect on the Corporation. As part of this assessment, in 2018, the Committee engaged Pay Governance to conduct a compensation risk analysis and report its findings to the Committee. Based on the observations and findings of Pay Governance’s assessment, as well as its own considerations, the Committee determined that Norfolk Southern’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Corporation.

PAY RATIO DISCLOSURE
The ratio of the annual compensation of James A. Squires, our Chief Executive Officer, President and Chairman (our “CEO”) to the median annual compensation of our other employees in 2017 is 130 to 1. The determination of the median employee is an estimate, and other companies may use different methodologies and assumptions in determining the median employee. The pay ratio for other companies may not be comparable to the ratio we present due to different methodologies and assumptions, different employee populations, and different compensation structures.

We used the following methodology to identify the estimated median employee, to determine the median employee’s annual compensation, and to determine annual compensation for our CEO:

●	We determined the gross compensation before pre-tax deductions for each of the 26,531 U.S. employees of Norfolk Southern Corporation and its consolidated subsidiaries as recorded in our payroll records as of November 1, 2017, excluding our CEO and our non-U.S. employees. The excluded non-U.S. employees consisted of 9 employees with primary residences or work locations in Canada, 3 employees in Mexico, and 1 employee in Switzerland, and they in aggregate represent less than 0.1% of our total population of 26,544 employees on November 1, 2017.
●	From these results, we identified the median employee. The terms and conditions of the median employee’s employment, including the rate of the employee’s pay and benefits, were established under a collectively bargaining agreement negotiated between Norfolk Southern Corporation and a labor union. Approximately 80% of our employees are covered by collective bargaining agreements with various labor unions.
●	We then calculated each element of the median employee’s compensation for 2017 in accordance with the SEC rules for reporting compensation in the Summary Compensation Table of the proxy. Under this calculation, the median of the annual total compensation of all employees of the company, other than our CEO, was $91,791. We included in this calculation the value of the employer-provided health and welfare benefits provided under the Railroad Employees National Health and Welfare Plan, a collectively bargained multiemployer plan.
●	For the annual total compensation of Mr. Squires, we used the amount reported in the “total” column (column (j)) of our Summary Compensation Table included in our Proxy Statement, but increased that total by $18,280 to include the value of Mr. Squires’ employer-provided health and welfare benefits so as to maintain consistency between the annual total compensation of our CEO and the median employee. This resulted in annual compensation of $11,955,417 for Mr. Squires for purposes of determining the pay ratio. Information about the objectives of our executive compensation program and the process that the Compensation Committee of our Board of Directors used to establish Mr. Squires’ compensation for 2017, including the Committee’s engagement of an independent compensation consultant to assist in determining the appropriate level of pay, can be found in our “Compensation Discussion and Analysis” section which begins on page 32.

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Shareholder Proposals | 2018 Annual Meeting and Proxy Statement

SHAREHOLDER PROPOSALS

ITEM	SHAREHOLDER PROPOSAL REGARDING RIGHT TO ACT BY WRITTEN CONSENT
4

John Chevedden, whose address is 2215 Nelson Avenue, Redondo Beach, California, has notified the Corporation of his intention to present the proposal printed below for shareholder consideration at the Annual Meeting. Mr. Chevedden has furnished evidence of his ownership of 50 shares of the Corporation’s Common Stock, which he has owned for at least one year prior to the date he submitted his proposal.

We have printed verbatim the text of Mr. Chevedden’s proposal and his supporting statement. His proposal will be voted on at the Annual Meeting only if it is properly presented by or on behalf of Mr. Chevedden.

The Board of Directors unanimously opposes the proposal for the reasons set forth in the “Board of Directors’ Statement in Opposition,” which appears directly after Mr. Chevedden’s supporting statement.

Text of Mr. Chevedden’s proposal and supporting statement:

Proposal [4] - Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. Taking action by written consent saves the expense of holding a special shareholder meeting.

Our company requires 20% of shares to aggregate their holdings to call a special meeting - a higher level than the 10% of shares permitted by many states of incorporation. Dozens of Fortune 500 companies provide for both shareholder rights - to act by written consent and to call a special meeting. Our higher 20% threshold for shareholders to call a special meeting is one more reason that we should have the right to act by written consent.

Please vote to enhance shareholder oversight of management:
Right to Act by Written Consent - Proposal [4]

Board of Directors’ Statement in Opposition

Your Board has carefully considered this proposal on the right to act by written consent and believes it is not in the best interests of shareholders. We recommend that you vote against this proposal for the reasons discussed below.

Our shareholders already have the right to call a special meeting and to submit shareholder proposals for consideration at the annual shareholders meeting.

Norfolk Southern shareholders already have the right “to raise important matters outside the normal annual meeting cycle.” Under our Company’s Bylaws, holders of 20% of the outstanding shares of our common stock can call a special meeting of shareholders. This is a shareholder meeting held in addition to our annual meeting of shareholders. A special meeting allows you, your Board, and management to discuss concerns and allows you to make an informed vote.

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Notably, and contrary to Mr. Chevedden’s stated belief, Norfolk Southern’s 20% threshold for calling a special meeting is reasonable and, in fact, is lower than the threshold at many S&P 500 companies. A majority of companies that have adopted provisions giving shareholders the ability to call special meetings have adopted the same or higher thresholds.

Mr. Chevedden indicates that “taking action by written consent saves the expense of holding a special shareholder meeting.” This statement is not correct. Shareholder action by written consent still imposes meaningful costs on the Company related to the significant time and attention the Board and management will spend reviewing and responding to the written consent proposal. Further, we believe administrative costs related to holding a special meeting to consider a shareholder proposal are warranted to ensure that all shareholders, and not just those conducting the solicitation, have the ability to express their views on the proposal being considered. We believe that this is an important shareholder protection that shareholders should not give up.

Norfolk Southern shareholders also have the right to submit shareholder proposals in accordance with our Bylaws and Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for consideration at our annual shareholder meetings.

Action by written consent does not ensure all shareholders have the opportunity to express their views.

Unlike at a special (or annual) meeting of shareholders, Mr. Chevedden’s proposal would enable a group of shareholders to take action without their fellow shareholders being protected by processes associated with a shareholder meeting. As proposed, action by written consent could be taken:

●	without a known place and time for the proposal to be voted on that is publicly announced in advance, giving all shareholders a chance to express their views and cast their votes; and,
●	without a forum for open discussion and consideration of the proposed stockholder action by written consent.

In other words, action by written consent may be taken without you and all of your fellow shareholders being provided with an opportunity for full discussion of the issues that are the subject of the written consent. This includes action that is significant in nature, such as replacing some (or even all) of your directors or acting on a proposal to sell our company, all without a shareholder meeting to consider the merits or consequences of that action.

In addition, you may not be provided with an opportunity to raise an objection or to vote on the proposed action if the group advocating for the proposed action has the minimum number of votes that would be necessary to authorize the action by written consent. In other words, they may not contact you to discuss the proposal because they do not need your support. The group of shareholders acting by written consent could consist of only a small group of Norfolk Southern’s larger shareholders who are under no obligation to consider the rights or interests of their fellow shareholders. Additionally, members of the group acting by written consent only need to own their Norfolk Southern shares on the day they deliver their consent. These members could borrow shares for that day without making a longer-term economic investment in Norfolk Southern.

Your Board has demonstrated a commitment to corporate governance best practices.

Your Board carefully considers the appropriateness of evolving corporate governance practices and has adopted policies that ensure shareholders have significant rights and protections. Among our best practice governance policies are the following:

●	Annual election of each member of the Board of Directors and a director majority voting policy;
●	A director resignation policy that requires any director who does not receive a majority of the votes cast for their election to tender his or her resignation;
●	A clear mechanism that enables shareholders to communicate directly with the Board and an active shareholder outreach and engagement program;
●	A proxy access bylaw provision;
●	Ongoing review and refreshment of Board membership;
●	Robust lead independent director duties;
●	A special meeting bylaw provision; and
●	An annual say-on-pay vote.
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More information about our governance practices is provided on pages 11-23 of this proxy statement.

We firmly believe that our existing corporate governance practices strike the right balance and ensure shareholders have appropriate means to express their views to the Board and fellow shareholders.

After careful consideration, we believe this proposal on written consent is not in the best interests of shareholders.

For the reasons stated above, the Board of Directors unanimously recommends that you vote AGAINST this proposal.

SHAREHOLDER PROPOSAL DEADLINES
Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with SEC regulations and with our Bylaws. Any such proposal for the 2019 Annual Meeting of Shareholders must comply with applicable regulations and be received by the Corporate Secretary, Norfolk Southern Corporation, Three Commercial Place, 13th Floor, Norfolk, Virginia 23510-9219, as follows:

To be eligible for inclusion in our proxy statement and form of proxy, shareholder proposals must be received no later than November 21, 2018; or to be eligible to be presented from the floor for vote at the meeting (but not intended for inclusion in our proxy materials), shareholder proposals must be received during the period that begins December 1, 2018, and ends February 9, 2019.

SHAREHOLDER RECOMMENDATIONS AND NOMINATIONS
The Governance and Nominating Committee will consider director candidates recommended by shareholders. Any such recommendation should include:

●	biographical information on the candidate, including all positions held as an employee, officer, partner, director or ten percent owner of all organizations, whether for profit or not-for-profit, and other relevant experience;
●	a description of any relationship between the candidate and the recommending shareholder;
●	a statement requesting that the Board consider nominating the individual for election as a director;
●	written consent of the proposed candidate to being named as a nominee; and
●	proof of the recommending shareholder’s stock ownership.

Recommendations by shareholders must be in writing and addressed to the Chair of the Governance and Nominating Committee, c/o Corporate Secretary, Norfolk Southern Corporation, Three Commercial Place, 13th Floor, Norfolk, Virginia 23510-9219. To ensure that the Governance and Nominating Committee will have adequate time to consider all candidates, shareholder recommendations must be received no later than November 21, 2018, in order to be considered for nomination for election at the 2019 Annual Meeting of Shareholders.

A shareholder may directly nominate an individual for election as director instead of (or in addition to) recommending a candidate for the Governance and Nominating Committee’s consideration. Unless allowed under our “Proxy Access for Director Nominations” bylaw provision, which was adopted by our Board in 2016, or required by SEC regulations, shareholder nominees will not appear in our proxy statement or on the proxy card for the annual meeting. Our proxy access bylaw provision permits a group of shareholders holding 3% of our outstanding shares for at least 3 years, and who otherwise comply with the Corporation’s Bylaws, to nominate up to 20% of the Board of Directors (with a minimum of 2 nominees), with up to 20 shareholders permitted to aggregate their holdings to reach the 3% threshold.

Shareholders wishing to nominate an individual for election as a director at an annual meeting must comply with our “Nominations of Directors” Bylaw provision. A copy of our Bylaws is available on our website, www.norfolksouthern.com, on the “Invest in NS” page under “Governance Documents.” For such nominations to be eligible for inclusion on the ballot at the 2019 Annual Meeting of Shareholders, the nominations must comply with the “Nomination of Directors” Bylaw provision and must be received during the period that begins December 1, 2018, and ends February 9, 2019.

Norfolk Southern Corporation	Page 74	www.norfolksouthern.com

Shareholder Proposals | 2018 Annual Meeting and Proxy Statement

As described in the Corporate Governance Guidelines, the Governance and Nominating Committee considers potential candidates to be nominated for election as directors, whether recommended by a shareholder, director, member of management or consultant retained to identify, evaluate and recommend potential candidates for election to the Board. The Governance and Nominating Committee reviews the current biography of the potential candidate and additional information provided by the individual or group that recommended the candidate for consideration. The Governance and Nominating Committee fully considers the qualifications of all candidates including how the nominee will contribute to the diversity of the Board, and recommends the nomination of individuals who, in the Governance and Nominating Committee’s judgment, will best serve the long-term interests of all shareholders. In the judgment of the Governance and Nominating Committee and the Board, all director nominees recommended by the Governance and Nominating Committee should, at a minimum:

●	be of high ethical character and have personal and professional reputations consistent with our image and reputation;
●	have experience as senior executives of public companies or leaders of large organizations, including charitable and governmental organizations, or have other experience at a strategy or policy setting level that would be beneficial to us;
●	be able to represent all of our shareholders in an objective and impartial manner; and
●	have time available to devote to board activities.

It is the intent of the Governance and Nominating Committee and the Board that at least one director on the Board will qualify as an “audit committee financial expert,” as that term is defined in regulations of the SEC.

OTHER MATTERS
The Board of Directors does not know of any other matters to be presented at the 2018 Annual Meeting, other than as noted elsewhere in this proxy statement. If other matters are properly brought for a vote before the 2018 Annual Meeting or at any postponement or adjournment thereof, your proxy gives authority to the persons named as proxies on the proxy card or voting instruction form to vote on these matters in accordance with their best judgment. The Chairman may refuse to allow the presentation of a proposal or a nomination for the Board at the Annual Meeting if it is not properly submitted.

Norfolk Southern Corporation	Page 75	www.norfolksouthern.com

Stock Ownership Information | 2018 Annual Meeting and Proxy Statement

STOCK OWNERSHIP INFORMATION

Applicable SEC rules require that we furnish you the following information relating to the oversight and management of Norfolk Southern and to certain matters concerning our Board of Directors and officers who are designated by our Board of Directors as executive officers for purposes of the Securities Exchange Act of 1934 (“Executive Officers”).

BENEFICIAL OWNERSHIP OF STOCK
Based solely on our records and our review of the most recent Schedule 13G filings with the SEC, the following tables show information concerning the persons or groups known to Norfolk Southern to be beneficial owners of more than five percent of our common stock, our only class of voting securities:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	The Vanguard Group[1]	20,863,000[1]	7.29%	[1]
Stock	100 Vanguard Blvd., Malvern, PA 19355
Common	Blackrock, Inc.[2]	20,925,021[2]	7.3%	[2]
Stock	55 East 52nd Street, New York, NY 10055
[1]	The Vanguard Group reported in its Schedule 13G filing that it beneficially owned 7.29% of our common stock as of December 31, 2017, and that as of that date it had sole voting power with respect to 444,192 of these shares, shared voting power with respect to 91,163 of these shares, sole investment power with respect to 20,379,814 of these shares, and shared investment power with respect to 483,186 of these shares.
[2]	Blackrock, Inc. reported in its Schedule 13G filing that it beneficially owned 7.3% of our common stock as of December 31, 2017, and that as of that date, it had sole voting power with respect to 17,708,595 of these shares, shared voting power with respect to none of these shares, and sole investment power with respect to all of these shares.

The following table shows, as of February 1, 2018, the beneficial ownership of our common stock for:

(1)	each director and each nominee;
(2)	our principal executive officer, our principal financial officer, our interim principal financial officer, our former principal financial officer who retired during the year, and each of the other three most highly compensated Executive Officers based on total compensation for 2017 (collectively, the “Named Executive Officers”); and
(3)	all directors and Executive Officers as a group.

Unless otherwise indicated by footnote to the table, all such shares are held with sole voting and investment power, and no director or Executive Officer beneficially owns any Norfolk Southern equity securities other than our common stock. Each individual director and each Executive Officer, as well as all the directors and Executive Officers together as a group, beneficially own less than 1% of the shares of our common stock outstanding as of February 1, 2018.

Name	Shares of Common Stock	Name	Shares of Common Stock
Thomas D. Bell, Jr.	21,391[1]	Jennifer F. Scanlon	0[1]
Erskine B. Bowles	3,477[1]	James A. Squires	199,592[2]
Wesley G. Bush	15,891[1]	John R. Thompson	9,942[1]
Daniel A. Carp	39,110[1]	Cynthia C. Earhart	85,768[3]
Mitchell E. Daniels, Jr.	1,407[1]	Alan H. Shaw	15,626[4]
Marcela E. Donadio	1,434[1]	Michael J. Wheeler	14,628[5]
Steven F. Leer	73,496[1]	Thomas E. Hurlbut	10,522[6]
Michael D. Lockhart	3,732[1]	William A. Galanko	32,366[7]
Amy E. Miles	9,798[1]	Marta R. Stewart	111,933[8]
Martin H. Nesbitt	9,798[1]
19 directors and Executive Officers as a group (including the persons named above)			659,910[9]
Norfolk Southern Corporation	Page 76	www.norfolksouthern.com

Stock Ownership Information | 2018 Annual Meeting and Proxy Statement

[1]	For directors elected to the Board before January 2015, includes a one-time grant of 3,000 restricted shares to each non-employee director when that director was first elected to the Board. These grants were made pursuant to the Directors’ Restricted Stock Plan; the director may vote these shares, but has no investment power over them until they are distributed. The amounts reported also include restricted stock units which are vested and would be distributable within 60 days of a director leaving the Board: Mr. Bell, 18,391; Mr. Bowles, 0; Mr. Bush, 9,502; Mr. Carp, 35,219; Mr. Daniels, 1,407; Ms. Donadio, 1,407; Mr. Leer, 70,496; Mr. Lockhart, 0; Ms. Miles, 6,798; Mr. Nesbitt, 6,798; Ms. Scanlon, 0; and Mr. Thompson, 6,798. These restricted stock units will be settled in stock. While the directors have neither voting power nor investment power over the shares underlying these restricted stock units, the directors are entitled to receive the shares immediately upon leaving the Board. See “Non-Employee Director Compensation Table - Long-Term Incentive Plan” for more information regarding these restricted stock units. The amounts reported also include the following shares over which the identified director has shared voting and investment power through family trusts or other accounts: Mr. Bush, 3,000 and Ms. Donadio, 27. The amounts reported also include shares credited to certain directors’ accounts in a Dividend Reinvestment Plan. The amounts reported do not include 1,000 restricted stock units awarded pursuant to the Long-Term Incentive Plan to directors who were serving on the Board on January 25, 2018, which will ultimately be settled in shares of common stock upon the satisfaction of applicable vesting requirements but which do not vest within 60 days of February 1, 2018. In addition, the amounts reported do not include restricted stock units awarded under the Long-Term Incentive Plan for Mr. Bowles and Mr. Lockhart, which units will ultimately be settled in shares of common stock; because Mr. Bowles and Mr. Lockhart have each elected to have those awards distributed in ten annual installments beginning in the January after he ceases to be a director, the stock would not be issuable within 60 days of February 1, 2018 and thus is not considered common stock that is beneficially owned for SEC disclosure purposes.
[2]	Includes 153 shares credited to Mr. Squires’ account in our Thrift and Investment Plan; 90,290 shares subject to stock options granted pursuant to our Long-Term Incentive Plan with respect to which Mr. Squires has the right to acquire beneficial ownership within 60 days; and 42,089 shares owned by an immediate family member and attributable to Mr. Squires.
[3]	Includes 25,790 shares subject to stock options granted pursuant to our Long-Term Incentive Plan with respect to which Ms. Earhart has the right to acquire beneficial ownership within 60 days; and 322 shares owned by a person whose ownership may be attributable to Ms. Earhart.
[4]	Includes 1,646 shares credited to Mr. Shaw’s account in our Thrift and Investment Plan; and 9,210 shares subject to stock options granted pursuant to our Long-Term Incentive Plan with respect to which Mr. Shaw has the right to acquire beneficial ownership within 60 days.
[5]	Includes 29 shares credited to Mr. Wheeler’s account in our Thrift and Investment Plan; and 2,760 shares subject to stock options granted pursuant to our Long-Term Incentive Plan with respect to which Mr. Wheeler has the right to acquire beneficial ownership within 60 days.
[6]	Includes 5,522 shares subject to stock options granted pursuant to our Long-Term Incentive Plan with respect to which Mr. Hurlbut has the right to acquire beneficial ownership within 60 days.
[7]	Includes 15,660 shares subject to stock options granted pursuant to our Long-Term Incentive Plan with respect to which Mr. Galanko has the right to acquire beneficial ownership within 60 days.
[8]	Includes 2,818 shares credited to Ms. Stewart’s account in our Thrift and Investment Plan; 68,780 shares subject to stock options granted pursuant to our Long-Term Incentive Plan with respect to which Ms. Stewart has the right to acquire beneficial ownership within 60 days; and 3,566 shares over which Ms. Stewart shares voting and investment power.
[9]	Includes 4,646 shares credited to Executive Officers’ individual accounts under our Thrift and Investment Plan. Also includes: 218,012 shares subject to stock options granted to Executive Officers pursuant to our Long-Term Incentive Plan with respect to which the participant has the right to acquire beneficial ownership within 60 days; 42,089 shares owned by a family member whose ownership is attributed to an Executive Officer; 322 shares owned by a person whose ownership may be attributable to an Executive Officer; and 3,566 shares over which an Executive Officer shares voting and investment power. For officers, this amount does not include restricted stock units which will ultimately be settled in shares of common stock upon the satisfaction of applicable vesting requirements but which do not vest within 60 days.

Norfolk Southern Corporation	Page 77	www.norfolksouthern.com

Stock Ownership Information | 2018 Annual Meeting and Proxy Statement

ADDITIONAL OWNERSHIP
Our directors hold additional instruments that are not reported in the beneficial ownership table above but that represent additional financial interests in the Corporation that are subject to the same market risk as ownership of our common stock. The following table shows, as of February 1, 2018:

●	the shares of common stock (and restricted stock units to be settled in shares of common stock) beneficially owned;
●	the restricted stock units which will be settled in shares of common stock but which is not considered common stock that is beneficially owned for SEC disclosure purposes; and
●	the number of NS stock units credited to those non-employee directors who have made elections under the Directors’ Deferred Fee Plan to defer all or a portion of compensation and have elected to invest such amounts in phantom units of our common stock.

A more detailed discussion of director compensation can be found in “Non-Employee Director Compensation.” A stock unit represents the economic equivalent of a share of our common stock and serves to align the directors’ individual financial interests with the interests of our shareholders because the value of the directors’ holdings fluctuates with the price of our common stock. These stock units ultimately are settled in cash.

Name	Number of Shares Beneficially Owned[1]	Number of RSUs not counted towards Beneficial Ownership[2]	Number of NS Stock Units[3]	Total
Thomas D. Bell, Jr.	21,391	1,000	0	22,391
Erskine B. Bowles	3,477	12,886	8,091	24,454
Wesley G. Bush	15,891	1,000	6,173	23,064
Daniel A. Carp	39,110	1,000	6,661	46,771
Mitchell E. Daniels, Jr.	1,407	1,000	0	2,407
Marcela E. Donadio	1,434	1,000	0	2,434
Steven F. Leer	73,496	1,000	38,255	112,751
Michael D. Lockhart	3,732	24,430	13,103	41,266
Amy E. Miles	9,798	1,000	0	10,798
Martin H. Nesbitt	9,798	1,000	0	10,798
Jennifer F. Scanlon	0	1,000	0	1,000
John R. Thompson	9,942	1,000	0	10,942
[1]	Figures in this column are based on the beneficial ownership that appears on page 76.
[2]	Restricted Stock Units (RSUs) are bookkeeping units, the value of each of which corresponds to one share of our common stock. RSUs are granted to non-employee directors on an annual basis, and dividends paid on our common stock are added to the director’s RSU balance. Upon termination of the individual’s service as a director, the RSUs will be settled in shares of our common stock in a lump sum or ten annual installments, in accordance with the director’s election. For each of the directors, the amount in this column includes the 1,000 RSUs awarded to directors serving on the Board on January 25, 2018, which will ultimately be settled in shares of common stock upon the satisfaction of applicable vesting requirements but which do not vest within 60 days of February 1, 2018. For Mr. Bowles and Mr. Lockhart, the amounts in this column also includes RSUs which will ultimately be settled in shares of common stock but which would not be issuable within 60 days of February 1, 2018, as each has elected to have the awards distributed in ten annual installments beginning in the January after he ceases to be a director.
[3]	Represents NS stock units credited to the accounts of non-employee directors who have elected under the Directors’ Deferred Fee Plan to defer all or a portion of compensation and have elected to invest such amounts in “phantom” units whose value is measured by the market value of shares of our common stock, but which ultimately will be settled in cash, not in shares of common stock. NS stock units have been available under the Directors’ Deferred Fee Plan as a hypothetical investment option since January 1, 2001.
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Stock Ownership Information | 2018 Annual Meeting and Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16 of the Securities Exchange Act of 1934 requires our directors and Executive Officers and any persons beneficially owning more than 10 percent of a class of our stock to file reports of beneficial ownership and changes in beneficial ownership (Forms 3, 4 and 5) with the SEC. Based solely on our review of copies of Forms 3, 4 and 5 available to us, or written representations that no Forms 5 were required, we believe that all required Forms concerning 2017 beneficial ownership were filed on time by all directors and Executive Officers other than a dividend reinvestment account closure by Mr. Lockhart what was not timely reported due to an administrative error and which was reported promptly on a Form 4 after the oversight was discovered.
Norfolk Southern Corporation	Page 79	www.norfolksouthern.com

Voting and Proxies | 2018 Annual Meeting and Proxy Statement

VOTING AND PROXIES

This proxy statement and the proxy card relate to the Board of Directors’ solicitation of your proxy for use at our Annual Meeting of Shareholders to be held on May 10, 2018. The following questions and answers provide guidance on how to vote your shares.

WE WANT TO HEAR FROM YOU - VOTE TODAY.

Who can vote?
Shareholders who are record owners of our common stock as of the close of business on March 1, 2018, are entitled to notice of and to vote at the 2018 Annual Meeting.

As of the close of business on the Thursday, March 1, 2018, record date, 303,624,843 shares of our common stock were issued and outstanding. Of those shares, 283,304,066 shares were owned by shareholders entitled to one vote per share. The remaining 20,320,777 shares were held by our wholly owned subsidiaries, which are not entitled to vote those shares under Virginia law.

What will I be voting on?
Shareholders will be voting (i) to elect directors of Norfolk Southern (Item 1); (ii) to ratify the appointment of KPMG as our independent auditors (Item 2); (iii) on an advisory basis, on executive compensation as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosures in this proxy statement (Item 3); and (iv) if properly presented at the meeting, a shareholder proposal regarding right to act by written consent (Item 4). Item 3 is being provided as required by Section 14A of the Securities Exchange Act of 1934.

Our Board of Directors is recommending that shareholders vote FOR Items 1, 2, and 3, and AGAINST on Item 4.

How will these matters be decided at the Annual Meeting?
Voting Item		Voting Standard	Treatment of Abstentions and Broker Non-Votes	Board Recommendation
1.	Election of directors	Majority of votes cast	Not counted as votes cast and therefore no effect.	FOR EACH NOMINEE
2.	Ratification of Independent Auditors	Majority of votes cast	Abstentions are not counted as votes cast and therefore no effect. Brokers have discretionary authority to vote without direction from the beneficial owner. If cast, the votes count.	FOR
3.	Approval of advisory resolution on executive compensation	Majority of votes cast	Not counted as votes cast and therefore no effect.	FOR
4.	Shareholder proposal regarding right to act by written consent	Majority of votes cast	Not counted as votes cast and therefore no effect.	AGAINST

If you sign and return the proxy card without specifying your vote on a particular voting item, your shares will be voted in accordance with the Board Recommendation unless you revoke your proxy before the shares are voted.

We have a majority voting standard for election of directors. Each director nominee who receives a majority of the votes cast will be elected. Any current director who does not meet this standard must, pursuant to our Bylaws, promptly tender resignation to the Board of Directors for consideration by our Governance and Nominating Committee.

How many shares are needed at the Annual Meeting to constitute a quorum?
The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the 2018 Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

Who is soliciting my proxy?
The Board of Directors is soliciting your proxy to vote your shares at the 2018 Annual Meeting. If you give the Board of Directors your proxy, your shares will be voted in accordance with the selections you indicate on the proxy card.
Norfolk Southern Corporation	Page 80	www.norfolksouthern.com

Voting and Proxies | 2018 Annual Meeting and Proxy Statement

Who is paying for this solicitation?
Norfolk Southern pays the cost of preparing proxy materials and soliciting proxies, including the reimbursement, upon request, of trustees, brokerage firms, banks and other nominee record holders for the reasonable expenses they incur to forward proxy materials to beneficial owners. Our officers and other employees may solicit proxies by telephone, facsimile, electronic mail or personal interview; they receive no additional compensation for doing so. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies at an anticipated cost of $17,500, plus reasonable out-of-pocket expenses.

What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered a “shareholder of record” with respect to those shares. If your shares are held in a brokerage account or bank, broker or other nominee, you are considered the “beneficial owner” of such shares.

How do I vote if I am a shareholder of record?
If you are the record owner of any shares of our common stock (the shares are registered in your name) and received your materials by mail, you may vote your shares by completing, signing, and dating the proxy card and mailing it to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

You also may vote by telephone or the Internet in the manner described on the proxy card or the Notice of Internet Availability.

You may also vote in person by ballot by attending the Annual Meeting. To be admitted to the Annual Meeting, you must bring an admission ticket and a valid, government-issued photo identification. Please see "How do I gain admission to the Annual Meeting?" for more information.

How do I vote if I am a beneficial owner of the shares?
If you are the beneficial owner of any shares (the shares are held in street name by a broker, bank or other nominee), which is therefore the record holder of your shares), you may submit your voting instructions to the record holder using the voting instruction card if you requested these materials by mail or in the manner described on the Notice of Internet Availability. The record holder will then vote your shares in accordance with your voting instructions. You can only vote in person at the Annual Meeting if you bring an admission ticket and a valid, government-issued photo identification and a legal proxy from the record holder (the broker, bank or other nominee that holds your shares) assigning its voting authority to you.

Shares held in street name by a broker may be voted on certain matters even if the beneficial owner does not provide the broker with voting instructions; brokers have the authority under New York Stock Exchange Listing Standards to vote shares for which their customers - the beneficial owners - do not provide voting instructions on certain “routine” matters. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Item 2) is considered a routine matter for which brokers may vote shares they hold in street name, even in the absence of voting instructions from the beneficial owner. The election of directors (Item 1), approval of advisory resolution on executive compensation (Item 3), and the shareholder proposal regarding the right to act by written consent (Item 4) are not considered routine matters, and a broker cannot vote shares it holds in street name on these items if it has not received voting instructions from the beneficial owner of the shares with respect to these items.

How do I vote if I own common stock through an employee plan?
If shares are credited to your account in the Norfolk Southern Corporation Thoroughbred Retirement Investment Plan or the Thrift and Investment Plan, you will receive a voting instruction form from the trustee of that plan. Your instructions submitted by mail, over the telephone, or by Internet serve as voting instructions for the trustee of the plans, Vanguard Fiduciary Trust Company. If your instructions are not received by the trustee by 11:59 P.M. Eastern Daylight Time on May 7, 2018, the trustee will vote your shares for each item on the proxy card in the same proportion as the shares that are voted for that item pursuant to the voting instructions received by the trustee from the other participants in the respective plan. While employee plan participants may instruct the trustee how to vote their plan shares, employee plan participants can not vote their plan shares in person at the Annual Meeting.
Norfolk Southern Corporation	Page 81	www.norfolksouthern.com

Voting and Proxies | 2018 Annual Meeting and Proxy Statement

What if I change my mind after I vote?
Any shareholder of record may revoke a previously submitted proxy at any time before the shares are voted by: (a) giving written notice of revocation to our Corporate Secretary; (b) submitting new voting instructions over the telephone or the Internet; (c) delivering a new, validly completed, later-dated proxy card; or (d) attending the 2018 Annual Meeting and voting in person. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the 2018 Annual Meeting and voting in person. Employee plan participants may change their voting instructions by submitting new voting instructions to Vanguard Fiduciary Trust Company prior to 11:59 P.M. Eastern Daylight Time on May 7, 2018.

How do I gain admission to the Annual Meeting?
Only shareholders or their legal proxies may attend the Annual Meeting. All shareholders will need an admission ticket and a valid, government-issued photo identification to gain admission. To obtain a ticket, shareholders must access Shareholder Meeting Registration at www.proxyvote.com and following the instructions provided. If you are unable to print your ticket, please call Broadridge Financial Solutions, Inc. at 800-690-6903 for assistance.

For security purposes, packages, briefcases, and large pocketbooks or bags are not permitted to be brought into the Annual Meeting. Also, use of cellular and digital phones, audio tape recorders, video and still cameras, pagers, laptops, and other portable electronic devices is prohibited in the Annual Meeting.

What if my disability may make it difficult for me to attend?
We are happy to provide reasonable assistance to help you access the meeting space where the Annual Meeting is being held. Please call or write our Corporate Secretary at least two weeks before the meeting to discuss what can be done to assist you.

What is householding?
As permitted by the Securities Exchange Act of 1934, we may deliver a single copy of the Annual Report and proxy statement, or the Notice of Internet Availability, to multiple record shareholders sharing an address. This is known as householding. Upon request, we will promptly deliver a separate copy of the Annual Report or proxy statement to a shareholder at a shared address to which a single copy of the document was delivered. If you would like a separate copy of this proxy statement or the 2017 Annual Report now or in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you may contact: Denise W. Hutson, Corporate Secretary, Norfolk Southern Corporation, Three Commercial Place, 13th Floor, Norfolk, Virginia 23510-9219 (telephone 757-823-5567).

Are votes confidential? Who counts the votes?
We have policies in place to safeguard the confidentiality of proxies and ballots. American Election Services, LLC, Rockville, Maryland, which we have retained to tabulate all proxies and ballots cast at the 2018 Annual Meeting, is bound contractually to maintain the confidentiality of the voting process. In addition, each Inspector of Election will have taken the oath required by Virginia law to execute duties faithfully and impartially.

None of our employees or members of our Board of Directors have access to completed proxies or ballots and, therefore, do not know how individual shareholders vote on any matter. However, when a shareholder writes a question or comment on a proxy or ballot, or when there is a need to determine the validity of a proxy or ballot, our management and/or their representatives may be involved in providing the answer to the question or in determining such validity.

Who can I call with questions?
You may contact:

Denise W. Hutson, Corporate Secretary
Norfolk Southern Corporation
Three Commercial Place, 13th Floor
Norfolk, Virginia 23510-9219
Telephone 757-823-5567
Norfolk Southern Corporation	Page 82	www.norfolksouthern.com

Voting and Proxies | 2018 Annual Meeting and Proxy Statement

Reconciliation of Non-GAAP Financial Measures
Information included within this Proxy Statement includes non-GAAP financial measures, as defined by SEC Regulation G. On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law. For 2017, our financial statements reflect the impact of the Tax Act and are presented in accordance with GAAP. However, for purposes of period-over-period comparability, these financial results are adjusted to exclude the impact of the Tax Act, and are considered to be non-GAAP financial measures. Specifically, the adjustments remove the effects of remeasurements of net deferred tax liabilities related to the reduction of the federal corporate income tax rate from 35 percent to 21 percent.

While the Corporation believes that these non-GAAP financial measures are useful in evaluating the Corporation’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

Year-Ended Dec. 31, 2017 ($ in millions except per share amounts)
Income from railway operations	$3,586
Effect of tax reform	($151)
Adjusted income from railway operations	$3,435
Operating ratio (%)	66.0%
Effect of tax reform (%)	1.4%
Adjusted operating ratio (%)	67.4%
Net income	$5,404
Effect of tax reform	($3,482)
Adjusted net income	$1,922
Diluted earnings per share	$18.61
Effect of tax reform	($12.00)
Adjusted diluted earnings per share	$6.61
Norfolk Southern Corporation	Page 83	www.norfolksouthern.com

NORFOLK SOUTHERN CORPORATION
ATTN: ELIZABETH C. PARKER
THREE COMMERCIAL PLACE
NORFOLK, VA 23510-2191

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on Wednesday, May 9, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic proxy card. Then follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on Wednesday, May 9, 2018. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Complete, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
SHAREHOLDER MEETING REGISTRATION
To attend the meeting in person, go to the “Register for Meeting” link at www.proxyvote.com.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E37216-P01630	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
NORFOLK SOUTHERN CORPORATION
The Board of Directors recommends you vote FOR items 1-3:
1.	Elections of Directors
	Nominees:		For	Against	Abstain
	1a.	Thomas D. Bell, Jr.	☐	☐	☐

	1b.	Wesley G. Bush	☐	☐	☐

	1c.	Daniel A. Carp	☐	☐	☐

	1d.	Mitchell E. Daniels, Jr.	☐	☐	☐

	1e.	Marcela E. Donadio	☐	☐	☐

	1f.	Steven F. Leer	☐	☐	☐

	1g.	Michael D. Lockhart	☐	☐	☐

	1h.	Amy E. Miles	☐	☐	☐

	1i.	Martin H. Nesbitt	☐	☐	☐

For address changes and/or comments, please mark this box and write them on the back where indicated.					☐

The Board of Directors recommends you vote FOR items 1-3:
			For	Against	Abstain
	1j.	Jennifer F. Scanlon	☐	☐	☐

	1k.	James A. Squires	☐	☐	☐

	1l.	John R. Thompson	☐	☐	☐

2.	Ratification of the appointment of KPMG LLP, independent registered public accounting firm, as Norfolk Southern's independent auditors for the year ending December 31, 2018.		☐	☐	☐

3.	Approval of advisory resolution on executive compensation, as disclosed in the proxy statement for the 2018 Annual Meeting of Shareholders.		☐	☐	☐

The Board of Directors recommends you vote AGAINST item 4:
4.	If properly presented at the meeting, a shareholder proposal regarding right to act by written consent.		☐	☐	☐

NOTE: In addition, in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E37217-P01630
PROXY
NORFOLK SOUTHERN CORPORATION
THREE COMMERCIAL PLACE, NORFOLK, VIRGINIA 23510
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 10, 2018
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints and authorizes John M. Scheib, Denise W. Hutson and Virginia K. Fogg, and each or any of them, proxy for the undersigned, with full power of substitution, to represent and vote all shares of Norfolk Southern Corporation common stock held by the undersigned with the same force and effect as the undersigned at the Annual Meeting of Shareholders of Norfolk Southern Corporation to be held at the Hilton Norfolk The Main, 100 East Main Street, Norfolk, Virginia, on Thursday, May 10, 2018, at 8:30 A.M., Eastern Daylight Time, and at any adjournments, postponements or rescheduling thereof, upon the matters more fully set forth in the proxy statement dated March 21, 2018, and to transact such other business as properly may come before such meeting(s).

The undersigned acknowledges receipt of the Notice and Proxy Statement dated in each case March 21, 2018. All other proxies heretofore given by the undersigned to vote shares of Norfolk Southern Corporation common stock are expressly revoked hereby.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE OTHER SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, RATIFICATION OF KPMG AS INDEPENDENT AUDITORS, AND APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION, AND "AGAINST" THE SHAREHOLDER PROPOSAL REGARDING RIGHT TO ACT BY WRITTEN CONSENT. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side.)